     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1997

                                                     REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           UNITED AUTO GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              5511                      22-3086739
     (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
  OF INCORPORATION OF ORGANIZATION)       CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                  UAG NORTHEAST, INC.                            DELAWARE                      6719                13-3914604
               UAG NORTHEAST (NY), INC.                          NEW YORK                      6719                13-3915001
                DIFEO PARTNERSHIP, INC.                          DELAWARE                      6719                22-3145559
             DIFEO PARTNERSHIP VIII, INC.                        DELAWARE                      6719                22-3187703
              DIFEO PARTNERSHIP IX, INC.                         DELAWARE                      6719                22-3187702
              DIFEO PARTNERSHIP HCT, INC.                        DELAWARE                      6719                22-3187710
              DIFEO PARTNERSHIP RCM, INC.                        DELAWARE                      6719                22-3187707
              DIFEO PARTNERSHIP RCT, INC.                        DELAWARE                      6719                22-3187709
              DIFEO PARTNERSHIP SCT, INC.                        DELAWARE                      6719                22-3187705
                  HUDSON TOYOTA, INC.                           NEW JERSEY                     6719                22-1919268
                 SOMERSET MOTORS, INC.                          NEW JERSEY                     6719                22-2986160
             COUNTY AUTO GROUP PARTNERSHIP                      NEW JERSEY                     5511                13-3678489
               DANBURY AUTO PARTNERSHIP                         NEW JERSEY                     5511                06-1349205
         DANBURY CHRYSLER PLYMOUTH PARTNERSHIP                  NEW JERSEY                     5511                06-1359706
                 DIFEO BMW PARTNERSHIP                          NEW JERSEY                     5511                22-3186285
            DIFEO CHEVROLET-GEO PARTNERSHIP                     NEW JERSEY                     5511                22-3186253
    DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP              NEW JERSEY                     5511                22-3186252
               DIFEO HYUNDAI PARTNERSHIP                        NEW JERSEY                     5511                22-3186280
               DIFEO LEASING PARTNERSHIP                        NEW JERSEY                     7515                22-3193493
               DIFEO NISSAN PARTNERSHIP                         NEW JERSEY                     5511                22-3186257
            FAIR CHEVROLET-GEO PARTNERSHIP                      NEW JERSEY                     5511                06-1349192
               FAIR HYUNDAI PARTNERSHIP                         NEW JERSEY                     5511                06-1349181
               HUDSON MOTORS PARTNERSHIP                        NEW JERSEY                     5511                22-3186282
              J&F OLDSMOBILE PARTNERSHIP                        NEW JERSEY                     5511                22-3186266
                    OCM PARTNERSHIP                             NEW JERSEY                     5511                22-3248309
                    OCT PARTNERSHIP                             NEW JERSEY                     5511                22-3248308
              ROCKLAND MOTORS PARTNERSHIP                       NEW JERSEY                     5511                13-3678488
              SOMERSET MOTORS PARTNERSHIP                       NEW JERSEY                     5511                22-3186283
                 UNITED LANDERS, INC.                            DELAWARE                      6719                13-3860266
               LANDERS AUTO SALES, INC.                          ARKANSAS                      5511                71-0463494
              LANDERS BUICK-PONTIAC, INC.                        ARKANSAS                      5511                71-0765000
            LANDERS UNITED AUTO GROUP, INC.                      ARKANSAS                      5521                71-0784996
         LANDERS UNITED AUTO GROUP NO. 2, INC.                   ARKANSAS                      5521                71-0796323
         LANDERS UNITED AUTO GROUP NO. 3, INC.                   ARKANSAS                      5521                71-0792693
         LANDERS UNITED AUTO GROUP NO. 4, INC.                   ARKANSAS                      6719                71-0799357
                   UAG ATLANTA, INC.                             DELAWARE                      6719                13-3865530
                 ATLANTA TOYOTA, INC.                              TEXAS                       5511                58-1786146
                 UAG ATLANTA II, INC.                            DELAWARE                      6719                22-3439248
                  UNITED NISSAN, INC.                             GEORGIA                      5511                58-2038392
                 UAG ATLANTA III, INC.                           DELAWARE                      6719                13-3914606
                PEACHTREE NISSAN, INC.                            GEORGIA                      5511                58-1273321
                    UAG WEST, INC.                               DELAWARE                      6719                13-3914611
                       LRP, LTD.                                  ARIZONA                      5511                86-0805727
                  SA AUTOMOTIVE, LTD.                             ARIZONA                      5511                86-0583813
                  SL AUTOMOTIVE, LTD.                             ARIZONA                      5511                86-0610228
                 SCOTTSDALE AUDI, LTD.                            ARIZONA                      5511                86-0839423
           SCOTTSDALE MANAGEMENT GROUP, LTD.                      ARIZONA                      8741                86-0573438
                    SK MOTORS, LTD.                               ARIZONA                      5511                86-0839422
                 SPA AUTOMOTIVE, LTD.                             ARIZONA                      5511                86-0389559
                     SUN BMW, LTD.                                ARIZONA                      5511                86-0782655
                 UAG ATLANTA IV, INC.                            DELAWARE                      6719                13-3914607
              UAG ATLANTA IV MOTORS, INC.                         GEORGIA                      5511                58-1092076
                  UAG ATLANTA V, INC.                            DELAWARE                      6719                13-3914609
                 CONYERS NISSAN, INC.                             GEORGIA                      5511                58-1286561
                  UAG TENNESSEE, INC.                            DELAWARE                      6719                13-3914610
                  UNITED NISSAN, INC.                            TENNESSEE                     5511                62-0790848
                    UAG TEXAS, INC.                              DELAWARE                      6719                13-3933080
                  UAG TEXAS II, INC.                             DELAWARE                      6719                13-3933083
               SHANNON AUTOMOTIVE, LTD.                            TEXAS                       5511                76-0528837
                   UAG NEVADA, INC.                              DELAWARE                      6719                13-394-3658
                  UNITED NISSAN, INC.                             NEVADA                       5511                88-0166773
                    UAG EAST, INC.                               DELAWARE                      6719                13-394-4970



                AMITY AUTO PLAZA, LTD.                           NEW YORK                      5511                11-294-0031
           AMITY NISSAN OF MASSAPEQUA, LTD.                      NEW YORK                      5511                11-2428171
           AUTO MALL PAYROLL SERVICES, INC.                       FLORIDA                      8721                65-0168491
                AUTO MALL STORAGE, INC.                           FLORIDA                      7521                65-0733691
            FLORIDA CHRYSLER PLYMOUTH, INC.                       FLORIDA                      5511                59-2676162
              J&S AUTO REFINISHING, LTD.                         NEW YORK                      7532                11-3266285
              NORTHLAKE AUTO FINISH, INC.                         FLORIDA                      7532                65-0069290
                 PALM AUTO PLAZA, INC.                            FLORIDA                      5511                65-0224472
               WEST PALM AUTO MALL, INC.                          FLORIDA                      8741                65-0050208
               WEST PALM INFINITI, INC.                           FLORIDA                      5511                65-0132666
                WEST PALM NISSAN, INC.                            FLORIDA                      5511                59-2664962
                 WESTBURY NISSAN, LTD.                           NEW YORK                      5511                11-304-9910
               WESTBURY SUPERSTORE, LTD.                         NEW YORK                      5511                11-298-3989
                  UAG CAROLINA, INC.                             DELAWARE                      6719                13-3959601
               GENE REED CHEVROLET, INC.                      SOUTH CAROLINA                   5511                57-0714181
          MICHAEL CHEVROLET-OLDSMOBILE, INC.                  SOUTH CAROLINA                   5511                57-0917132
             REED LALLIER CHEVROLET, INC.                     NORTH CAROLINA                   5511                56-1632500
                 UAG ATLANTA VI, INC.                            DELAWARE                      6719                13-3960863
     UNITED JEEP EAGLE CHRYSLER PLYMOUTH OF STONE                 GEORGIA                      5511                58-1859444
                    MOUNTAIN, INC.
                 UNITED AUTOCARE, INC.                           DELAWARE                      6399                13-3920140
            UNITED AUTOCARE PRODUCTS, INC.                       DELAWARE                      5531                13-3922210
             UAG CAPITAL MANAGEMENT, INC.                        DELAWARE                      6799                13-3933904
               UAG FINANCE COMPANY, INC.                         DELAWARE                      6399                13-3953915
            (Exact names of co-registrants             (State or other jurisdiction      (Primary Standard      (I.R.S. Employer
            as specified in their charters)                 of incorporation of      Industrial Classification   Identification
                                                               organization)               Code Number)               No.)

                               375 PARK AVENUE
                           NEW YORK, NEW YORK 10152
                                (212) 223-3300
        (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                          PHILIP N. SMITH, JR., ESQ.
                  SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           UNITED AUTO GROUP, INC.
                               375 PARK AVENUE
                           NEW YORK, NEW YORK 10152
                                (212) 223-3300
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               WITH A COPY TO:
                          Laurence D. Weltman, Esq.
                           Willkie Farr & Gallagher
                             One Citicorp Center
                             153 East 53rd Street
                           New York, New York 10022
                                (212) 821-8000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

                                                  PROPOSED
     TITLE OF EACH CLASS                          MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
       OF SECURITIES TO        AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
        BE REGISTERED           REGISTERED          (1)             PRICE (1)           FEE
----------------------------  -------------- ----------------  ------------------ --------------
11% Senior Subordinated
 Notes
 Due 2007                      $150,000,000         100%          $150,000,000        $45,455
----------------------------  -------------- ----------------  ------------------ --------------
Guarantees (2)                           (3)         (3)                    (3)            (2)
----------------------------  -------------- ----------------  ------------------ --------------

(1)     Estimated solely for the purpose of calculating the registration fee.
(2) Each Guarantor (as defined) is registering a Guarantee (as defined) of the payment of the principal of, premium, if any, and interest on the Notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.
(3)     Not applicable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED       , 1997
       OFFER FOR ALL OUTSTANDING 11% SENIOR SUBORDINATED NOTES DUE 2007
            IN EXCHANGE FOR UP TO $150,000,000 PRINCIPAL AMOUNT OF
                    11% SENIOR SUBORDINATED NOTES DUE 2007
                                      OF

                           UNITED AUTO GROUP, INC.

                              THE EXCHANGE OFFER
          WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON     , 1997
                               UNLESS EXTENDED

   United Auto Group, Inc., a Delaware corporation ("UAG" or the "Company"), hereby offers upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 11% Senior Subordinated Notes due 2007 (the "New Notes") for each $1,000 principal amount of its issued and outstanding 11% Senior Subordinated Notes due 2007 (the "Old Notes" and, together with the New Notes, the "Notes") from the holders thereof. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain terms providing for an increase in the interest rate thereon under certain circumstances described in the Registration Rights Agreement (as defined). The New Notes evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the same benefits under, the Indenture (as defined) governing the Old Notes.

   The Notes will mature on July 15, 2007. Interest on the Notes accrues at the rate of 11% per annum and is payable semiannually in arrears on January 15 and July 15 of each year, commencing on January 15, 1998. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the redemption date. In addition, at any time prior to July 15, 2000, the Company may redeem the Notes at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings (as defined); provided, however, that at least $100.0 million in aggregate principal amount of Notes shall remain outstanding after each such redemption. Upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the Company to repurchase all or any portion of such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the purchase date.

                                                (Cover continued on next page)

   SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT HOLDERS TO THE OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND THAT PROSPECTIVE INVESTORS IN THE NEW NOTES SHOULD CONSIDER IN CONNECTION WITH SUCH INVESTMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is       , 1997

(Cover continued from previous page)

   The Notes are unsecured obligations of the Company, subordinated in right of payment to all Senior Debt (as defined) of the Company, including all obligations under the Company's Senior Credit Facility (as defined). The Notes are guaranteed on a joint and several basis (the "Guarantees") by substantially all of the subsidiaries of the Company (the "Guarantors"). The Guarantees are unsecured obligations of the Guarantors, subordinated in right of payment to all Senior Debt of the Guarantors, including all of the Guarantors' obligations under their guarantees of the Senior Credit Facility and all floor plan notes payable (of which $269.0 million was outstanding on a pro forma basis as of June 30, 1997).

   The New Notes will bear interest from and including the date of issuance thereof. Holders (as defined) whose Old Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes, but will not receive any payment in respect of interest on the Old Notes accrued after the issuance of the New Notes.

   The Old Notes were originally issued and sold on July 23, 1997 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A under the Securities Act (the "Initial Offering"). The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.

   Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes and (iii) it is acquiring the New Notes in the ordinary course of its business (a Holder unable to make the foregoing representations is referred to as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

   Each broker-dealer (other than a Restricted Holder) that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") is required to acknowledge in the Letter of Transmittal that it acquired the Old Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such New Notes. Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Company has agreed that for a period of 120 days following consummation of the Exchange Offer it will make this Prospectus available, for use in connection with any such resale, to any Participating Broker-Dealer that notifies the Company in the Letter of Transmittal that it may be subject to such prospectus delivery requirements. The Company believes that during such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities. See "Exchange Offer" and "Plan of Distribution".

   Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

   The New Notes are new securities for which there is currently no market. The Company presently does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market. The

                                                (Cover continued on next page)

(Cover continued from previous page)

Company has been advised by J.P. Morgan Securities Inc., Salomon Brothers Inc, CIBC Wood Gundy Securities Corp., Montgomery Securities and Scotia Capital Markets (USA) Inc. (the "Initial Purchasers") that, following completion of the Exchange Offer, they presently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time without notice. There can be no assurance that an active public market for the New Notes will develop.

   Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. It is not expected that an active market for the Old Notes will develop while they are subject to restrictions on transfer. See "Risk Factors -- Consequences of Failure to Exchange."

   The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City
time, on the date the Exchange Offer expires, which will be          , 1997
(the "Expiration Date"), unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay all of the expenses incurred by it in connection with the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

   This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of          , 1997.

   The Company will not receive any proceeds from this Exchange Offer. No dealer-manager has been retained in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NEW NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR THE GUARANTORS SINCE THE DATE HEREOF.

                              TABLE OF CONTENTS

                                          PAGE
Prospectus Summary......................     6
Risk Factors............................    16
Use of Proceeds.........................    23
Capitalization..........................    24
Pro Forma Condensed
 Consolidated Financial Statements .....    25
Selected Consolidated Financial Data ...    32
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations.............................    34
Business................................    40
The Exchange Offer......................    56
Management..............................    65
Certain Relationships and Related
 Transactions...........................    70
Security Ownership......................    72
Description of Senior Credit Facility ..    73
Description of Notes....................    74
Certain U.S. Federal Income Tax
 Considerations.........................    99
Plan of Distribution....................   101
Legal Matters...........................   102
Experts.................................   102
Available Information...................   102
Index to Financial Statements...........   F-1

               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S FINANCIAL POSITION AND BUSINESS STRATEGY, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

   This Prospectus includes statistical data regarding the automotive retailing industry. Unless otherwise indicated, such data is taken or derived from information published by the Industry Analysis Division of the National Automobile Dealers Association in its NADA Data 1996, Crain Communications Inc. in its Automotive News 100-Year Almanac and 1997 Market Data Book and ADT Automotive, Inc. in its 1997 Used Car Market Report or provided to the Company by CNW Marketing Research.

   NO AUTOMOBILE MANUFACTURER HAS BEEN INVOLVED, DIRECTLY, OR INDIRECTLY, IN THE PREPARATION OF THIS PROSPECTUS OR IN THE EXCHANGE OFFER BEING MADE HEREBY. NO MANUFACTURER HAS MADE ANY STATEMENTS OR REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OR HAS PROVIDED ANY INFORMATION OR MATERIALS THAT ARE USED IN CONNECTION WITH THE EXCHANGE OFFER, AND NO MANUFACTURER HAS ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THIS PROSPECTUS.

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and historical and pro forma financial statements included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" or "UAG" include United Auto Group, Inc. and its subsidiaries. Unless otherwise indicated, all pro forma financial information assumes that all acquisitions consummated subsequent to January 1, 1996 and reflected therein were consummated on January 1, 1996.

                                 THE COMPANY

   UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company is the second largest publicly-traded retailer of new motor vehicles in the United States, operating 57 franchises located in Arizona, Arkansas, Connecticut, Florida, Georgia, Nevada, New Jersey, New York, North Carolina, South Carolina, Tennessee and Texas and representing 27 American, Asian and European brands. As an integral part of its dealership operations, UAG also sells used vehicles. All of UAG's franchised dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Auto Finance Corporation ("Atlantic Finance"), an automobile finance company engaged in the purchase, sale and servicing of primarily prime credit quality automobile loans originated by both UAG and third-party dealerships. For the year ended December 31, 1996, on a pro forma basis, the Company retailed 62,769 new and 35,106 used vehicles. For the six months ended June 30, 1997 and the year ended December 31, 1996, on a pro forma basis, the Company had revenues of $1.2 billion and $2.4 billion, respectively, and EBITDA of $32.7 million and $65.5 million, respectively.

COMPETITIVE STRENGTHS

   The Company has attained a leading position in its industry through a series of acquisitions. The Company attributes its success and its continued opportunities for growth and profitability to the following competitive strengths:

  DIVERSE PRODUCT AND GEOGRAPHIC PORTFOLIO. Since its initial acquisition in October 1992, the Company has completed 18 dealership acquisitions organized into eight geographic hubs including the New York, Atlanta and Phoenix metropolitan areas. Brand portfolio is carefully managed to reduce the risks associated with both changes in consumer preferences and dependence on any single manufacturer or market segment. Also, geographic diversity mitigates the Company's exposure to regional economic and weather conditions. The Company will continue to target dealerships in the South, Southeast and Southwest regions of the United States, which benefit from lower operating costs than those of other regions and favorable climatic conditions throughout the year.

  SCALE OF OPERATIONS. The Company's scale of operations allows it to enhance revenues and reduce costs relative to smaller dealership groups and stand-alone dealerships. For example, through its United AutoCare subsidiary, UAG dealerships market a variety of aftermarket products and services that generate additional revenues previously captured by third-party vendors. The Company believes that United AutoCare's size and large customer pool allow it to provide credit insurance at more favorable rates than its smaller competitors. The Company's bulk purchasing of appearance packages and other aftermarket products provides opportunities for improved margins relative to smaller dealership groups. UAG also benefits from its large number of dealerships and high sales volumes when negotiating floor plan financing rates. Also, the Company believes that its hub strategy provides opportunities to lower used vehicle acquisition costs at the regional level.

  ACCESS TO CAPITAL MARKETS. The Company believes that its proven ability to access the capital markets is a competitive advantage. The capital raised allows the Company to implement its acquisition program in order to continue to participate in the consolidation of the automotive retailing industry. The Company is often sought out by potential sellers who are attracted by UAG's ability to acquire their dealerships for a combination of cash and stock.

  CUSTOMER FOCUS. Central to UAG's overall philosophy is customer-oriented service designed to meet the needs of an increasingly sophisticated and demanding automotive consumer. Each of the Company's dealerships is a full-service operation, providing sales, service and parts departments. The Company seeks to provide its customers with a satisfying, pleasant and informative retailing experience, which entails "one-stop" shopping convenience, competitive pricing and a sales staff that is knowledgeable about product offerings and responsive to a customer's particular needs. Continuous training of the sales force focuses on providing skills that improve its interactions with customers. A key management tool at UAG is customer service index ("CSI") scores, which are derived from data accumulated by manufacturers through customer surveys. These scores are monitored carefully by management to improve dealership operations and are used as a factor in determining compensation of general managers.

BUSINESS STRATEGY

   UAG seeks to be a leader in the consolidation of the automotive retailing industry and to increase shareholder value through a strategy that includes the following principal elements:

  ACQUIRE AND INTEGRATE PROFITABLE DEALERSHIP OPERATIONS. UAG seeks to capitalize on continuing consolidation in the $675 billion U.S. automotive retailing industry by selectively acquiring profitable dealerships. The Company targets dealerships or dealership groups with established records of profitability as well as with experienced management willing to remain in place. The Company focuses on opportunities in geographic markets with above-average projected population and job growth. Of the approximately 22,000 dealerships in the United States, the Company believes that at least 2,000 dealerships, some of which are members of dealership groups, meet its acquisition criteria. The Company may also target dealerships in North American markets outside the United States. The Company is also creating regional hubs of dealerships that will be able to share administrative and other operations to reduce costs.

  GROW HIGHER-MARGIN OPERATING BUSINESSES. UAG is focusing on growing its higher-margin businesses such as the retail sale of used vehicles, aftermarket products and service and parts. UAG receives a steady supply of used vehicles through trade-ins, vehicles coming off lease ("off-lease vehicles") and used car auctions open only to new car dealers. In addition, only new car dealers are able to sell used cars certified by manufacturers. Through these programs, UAG is able to provide customers with manufacturer-backed extended warranties and attractive financing on their used car purchases. UAG also has the opportunity on each new or used vehicle sold to generate incremental revenue from the sales of aftermarket products, including accessories such as radios, cellular phones and alarms, as well as agency services such as extended service contracts, credit insurance policies and financing and lease contracts. Finally, each UAG new car dealership offers an integrated service and parts department, which provides an important recurring revenue stream to the Company's dealerships. UAG's service and parts-related gross profit for the three months ended June 30, 1997 covered 53.7% of the Company's total fixed cost base ("service absorption"), up from 46% in 1995. The Company has targeted a service absorption rate of 60%.

  IMPLEMENT "BEST PRACTICES." The Chairman's Committee, comprised of senior executive officers and key managers, meets regularly to review the operating performance of individual dealerships as well as to examine important industry trends and, where appropriate, recommend specific operating improvements. This facilitates implementation of successful strategies throughout the organization so that each dealership can benefit from the successes of the others as well as from the knowledge and experience of UAG's senior management. Management also attends various industry-sponsored leadership and management seminars and receives continuing education in products, marketing strategies and management information systems. The Company shares training techniques across its dealership base and has made improving service absorption and aftermarket revenues a Company-wide focus.

  GENERATE INCREMENTAL REVENUE FROM AUTOMOBILE FINANCE BUSINESS. In 1996, industry wide, greater than 70% of new and used automobiles purchased from franchised dealerships and independent businesses were financed. To further increase the incremental profit achievable through its vehicle sales by capturing some of this financing business, the Company established Atlantic Finance, an automobile finance company engaged in the purchase, sale and servicing of primarily prime credit quality automobile loans originated by both UAG and third-party dealerships. Led by an experienced management team, Atlantic Finance seeks to grow by (i) increasing its business with existing UAG dealerships, including those with which it has yet to commence financing activities, (ii) commencing financing activities with dealerships acquired by UAG in the future and (iii) using its presence in its local operating markets to cultivate relationships with additional unaffiliated dealerships.

1996 ACQUISITIONS

   The Company completed six dealership acquisitions during 1996 (the "1996 Acquisitions") for total aggregate consideration of approximately $95.8 million. In 1996, these dealerships had total sales of approximately $635.4 million. These dealerships are located in Arizona, Georgia and Tennessee and collectively operate Acura, Audi, BMW, Land Rover, Lexus, Nissan, Porsche and Toyota franchises. In addition, concurrently with the Company's initial public offering in October 1996 (the "IPO"), the Company acquired the minority interests in three subsidiaries in exchange for 1,113,841 shares of the Company's Voting Common Stock ("Common Stock") plus certain other consideration (the "Minority Exchange"). See "Certain Relationships and Related Transactions."

1997 ACQUISITIONS

   The Company has completed six dealership acquisitions to date during 1997 (the "1997 Acquisitions") for total aggregate consideration of approximately $117.7 million. In 1996, these dealerships had total sales of approximately $808.4 million. These dealerships are located in Arkansas, Florida, Georgia, Nevada, New York, North Carolina, South Carolina and Texas and collectively operate Chrysler-Plymouth, General Motors, Infiniti, Isuzu, Jeep-Eagle, Nissan and Toyota franchises.

PENDING ACQUISITIONS

   The Company has signed definitive agreements to make the following acquisitions (the "Pending Acquisitions"). The automobile franchises to be acquired in the Pending Acquisitions are set forth in "Business--Acquisition History." The Exchange Offer is not conditioned upon the consummation of any of the Pending Acquisitions, and no assurance can be made that one or more of the Pending Acquisitions, each of which is subject to customary conditions (including manufacturer approvals), will not terminate prior to consummation.

   On July 25, 1997, the Company signed a definitive agreement to acquire the Lynn Alexander Group, located in San Angelo, Texas, for a purchase price of $10.6 million in cash and a $1.3 million note. The Lynn Alexander Group had approximately $90.0 million in revenues in 1996.

   On July 25, 1997, the Company signed a definitive agreement to acquire Classic Auto Group, located in the Philadelphia, Pennsylvania, metropolitan area, for a purchase price of $28.0 million in cash and a $2.0 million note. The Classic Auto Group had approximately $233.0 million in revenues in 1996.

   On August 25, 1997, the Company signed a definitive agreement to acquire Shreveport Dodge, located in Shreveport, Louisiana, for a purchase price of $3.5 million in cash.

SERIES B NOTES OFFERING

   On September 16, 1997, the Company issued $50,000,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2007, Series B (the "Series B Notes") in an offering exempt from registration under the Securities Act pursuant to Rule 144A thereunder. The Series B Notes are substantially identical to, and rank pari passu in right of payment with, the Notes. The Series B Notes were issued at 100.75% of their principal amount. The approximately $48.7 million in net proceeds of such offering were deposited with the Company's floor plan lenders and are available for working capital and general corporate purposes, including acquisitions.

   The Company was incorporated in the State of Delaware in December 1990 and commenced dealership operations in October 1992. The Company's executive offices are located at 375 Park Avenue, New York, New York 10152, and its telephone number is (212) 223-3300.

                              THE EXCHANGE OFFER

REGISTRATION RIGHTS AGREEMENT .........  The Old Notes were sold by the
                                         Company on July 23, 1997 to the
                                         Initial Purchasers, who resold the
                                         Old Notes (i) to "qualified
                                         institutional buyers" (as defined in
                                         Rule 144A under the Securities Act)
                                         in reliance upon Rule 144A under the
                                         Securities Act and (ii) outside the
                                         United States to persons other than
                                         U.S. persons in reliance upon
                                         Regulation S under the Securities
                                         Act. In connection therewith, the
                                         Company, the Guarantors named therein
                                         and the Initial Purchasers entered
                                         into the Registration Rights
                                         Agreement dated as of July 23, 1997
                                         (the "Registration Rights
                                         Agreement"), providing for, among
                                         other things, the Exchange Offer.

THE EXCHANGE OFFER ....................  The Company is offering to exchange up to $150,000,000 aggregate
                                         principal amount of New Notes for up
                                         to $150,000,000 aggregate principal
                                         amount of Old Notes issued in the
                                         Initial Offering in reliance upon an
                                         exemption from registration under the
                                         Securities Act. Upon consummation of
                                         the Exchange Offer, the terms of the
                                         New Notes (including principal
                                         amount, interest rate, maturity and
                                         ranking) will be identical in all
                                         material respects to the terms of the
                                         Old Notes for which they may be
                                         exchanged pursuant to the Exchange
                                         Offer, except that the New Notes have
                                         been registered under the Securities
                                         Act and therefore will not bear
                                         legends restricting their transfer
                                         and will not contain terms providing
                                         for an increase in the interest rate
                                         thereon under certain circumstances
                                         described in the Registration Rights
                                         Agreement.

MINIMUM CONDITION .....................  The Exchange Offer is not conditioned upon any minimum aggregate principal
                                         amount of Old Notes being tendered
                                         for exchange.

EXPIRATION DATE .......................  The Exchange Offer will expire at
                                         5:00 p.m., New York City time, on ,
                                                     1997, unless extended (the
                                         "Expiration Date").

EXCHANGE DATE .........................  The date of acceptance for exchange of the Old Notes will be the first
                                         business day practicable following
                                         the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER ......  The obligation of the Company to consummate the Exchange Offer is
                                         subject to certain conditions. See
                                         "The Exchange Offer--Conditions." The
                                         Company reserves the right to
                                         terminate or amend the Exchange Offer
                                         at any time prior to the Expiration
                                         Date upon the occurrence of any such
                                         condition.

WITHDRAWAL RIGHTS .....................  Tenders may be withdrawn at any time prior to the Expiration Date. Any Old
                                         Notes not accepted for any reason
                                         will be returned without expense to
                                         the tendering holders thereof as
                                         promptly as practicable after the
                                         expiration or termination of the
                                         Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES ....  See "The Exchange Offer--Procedures
                                         for Tendering."

FEDERAL INCOME TAX CONSEQUENCES .......  The exchange of Old Notes for New
                                         Notes by Holders will not be a
                                         taxable exchange for federal income
                                         tax purposes, and Holders should not
                                         recognize any taxable gain or loss or
                                         any interest income as a result of
                                         such exchange.

CERTAIN REPRESENTATIONS ...............  Each Holder desiring to participate in the Exchange Offer will be
                                         required to represent, among other
                                         things, that (i) it is not an
                                         "affiliate" (as defined in Rule 405
                                         of the Securities Act) of the
                                         Company, (ii) it is not engaged in,
                                         and does not intend to engage in, and
                                         has no arrangement or understanding
                                         with any person to participate in, a
                                         distribution of the New Notes and
                                         (iii) it is acquiring the New Notes
                                         in the ordinary course of its
                                         business (a Holder unable to make the
                                         foregoing representations is referred
                                         to as a "Restricted Holder").

TRANSFER RESTRICTIONS ON NEW NOTES ....  Based upon interpretations by the staff of the Commission, the Company
                                         believes that New Notes issued
                                         pursuant to the Exchange Offer to
                                         Participating Broker-Dealers may be
                                         offered for resale, resold, and
                                         otherwise transferred by a
                                         Participating Broker-Dealer upon
                                         compliance with the prospectus
                                         delivery requirements, but without
                                         compliance with the registration
                                         requirements, of the Securities Act.
                                         The Company has agreed that for a
                                         period of 120 days following
                                         consummation of the Exchange Offer it
                                         will make this Prospectus available,
                                         for use in connection with any such
                                         resale, to any Participating
                                         Broker-Dealer that notifies the
                                         Company in the Letter of Transmittal
                                         that it may be subject to such
                                         prospectus delivery requirements. The
                                         Company believes that during such
                                         period of time, delivery of this
                                         Prospectus, as it may be amended or
                                         supplemented, will satisfy the
                                         prospectus delivery requirements of a
                                         Participating Broker-Dealer engaged
                                         in market-making or other trading
                                         activities. See "Exchange Offer" and
                                         "Plan of Distribution." Based upon
                                         interpretations by the staff of the
                                         Commission, the Company believes that
                                         New Notes issued pursuant to the
                                         Exchange Offer may be offered for
                                         resale, resold, and otherwise
                                         transferred by a Holder thereof
                                         (other than a Restricted Holder or a
                                         Participating Broker-Dealer) without
                                         compliance with the registration and
                                         prospectus delivery requirements of
                                         the Securities Act.

EFFECT ON HOLDERS OF OLD NOTES ........  As a result of the making of this
                                         Exchange Offer, and upon acceptance
                                         for exchange of all validly tendered
                                         Old Notes pursuant to the terms of
                                         this Exchange Offer, the holders of
                                         the Old Notes will have no further
                                         registration or other rights under
                                         the Registration Rights Agreement,
                                         except under certain limited
                                         circumstances. Holders of the Old
                                         Notes who do not tender their Old
                                         Notes in the Exchange Offer will
                                         continue to hold such Old Notes and
                                         will be entitled to all the rights
                                         and limitations applicable thereto
                                         under the Indenture dated as of July
                                         23, 1997 among the Company, the
                                         Guarantors and The Bank of New York,
                                         as trustee (the "Trustee"), relating
                                         to the Old Notes and the New Notes
                                         (as amended, the "Indenture"). All
                                         untendered, and tendered but
                                         unaccepted, Old Notes will continue
                                         to be subject to the restrictions on
                                         transfer provided for in the Old
                                         Notes and the Indenture. To the
                                         extent that Old Notes are tendered
                                         and accepted in the Exchange Offer,
                                         the trading market, if any, for the
                                         Old Notes could be adversely
                                         affected. See "Risk
                                         Factors--Consequences of Failure to
                                         Exchange."

                                THE NEW NOTES

ISSUER ................................  United Auto Group, Inc.

SECURITIES OFFERED ....................  $150,000,000 aggregate principal amount of 11% Senior Subordinated
                                         Notes due 2007.

MATURITY DATE .........................  July 15, 2007.

INTEREST PAYMENT DATES ................  January 15 and July 15,
                                         commencing January 15, 1998.

OPTIONAL REDEMPTION ...................  The New Notes will be redeemable at the option of the Company, in whole
                                         or in part, at any time on or after
                                         July 15, 2002 at the redemption
                                         prices set forth herein, plus accrued
                                         and unpaid interest thereon to the
                                         redemption date. In addition, on or
                                         prior to July 15, 2000, the Company
                                         may redeem the Notes at a redemption
                                         price equal to 111% of the principal
                                         amount thereof, plus accrued and
                                         unpaid interest thereon to the
                                         redemption date, with the net cash
                                         proceeds of one or more Public Equity
                                         Offerings; provided, however, that at
                                         least $100.0 million in aggregate
                                         principal amount of Notes shall
                                         remain outstanding after each such
                                         redemption. See "Description of
                                         Notes--Optional Redemption."

GUARANTEES ............................  The New Notes will be guaranteed on a joint and several basis by
                                         substantially all of the subsidiaries
                                         of the Company, so long as such
                                         subsidiaries are guarantors under the
                                         Senior Credit Facility.

SUBORDINATION .........................  The New Notes are unsecured obligations of the Company,
                                         subordinated in right of payment to
                                         all Senior Debt of the Company,
                                         including all obligations under the
                                         Company's Senior Credit Facility. The
                                         Guarantees will be unsecured
                                         obligations of the Guarantors,
                                         subordinated in right of payment to
                                         all Senior Debt of the Guarantors,
                                         including all of the Guarantors'
                                         obligations under their guarantees of
                                         the Senior Credit Facility and all
                                         floor plan notes payable (of which
                                         $269.0 million was outstanding on a
                                         pro forma basis as of June 30, 1997).

CHANGE OF CONTROL .....................  Upon the occurrence of a Change of
                                         Control, each holder of New Notes
                                         will have the right to require the
                                         Company to purchase all or any
                                         portion of such holder's New Notes at
                                         a price equal to 101% of the
                                         principal amount thereof, plus
                                         accrued and unpaid interest thereon
                                         to the date of purchase. The terms of
                                         the Senior Credit Facility may limit
                                         the Company's ability to repurchase
                                         any New Notes upon a Change of
                                         Control. There can be no assurance
                                         that upon a Change
                                         of Control the Company will have
                                         sufficient funds to purchase any of
                                         the New Notes. See "Description of
                                         Notes--Change of Control."

COVENANTS .............................  The Indenture contains certain covenants that, among other things,
                                         limit the ability of the Company or
                                         any Restricted Subsidiary to incur
                                         additional Indebtedness, make certain
                                         Restricted Payments and Investments,
                                         create Liens, enter into transactions
                                         with Affiliates or consummate certain
                                         merger, consolidation or similar
                                         transactions. In addition, the
                                         Company will be required to offer to
                                         purchase New Notes at 100% of the
                                         principal amount thereof with the net
                                         proceeds of certain asset sales.
                                         These covenants are subject to a
                                         number of significant exceptions and
                                         qualifications. See "Description of
                                         Notes."

   FOR THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY, SEE "DESCRIPTION OF NOTES."

                                 RISK FACTORS

   Before tendering their Old Notes for New Notes offered hereby, holders of Old Notes should consider carefully certain factors, including the following, which (other than the one referenced in clause (i) below) are generally applicable to the Old Notes as well as the New Notes: (i) holders of Old Notes who do not exchange pursuant to the Exchange Offer will suffer certain adverse consequences; (ii) the Company is subject to the influence of the various manufacturers whose franchises it holds; (iii) the Notes and the Guarantees are subordinated to all Senior Debt of the Company and the Guarantors, respectively; (iv) the Company is leveraged and subject to restrictions imposed by the terms of its indebtedness; (v) many of the Company's franchise agreements impose restrictions upon the transferability of the Common Stock;
(vi) the Company's growth depends in large part on its ability to manage expansion, control costs in its operations and consolidate dealership acquisitions; (vii) the Company will require substantial additional capital to acquire automobile dealerships and purchase inventory; (viii) unit sales of motor vehicles historically have been cyclical; (ix) the automotive retailing industry is highly competitive; (x) the automotive retailing industry is a mature industry; (xi) the Company's success depends to a significant extent on key members of its management; and (xii) the Company's business is seasonal. For a fuller discussion of these and other risk factors, see "Risk Factors."

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

   The following table presents (i) summary historical consolidated financial and other data of the Company as of the dates and for the periods indicated, including the results of operations of acquired dealerships from their respective dates of acquisition, and (ii) summary pro forma financial and other data of the Company as of the date and for the periods indicated giving effect to the events described in the Pro Forma Condensed Consolidated Financial Statements included elsewhere in this Prospectus as though they had occurred on the dates indicated therein. The summary pro forma data are not necessarily indicative of operating results or financial position that would have been achieved had these events been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The summary historical and pro forma financial data should be read in conjunction with the financial statements and related notes thereto included herein, with the Pro Forma Condensed Consolidated Financial Statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                        -----------------------------------------------------------------------------------------
                                                 SIX MONTHS ENDED JUNE 30,               YEARS ENDED DECEMBER 31,
                                          PRO FORMA                              PRO FORMA
DOLLARS IN THOUSANDS                           1997         1997         1996         1996         1996         1995         1994
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
STATEMENTS OF OPERATIONS DATA:
Auto Dealerships
 Total revenues ........................$ 1,173,236  $   915,158  $   597,939  $ 2,368,309  $ 1,302,031  $   805,621  $   731,629
 Cost of sales, including floor plan
  interest (1) .........................  1,025,626      798,896      531,560    2,087,908    1,157,368      720,344      647,643
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Gross profit ..........................    147,610      116,262       66,379      280,401      144,663       85,277       83,986
 Selling, general and administrative
  expenses..............................    121,990       95,723       56,975      227,320      124,244       90,586       80,415
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Operating income (loss) ...............     25,620       20,539        9,404       53,081       20,419       (5,309)       3,571
 Other interest expense ................    (14,584)      (2,246)      (2,005)     (28,049)      (4,398)      (1,438)        (860)
 Other income (expense), net ...........        781          297        1,579          616        2,506        2,208       (2,899)
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes--
 Auto Dealerships ......................     11,817       18,590        8,978       25,648       18,527       (4,539)        (188)
Auto Finance
 Revenues ..............................      2,085        2,085        1,029        1,798        1,798          530            2
 Interest expense ......................       (260)        (260)        (176)        (421)        (421)        (174)        --
 Operating and other expenses ..........     (2,024)      (2,024)      (1,202)      (2,867)      (2,867)      (1,738)        (618)
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Loss before income taxes--Auto Finance .       (199)        (199)        (349)      (1,490)      (1,490)      (1,382)        (616)
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total Company
 Income (loss) before minority interests
  (provision) benefit for income taxes
  and extraordinary item ...............     11,618       18,391        8,629       24,158       17,037       (5,921)        (804)
 Minority interests ....................        (97)         (97)      (1,734)         (37)      (3,306)         366         (887)
 (Provision) benefit for income taxes ..     (4,647)      (7,378)      (2,997)      (9,664)      (6,270)       2,089         --
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Income (loss) before extraordinary item                                                          7,461       (3,466)      (1,691)
Extraordinary item (net of income tax
 benefit)(2) ...........................                                                         (4,987)        --           --
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss)(1) ...................$     6,874  $    10,916  $     3,898  $    14,457  $     2,474  $    (3,466) $    (1,691)
                                        ===========  ===========  ===========  ===========  ===========  ===========  ===========

                            ----------------------------------------------------------
                                AS OF JUNE 30,              AS OF DECEMBER 31,
                             PRO FORMA
DOLLARS IN THOUSANDS                1997       1997        1996       1995        1994
                            ----------- ----------  ---------- ----------  ----------
BALANCE SHEET DATA:
Auto Dealerships
 Total assets..............   $878,061    $728,061   $505,693    $227,275   $169,766
 Floor plan notes payable .    268,955     268,955    170,170      97,823     92,310
 Other debt................    255,347     105,347     23,968      44,538     29,440
Auto Finance
 Net assets................     23,670      23,670     14,552       3,501        291
Total Company
 Total assets..............    905,762     755,762    722,950     236,027    170,342
 Floor plan notes payable .    268,955     268,955    170,170      97,823     92,310
 Other debt................    255,648     105,648     24,969      49,199     29,440
 Total stockholders' equity    317,529     317,529    281,468      49,240     28,785

                                               -----------------------------------------------------------------------------
                                                   SIX MONTHS ENDED JUNE 30,              YEARS ENDED DECEMBER 31,
                                                 PRO FORMA                        PRO FORMA
DOLLARS IN THOUSANDS                                  1997      1997       1996        1996       1996       1995      1994
                                               ----------- ---------  --------- -----------  --------- ----------  --------
OTHER DATA:
EBITDA (3)....................................   $32,662     $24,996   $12,519     $65,460    $27,928    $(1,489)   $2,301
EBITDA margin (4).............................       2.8%        2.7%      2.1%        2.8%       2.1%      (0.2)%     0.3%
Adjusted EBITDA (5)...........................   $38,589                           $81,192
Adjusted EBITDA margin (4)....................       3.3%                              3.4%
Depreciation and amortization.................   $ 6,200     $ 4,099   $ 1,709     $14,557    $ 7,797    $ 2,820    $2,245
Capital expenditures..........................   $ 5,808     $ 5,808   $ 2,069     $ 9,508    $ 6,771    $ 1,739    $5,237
Ratio of EBITDA to other interest expense (6).     2.20x       9.97x     5.74x       2.30x      5.80x         (3)    2.68x
Ratio of earnings to fixed charges (7) .......     1.78x       8.34x     4.96x       1.85x      4.54x         (7)       (7)

------------
(1) The pro forma adjustments do not reflect a reduction of cost of sales for reduced interest expense on floor plan notes payable resulting from the effective repayment of a portion of such floor plan notes payable with a portion of the net proceeds from the IPO, the Initial Offering and the offering of the Series B Notes. If such reduction of floor plan interest expense was reflected, pro forma net income would have been $10.4 million for the six months ended June 30, 1997 and $23.9 million for the year ended December 31, 1996.
(2) Represents the 10% call premium and the write-off of original issue discount and related deferred financing costs arising from the October 1996 redemption of the Company's Series A and B Senior Notes due 2003.
(3) EBITDA is defined as income (loss) before minority interests, (provision) benefit for income taxes, extraordinary item, interest expense (exclusive of interest expense relating to floor plan notes payable) and depreciation and amortization. For the purpose of calculating EBITDA for the year ended December 31, 1996, and on a pro forma basis for the year ended December 31, 1996, amortization has been reduced by $1.7 million for the write-off of original issue discount arising from the early retirement of the Company's Series A and B Senior Notes due 2003, during October 1996, which was included as an extraordinary item in the Company's consolidated financial statements. The Company has included information concerning EBITDA because it is used by certain investors as a measure of a company's ability to service its debt. EBITDA is not required by generally accepted accounting principles ("GAAP") and should not be considered an alternative to net income or any other measure of performance required by GAAP, or as an indicator of the Company's operating performance, and should be read in conjunction with the consolidated statements of cash flows in the consolidated financial statements of the Company included elsewhere herein. EBITDA was insufficient to cover non-floor plan interest expense for the year ended December 31, 1995 by $3.1 million.
(4) EBITDA margin and Adjusted EBITDA margin are calculated as the ratio of EBITDA and Adjusted EBITDA, respectively, to consolidated revenues for the period.
(5) Adjusted EBITDA represents EBITDA plus interest expense on floor plan notes after giving effect to the effective repayment of a portion of such floor plan notes payable with a portion of the net proceeds from the IPO, the Initial Offering and the offering of the Series B Notes.
(6) Includes other interest expense from Auto Dealerships and interest expense from Auto Finance.
(7) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before minority interests, (provision) benefit for income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (excluding the amount of interest capitalized during the period and interest expense relating to floor plan notes payable and including amortization of deferred financing costs). Earnings were insufficient to cover fixed charges for the years ended December 31, 1995 and 1994 by $5.9 million and $0.8 million, respectively.

                                 RISK FACTORS

   In addition to the other information in this Prospectus, before tendering their Old Notes for New Notes offered hereby, holders of Old Notes should consider carefully the following factors, which (other than "Consequences of Failure to Exchange") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not tendered could be adversely affected. See "The Exchange Offer."

INFLUENCE OF AUTOMOBILE MANUFACTURERS

   Each of the Company's dealerships operates pursuant to a franchise agreement between the applicable automobile manufacturer (or authorized distributor thereof, referred to herein as the "manufacturer") and the subsidiary of the Company that operates such dealership, and the Company is dependent to a significant extent on its relationship with such manufacturers. Manufacturers exercise a great degree of control over dealerships, and the franchise agreement provides for termination or non-renewal for a variety of causes. The Company from time to time has been in non-compliance with certain provisions of certain of its franchise agreements, such as the obligation to obtain prior manufacturer approval of changes in dealership management. Actions taken by manufacturers to exploit their superior bargaining position could have a material adverse effect on the Company. For example, Saturn Corporation's refusal to grant its approval for the IPO and its assertion of an alleged right of first refusal with respect to one franchise necessitated the Company's transfer of the two Saturn franchises in its DiFeo Group to an affiliated holding company. See "--Stock Ownership/Issuance Limits" and "Business -- Franchise Agreements." Furthermore, prior manufacturer approval is required with respect to acquisitions of automobile dealerships, and a manufacturer may deny the Company's application to make an acquisition or seek to impose further restrictions on the Company as a condition to granting approval of an acquisition. See "--Risks Associated with Acquisitions."

   Many manufacturers attempt to measure customers' satisfaction with their sales and warranty service experiences through systems, which vary from manufacturer to manufacturer, generally known as the CSI. These manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions and other matters. Certain dealerships of the Company have had difficulty from time to time meeting their manufacturers' CSI standards. The components of CSI have been modified from time to time in the past, and there is no assurance that such components will not be further modified or replaced by different systems in the future. Failure of the Company's dealerships to comply with the standards imposed by manufacturers at any given time may have a material adverse effect on the Company.

   The success of each of the Company's franchises is, in large part, dependent upon the overall success of the applicable manufacturer. Accordingly, the success of the Company is linked to the financial condition, management, marketing, production and distribution capabilities of the manufacturers of which the Company is a franchisee. Accordingly, events, such as labor strikes, that may adversely affect a manufacturer may also adversely affect the Company. For example, a strike of the independent truckers who distribute Chrysler Corporation ("Chrysler") motor vehicles adversely affected the Company in the second half of 1995. Similarly, the delivery of vehicles from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. This has been experienced at certain of the Company's dealerships from time to time, including in the third quarter of 1996. Moreover, any event that causes adverse publicity involving such manufacturers may have an adverse effect on the Company regardless of whether such event involves any of the Company's dealerships.

SUBORDINATION OF THE NOTES AND THE GUARANTEES; RELEASE OF GUARANTEES

   The Notes are subordinated in right of payment to all Senior Debt of the Company, including all obligations under the Senior Credit Facility. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt of the Company has been paid in full, and sufficient assets may not remain to pay amounts due on any or all of the Notes then outstanding. Similarly, the Guarantees will be subordinated in right of payment to all Senior Debt of the Guarantors, including the Guarantors' obligations under their guarantees of the Senior Credit Facility and all floor plan notes payable (of which $269.0 million was outstanding on a pro forma basis as of June 30, 1997). In certain circumstances, provisions of the Senior Debt of the Company or the Guarantors could prohibit payments of amounts due to holders of the Notes. See "Description of Notes -- Subordination." Additional Senior Debt may be incurred by the Company and the Guarantors from time to time, subject to certain limitations. See "Description of Notes -- Covenants -- Limitation on Incurrence of Indebtedness."

   Any Guarantor may be released from its Guarantee if such Guarantor is released from its guarantee of the Senior Credit Facility. See "Description of Notes -- The Guarantees." Upon such release, the Notes will be structurally subordinated to all liabilities of such Guarantor.

LEVERAGE; RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

   As of June 30, 1997, on a pro forma basis, the Company's total consolidated indebtedness (including floor plan notes payable) and total stockholders' equity was $524.6 million and $317.5 million, respectively, and total indebtedness represented 62.3% of total capitalization.

   The degree to which the Company is leveraged could have important consequences to the holders of Notes, including: (i) the Company's ability to obtain additional financing for working capital (including inventory financing), capital expenditures, acquisitions or other purposes may be restricted; (ii) a substantial portion of the Company's cash flow from operations will be required to be used for debt service; and (iii) the Company's leveraged position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. In addition, the Company's operating flexibility with respect to certain business matters will be limited by covenants contained in the Indenture and the Senior Credit Facility.

   The Company believes that, based on its current level of operations, it will have sufficient capital to carry on its business and will be able to meet its scheduled debt service requirements. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet the Company's obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. In addition, the terms of existing or future franchise agreements or debt agreements, including the Indenture and the Senior Credit Facility, may prohibit the Company from adopting any of these alternatives. See "--Stock Ownership/Issuance Limits," "Description of Senior Credit Facility" and "Description of Notes."

STOCK OWNERSHIP/ISSUANCE LIMITS

   A number of manufacturers impose restrictions upon the transferability of the Common Stock. The most prohibitive restrictions, imposed by American Honda Motor Co., Inc. ("Honda"), provide that, under certain circumstances, the Company may be forced to sell or surrender its Honda and Acura franchises if a person or entity acquires a 5% ownership interest in the Company if Honda objects to such acquisition within 180 days; however, so long as control of the Company is held by its original non-public stockholders, any bank, mutual fund, insurance company or pension fund may acquire up to a 10% ownership interest

(15% ownership interest in the case of any entity in its capacity as investment advisor, trustee or custodian for the benefit of third parties) in the Company without such consent but only if such bank, mutual fund, insurance company or pension fund is not owned or controlled by or does not own 15% or more of, or control, any entity (other than an automobile dealership) that competes with Honda or its affiliates in manufacturing, marketing or selling automotive products or services. Similarly, several manufacturers have the right to approve the acquisition of 20% ownership interests in the Company.

   In addition, under the Company's agreement with Honda, no more than 40% of the Company's capital stock (on a fully diluted basis) may be freely tradable and unrestricted at any time. The Company believes that slightly less than 40% of the Common Stock (on a fully diluted basis) is currently freely tradable and unrestricted. The Company has contractual obligations with its existing equity holders to register their shares of Common Stock under the Securities Act under certain circumstances and a number of such shares are, and more will become with time, eligible for sale pursuant to the terms of Rule 144 under the Securities Act. Only the Company's three largest stockholders are prohibited from selling any of their shares without Honda's consent. See "Security Ownership." Similarly, a number of manufacturers, including Chrysler, continue to prohibit changes in ownership that may affect management control of the Company. In connection with the IPO, Chrysler agreed that it will not consider the issuance of up to 40% of the Common Stock (on a fully diluted basis) to be a change of control. However, future acquisitions or sales of substantial amounts of shares in the market may affect management control. Actions by its stockholders or prospective stockholders which would violate any of the above restrictions are generally outside the control of the Company, and if the Company is unable to renegotiate such restrictions, it may be forced to terminate or sell one or more franchises, which could have a material adverse effect on the Company. Since Honda has recently expressed an unwillingness to relax its restrictions, the Company may be required to terminate or sell its two Honda franchises. Honda's current position may inhibit the Company's ability to acquire dealership groups that include Honda franchises. Finally, Honda has the right to approve any future public offerings of capital stock, and the consent of other manufacturers may be needed as well. This may impede the Company's ability to raise required capital, including to make payments in respect of the Notes. See "--Capital Requirements."

RISKS ASSOCIATED WITH ACQUISITIONS

   The Company's growth depends in large part on its ability to manage expansion, control costs in its operations and consolidate dealership acquisitions into existing operations. This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit the Company's growth.

   There can be no assurance that the Company will identify acquisition candidates that would result in the most successful combinations or that acquisitions will be able to be consummated on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, the Company's financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. In particular, the increasing competition among potential acquirers has resulted in higher prices being paid for attractive targets.

   In addition, the Company's future growth via acquisition of automobile dealerships will depend on its ability to obtain the requisite manufacturer approvals. There can be no assurance that manufacturers will grant such approvals. A number of manufacturers have policies limiting the number of franchises that may be held by any one company. For example, it is currently the policy of Toyota Motor Sales ("Toyota") to restrict any company from holding more than seven Toyota or more than three Lexus franchises and restrict the number of franchises held within certain geographic areas. Toyota has also recently announced a policy requiring a nine-month waiting period between acquisitions of Toyota franchises and between acquisitions of Lexus franchises. Similarly, it is currently the policy of Honda to restrict any company from holding more than seven Honda or more than three Acura franchises and restrict the number of franchises held within certain geographic areas. Honda and Toyota have sued a competitor of the Company to enforce such policies. The Company currently holds 57 franchises, including 13 Chrysler franchises, ten Nissan franchises (of which one is Infiniti), nine Toyota franchises (of which two are Lexus), eight General Motors

Corporation ("GM") franchises, three BMW franchises and two Honda franchises (of which one is Acura). The Company is among the largest Chrysler, Toyota, Nissan and BMW dealers in the United States. See "--Influence of Automobile Manufacturers" and "Business -- Acquisition History."

   Alternatively, in connection with acquisitions by the Company, one or more manufacturers may seek to impose further restrictions on the Company in connection with their approval of an acquisition. For example, each of GM and Chrysler conditioned its approval of the acquisition of Landers Auto upon the Company's agreement to implement certain measures at its existing GM and Chrysler dealerships, respectively, to provide certain additional training to the employees at such dealerships and to achieve and maintain higher CSI scores. If such goals are not attained, the Company may be precluded from acquiring, whether directly from GM or Chrysler or through acquisitions, additional GM or Chrysler franchises and it may lead GM or Chrysler to conclude that it has a basis pursuant to which it may seek to terminate or refuse to renew the Company's existing GM or Chrysler franchises. In addition, Nissan Motor Corporation U.S.A. ("Nissan") conditioned the Company's acquisitions of the Nissan franchises held by the Evans Group and United Nissan (TN) upon the Company's agreeing to grant to Nissan an option to acquire the Evans Group's Nissan franchise. Moreover, factors outside the Company's control may cause a manufacturer to reject the Company's application to make acquisitions. See "--Influence of Automobile Manufacturers."

CAPITAL REQUIREMENTS

   The Company requires substantial capital in order to acquire automobile dealerships. Such capital might be raised through additional public or private financings, as well as borrowings and other sources. Other than the Senior Credit Facility, which is temporarily unavailable (see "Description of Senior Credit Facility"), the Company does not have any commitments or immediate plans with respect to acquisition financing, and there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. Moreover, the Company may be impeded by certain manufacturers from accessing the public equity markets. See "--Stock Ownership/Issuance Limits." If adequate funds are not available, the Company may be required to significantly curtail its acquisition program.

   In addition, the Company is dependent to a significant extent on its ability to finance the purchase of inventory, which in the automotive retail industry involves significant sums of money in the form of floor plan financing. As of June 30, 1997, on a pro forma basis, the Company had $269.0 million of floor plan notes payable. Substantially all the assets of the Company's dealerships are pledged to secure such indebtedness, which may impede the Company's ability to borrow from other sources. The Company currently has floor plan facilities with a variety of lenders, including primarily Chrysler Financial Corporation and World Omni Financial Corp. Most of such lenders are associated with manufacturers with whom the Company has franchise agreements. Consequently, deterioration of the Company's relationship with a manufacturer could adversely affect its relationship with the affiliated floor plan lender and vice versa. See "--Influence of Automobile Manufacturers."

   The operations of Atlantic Finance also require substantial borrowings. See "--Risks Associated with Automobile Finance Subsidiary -- Capital
Requirements; Interest Rate Fluctuations."

CYCLICALITY

   Unit sales of motor vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. The Company believes that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in vehicle sales in the future, and that such decline would not have a material adverse effect on the Company.

COMPETITION

   The automotive retailing industry is highly competitive with respect to price, service, location and selection. The Company competes with numerous automobile dealerships in each of its market segments, many of which are large and have significant financial and marketing resources. The Company also competes with private market buyers and sellers of used cars, used car dealers, other franchised dealers, service center chains and independent shops for service and repair business. In recent years, automobile dealers have also faced increased competition in the sale of vehicles from automobile rental agencies, independent leasing companies and used-car "superstores," some of which employ sales techniques such as "haggle-free" pricing. Some of these recent market entrants are capable of operating on smaller gross margins than those on which the Company is capable of operating because they have lower overhead and sales costs. See "Business -- Competition."

MATURE INDUSTRY

   The automotive retailing industry is a mature industry in which minimal growth in unit sales of new vehicles is expected. Accordingly, growth in the Company's revenues and earnings will depend significantly on the Company's ability to acquire and consolidate profitable dealerships, to grow its higher-margin businesses and to expand its automobile finance business. See "Business -- Business Strategy."

DEPENDENCE ON KEY PERSONNEL

   The Company believes that its success will depend to a significant extent upon the efforts and abilities of the executive management of the Company and its subsidiaries. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. The Company's business will also be dependent upon its ability to continue to attract and retain qualified personnel, including key management in connection with future acquisitions.

SEASONALITY

   The Company's business is seasonal, with a disproportionate amount of vehicle sales occurring in the second and third fiscal quarters. The dealerships of the DiFeo Group and the Long Island dealerships of the Staluppi Group, which are located in the New York metropolitan area, are those affected most by seasonality.

IMPORTED PRODUCTS

   Certain motor vehicles retailed by the Company, as well as certain major components of vehicles retailed by the Company, are of foreign origin. Accordingly, the Company is subject to the import and export restrictions of various jurisdictions and is dependent to some extent upon general economic conditions in and political relations with a number of foreign countries, including Japan, Germany, South Korea and the United Kingdom.

RISKS ASSOCIATED WITH AUTOMOBILE FINANCE SUBSIDIARY

Capital Requirements; Interest Rate Fluctuations

   Atlantic Finance, a wholly owned subsidiary of the Company, requires substantial borrowings to fund the purchase of retail installment contracts from automobile dealerships. Consequently, Atlantic Finance's profitability is affected by the difference, or "spread," between the rate of interest paid on the funds it borrows and the rate of interest charged on the installment contracts it purchases, which rate in most states is limited by law. In addition, since the interest rates at which Atlantic Finance borrows are variable and the interest rates at which Atlantic Finance purchases the retail installment contracts are fixed, Atlantic Finance assumes the risk of interest rate increases prior to the time contracts are sold. There can be no assurance that Atlantic Finance will be able to extend its present revolving credit facilities or enter into new warehouse financing facilities on reasonable terms in the future or that interest rate increases will not adversely affect its ability to achieve and maintain profitability with respect to the retail installment contracts it holds.

Dependence on Securitization Transactions

   Atlantic Finance relies on a strategy of periodically selling retail installment receivables on a securitized basis. The securitization proceeds are utilized to repay borrowings under its revolving credit facilities, thereby making such facility available to acquire additional retail installment contract receivables. The terms of any securitization transaction are affected by a number of factors, some of which are beyond Atlantic Finance's control and any of which could cause substantial delays. These factors include, among other things, conditions in the securities markets in general, conditions in the asset-backed securitization market and approval by all parties to the terms of the transaction. Gains from the sale of receivables in securitized transactions generate a significant portion of Atlantic Finance's revenues. If Atlantic Finance were unable to securitize loans in a given financial reporting period, Atlantic Finance could incur a significant decline in total revenues and profitability for such period.

Credit Risk

   Payments by consumers on a number of the retail installment contracts purchased by Atlantic Finance become delinquent from time to time and some end up in default. See "Business -- Atlantic Finance" for detailed information on Atlantic Finance's delinquency and default rates. There can be no assurance as to the future credit performance of Atlantic Finance's customers or that general economic conditions will not worsen and lead to higher rates of delinquency and default. In addition, Atlantic Finance commenced operations in the first quarter of 1995, and there can be no assurance that the rates of future delinquency and defaults will be at levels that will allow Atlantic Finance to achieve and maintain overall profitability.

Regulation

   Atlantic Finance is subject to regulation under various federal, state and local laws and in some jurisdictions is required to be licensed by the state banking authority. Most states in which Atlantic Finance operates limit the interest rate, fees and other charges that may be imposed by, or prescribe certain other terms of, the contracts that Atlantic Finance purchases and restrict its right to repossess and sell collateral. An adverse change in those laws or regulations could have a material adverse effect on Atlantic Finance's profitability by, among other things, limiting the states in which Atlantic Finance may operate or the interest rate that may be charged on retail installment contracts or restricting Atlantic Finance's ability to realize the value of the collateral securing the contracts.

ENVIRONMENTAL MATTERS

   The Company is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

   Past and present business operations of the Company subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company is subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at many of the Company's properties. In addition, soil and groundwater contamination has been known to exist at certain properties owned or leased by the Company and there can be no assurance that other properties have not been contaminated by any leakage from such tanks or any spillage of hazardous or toxic substances or wastes.

Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures by the Company, some of which may be material. See "Business -- Environmental Matters."

CONTROL BY PRINCIPAL STOCKHOLDERS

   As of May 31, 1997, Trace International Holdings, Inc. ("Trace"), Aeneas Venture Corporation ("Aeneas"), an affiliate of Harvard Private Capital Group, Inc. ("Harvard Private Capital"), and AIF II, L.P. ("AIF"), an affiliate of Apollo Advisors, L.P. ("Apollo"), owned 19.5%, 15.7% and 10.2% of the outstanding Common Stock, respectively. See "Security Ownership." As a result, such persons have the ability to control the Company and direct its affairs and business. Circumstances may occur in which the interests of such persons could be in conflict with the interests of the holders of Notes and holders of Common Stock generally. See "--Stock Ownership/Issuance Limits." In addition, such persons may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in the Company, even though such transactions may involve risks to the holders of Notes.

CHANGE OF CONTROL

   Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any portion of such holder's Notes. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all Notes tendered by holders thereof. Further, the provisions of the Indenture may not afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Notes, if such transaction does not result in a Change of Control. In addition, the terms of the Senior Credit Facility may limit the Company's ability to repurchase any Notes upon a Change of Control. Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to repurchase Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowing, the Company would remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a further default under certain of the Company's existing debt agreements and may constitute a default under the terms of other indebtedness that the Company may enter into from time to time. See "Description of Notes -- Change of Control."

FRAUDULENT CONVEYANCE CONSIDERATIONS

   Each Guarantor's Guarantee of the obligations of the Company under the Notes may be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of such Guarantor. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Notes were issued, (a) a Guarantor guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b) (i) a Guarantor received less than reasonably equivalent value or fair consideration for guaranteeing the Notes and (ii) (A) was insolvent or was rendered insolvent by reason of such Guarantee, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital or (C) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes), then such court could avoid or subordinate such Guarantee to presently existing and future indebtedness of such Guarantor and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating such Guarantee. See "Description of Notes -- The Guarantees."

LACK OF PUBLIC MARKET FOR THE NEW NOTES

   There is no established trading market for the New Notes, and there can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of holders of New Notes to sell their New Notes or (iii) the price at which the holders of New Notes would be able to sell their New Notes. If such a market were to exist, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of the Company. The Company has been advised by the Initial Purchasers that, following completion of the Exchange Offer, they presently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the New Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the pendency of a shelf registration statement filed pursuant to the Registration Rights Agreement. See "Description of Notes -- Registration Rights."

                               USE OF PROCEEDS

   The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as described in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to those of the New Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear any legends restricting their transfer and will not contain terms providing for an increase in the interest rate thereon under certain circumstances described in the Registration Rights Agreement. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled. Accordingly, the issuance of the New Notes will not result in any change in the indebtedness of the Company or the Guarantors.

                                CAPITALIZATION

   The following table sets forth the short-term debt and consolidated capitalization of the Company (i) as of June 30, 1997, and (ii) as adjusted to give effect to the issuance of the Notes and the use of a portion of the proceeds therefrom to repay amounts outstanding under the Senior Credit Facility and the issuance of the Series B Notes. This table should be read in conjunction with the consolidated historical and pro forma financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus.

                                            ----------------------
                                             AS OF JUNE 30, 1997
                                                               AS
                                                ACTUAL   ADJUSTED
                                            ---------- ----------
In thousands
Short-term debt:
 Short-term debt, excluding floor plan (1)   $  7,271    $  7,271
 Current portion of long-term debt              4,217       4,217
                                            ---------- ----------
  Total short-term debt                      $ 11,488    $ 11,488
                                            ========== ==========
Long-term debt (excluding current
 portion):
 Senior Credit Facility                      $ 50,000    $     --
 Senior Subordinated Notes                         --     200,000
 Other                                         44,160      44,160
                                            ---------- ----------
  Total long-term debt                         94,160     244,160
                                            ---------- ----------
Stockholders' equity                          317,529     317,529
                                            ---------- ----------
Total capitalization                         $411,689    $561,689
                                            ========== ==========

------------
(1) As of June 30, 1997, an aggregate of $269.0 million was outstanding under the Company's floor plan facilities on an actual and as adjusted basis. On an as adjusted basis, the Company will have deposited an additional approximately $139.4 million with its floor plan lenders. See "Use of Proceeds."

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 gives effect to the following:
(i) the acquisitions of United Nissan (GA) (May 1, 1996), Peachtree Nissan (July 1, 1996), Sun Automotive Group, the Evans Group and United Nissan (TN) (October 28, 1996), Shannon Automotive (d/b/a Crown Automotive) (March 1,
1997), Hanna Nissan (April 22, 1997), the Staluppi Group (April 30, 1997), the Reed Group (May 30, 1997) and Lance Landers (June 9, 1997); (ii) the Minority Exchange; (iii) the IPO; (iv) the commitment fees under the Senior Credit Facility and the amortization of financing costs related thereto; (v) the Initial Offering; and (vi) the offering of the Series B Notes.

   The following unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1997 gives effect to the following: (i) the acquisitions of Crown Automotive, Hanna Nissan, the Staluppi Group, the Reed Group and Lance Landers; (ii) the commitment fees under the Senior Credit Facility and the amortization of financing costs related thereto; (iii) the Initial Offering; and (iv) the offering of the Series B Notes.

   The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 gives effect to the following: (i) the acquisitions of Hanna Nissan, the Staluppi Group, the Reed Group and Lance Landers; (ii) the Initial Offering; (iii) the repayment of the Senior Credit Facility; and (iv) the offering of the Series B Notes.

   The pro forma condensed consolidated statements of operations assume these events occurred on January 1, 1996 and the pro forma condensed consolidated balance sheet assumes that the acquisitions of Hanna Nissan, the Staluppi Group, the Reed Group and Lance Landers, the Initial Offering, the repayment of the Senior Credit Facility and the offering of the Series B Notes occurred on June 30, 1997.

   The pro forma condensed consolidated financial statements are not necessarily indicative of operating results or financial position that would have been achieved had these events been consummated on the dates indicated and should not be construed as representative of future operating results or financial position.

   These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto included in this Prospectus.

                           UNITED AUTO GROUP, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                               SIX MONTHS ENDED JUNE 30, 1997
                                            CROWN         HANNA     STALUPPI     REED       LANCE      PRO FORMA
                                UAG     AUTOMOTIVE (1) NISSAN (1)  GROUP (1)  GROUP (1)  LANDERS (1)  ADJUSTMENTS    PRO FORMA
                            ---------- --------------  ---------- ----------  --------- -----------  -------------   ----------
In thousands, except
 per share  amounts

AUTO DEALERSHIPS
Total revenues                $915,158      $12,573     $19,826   $152,774    $56,239     $16,666    $        --      $1,173,236
Cost of sales, including
 floor plan interest           798,896       10,507      16,802    136,649     47,151      15,621             --       1,025,626
                            ---------- ------------  ---------- ----------  --------- -----------  -------------    ------------
Gross profit                   116,262        2,066       3,024     16,125      9,088       1,045             --         147,610
Selling, general and
 administrative expenses        95,723        1,552       2,183     14,732      7,385       1,084           (110)(2)     121,990
                                                                                                             200 (3)
                                                                                                          (1,580)(4)
                                                                                                             821 (5)
                            ---------- ------------  ---------- ----------  --------- -----------  -------------    ------------
Operating income (loss)         20,539          514         841      1,393      1,703         (39)           669          25,620
Other interest expense          (2,246)          --          --        (63)      (204)         --           (670)(6)     (14,584)
                                                                                                         (11,527)(7)
                                                                                                             294 (8)
                                                                                                            (168)(9)
Other income (expense), net        297           --          --        484         --          --             --             781
                            ---------- ------------  ---------- ----------  --------- -----------  -------------    ------------
Income before income
 taxes--Auto Dealerships        18,590          514         841      1,814      1,499         (39)       (11,402)         11,817
AUTO FINANCE
 Revenues                        2,085           --          --         --         --          --             --           2,085
 Interest expense                 (260)          --          --         --         --          --             --            (260)
 Operating and other
  expenses                      (2,024)          --          --         --         --          --             --          (2,024)
                            ---------- ------------  ---------- ----------  --------- -----------  -------------    ------------
Loss before income
 taxes--Auto Finance              (199)          --          --         --         --          --             --            (199)
                            ---------- ------------  ---------- ----------  --------- -----------  -------------    ------------
TOTAL COMPANY
Income before minority
 interests and provision for
 income taxes                   18,391          514        841      1,814      1,499         (39)        (11,402)         11,618
Minority interests                 (97)          --         --         --         --          --              --             (97)
Provision for income taxes      (7,378)          --         --         --         --          --           2,731 (10)     (4,647)
                            ---------- ------------  ---------- ----------  --------- -----------  -------------    ------------
Net income                     $ 10,916      $  514    $   841   $  1,814    $ 1,499     $   (39)       $ (8,671)  $       6,874
                            ========== ============  ========== ==========  ========= ===========  =============    ============
Net income per common share   $   0.61                                                                             $        0.35
                            ==========                                                                              ============
Shares used in computing net
 income per common share        18,023                                                                     1,346 (11)     19,369
                            ==========                                                               =============  ============

FOOTNOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(1) Represents the results of operations of such entities prior to their respective dates of acquisition by UAG.
(2) Represents reduction for management fees paid to owners or affiliated entities of acquired dealerships.
(3) Represents net change in facility expenses at acquired dealerships due to revised and terminated lease agreements upon acquisition.
(4) Represents reduction in compensation expense at acquired dealerships related to former owners and employees to contractual amounts.
(5) Represents amortization of excess of cost over net assets acquired for the acquired dealerships.
(6) Represents additional interest expense from the issuance of notes payable to certain sellers as part of the acquisitions.
(7) Represents interest on the Notes and Series B Notes and amortization of related deferred financing costs. Deferred financing costs are being amortized over a ten-year period. The pro forma adjustment does not reflect a reduction of cost of sales related to reduced interest expense on floor plan notes payable resulting from the effective repayment of a portion of such floor plan notes payable with a portion of the net proceeds from the Initial Offering and the offering of the Series B Notes. If such reduction of floor plan interest expense was reflected, pro forma net income (and net income per common share) would have been $10.4 million ($0.53 per share) for the six months ended June 30, 1997.
(8) Represents the reduction of interest incurred under the Senior Credit Facility, net of commitment fees relating thereto and amortization, over the three-year term thereof, of related deferred financing costs.
(9) Represents reduction in related party interest income at acquired dealerships.
(10) Represents the tax impact of pro forma adjustments at the statutory rate ($1.9 million) and the impact of the conversion of certain acquired entities from an S corporation to a C corporation for tax purposes ($0.8 million).
(11)    Represents shares issued in connection with certain acquisitions.

                           UNITED AUTO GROUP, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                             ------------------------------------------------------------------
                                                YEAR ENDED DECEMBER 31, 1996

                                           UNITED    PEACHTREE     SUN      EVANS     UNITED
                                           NISSAN      NISSAN   AUTOMOTIVE  GROUP     NISSAN
                                 UAG       (GA)(1)      (1)     GROUP (1)    (1)      (TN)(1)
                             ---------- -----------  --------- ----------  ------- -----------
In thousands, except per
  share amounts
AUTO DEALERSHIPS
Total revenues               $1,302,031    $19,892    $41,320    $160,132  $81,016    $56,704
Cost of sales, net of floor
 plan interest                1,157,368     16,503     36,581     137,323   71,147     50,301

                             ---------- -----------  --------- ----------  ------- -----------
Gross profit                    144,663      3,389      4,739      22,809    9,869      6,403
Selling, general and
 administrative expenses        124,244      2,481      4,072      17,385    8,428      5,233

                             ---------- -----------  --------- ----------  ------- -----------
Operating income                 20,419        908        667       5,424    1,441      1,170
Other interest expense           (4,398)        --         --        (430)      --         --

Other income (expense), net       2,506         --         19        (664)     139        336
                             ---------- -----------  --------- ----------  ------- -----------
Income before income
 taxes--Auto Dealerships         18,527        908        686       4,330    1,580      1,506
AUTO FINANCE
 Revenues                         1,798         --         --          --       --         --
 Interest expense                  (421)        --         --          --       --         --
 Operating and other
  expenses                       (2,867)        --         --          --       --         --
                             ---------- -----------  --------- ----------  ------- -----------
Loss before income
 taxes-Auto Finance              (1,490)        --         --          --       --         --
                             ---------- -----------  --------- ----------  ------- -----------
TOTAL COMPANY
Income before minority
 interests, provision for
 income taxes and
 extraordinary item              17,037        908        686       4,330    1,580      1,506
Minority interests               (3,306)        --         --          --       --         --
Provision for income taxes       (6,270)        --         --          --     (709)       (95)
                             ---------- -----------  --------- ----------  ------- -----------
Income before extraordinary
 item                             7,461        908        686       4,330      871      1,411
Extraordinary item (net of
 income tax benefit)             (4,987)        --         --          --       --         --
                             ---------- -----------  --------- ----------  ------- -----------
Net income                   $    2,474    $   908    $   686    $  4,330  $   871    $ 1,411
                             ========== ===========  ========= ==========  ======= ===========
Income before extraordinary
 item per common share       $     0.69
                             ==========
Net income per common share  $     0.23
                             ==========
Shares used in computing
 net income per common
 share                           10,851
                             ==========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 CROWN      HANNA   STALUPPI    REED     LANCE
                              AUTOMOTIVE    NISSAN    GROUP    GROUP    LANDERS    PRO FORMA          PRO
                                  (1)        (1)       (1)      (1)       (1)     ADJUSTMENTS        FORMA
                             ------------ --------  -------- --------  --------- ------------     ----------
In thousands, except per
  share amounts
AUTO DEALERSHIPS
Total revenues                  $96,962    $67,504  $425,621  $138,040  $40,956     $(61,869)(2)   $2,368,309
Cost of sales, net of floor
 plan interest                   83,290     58,082   377,556   115,570   38,156      (53,492)(2)    2,087,908
                                                                                        (377)(3)
                                                                                        (100)(4)
                             ------------ --------  -------- --------  --------- ------------      ----------
Gross profit                     13,672      9,422    48,065    22,470    2,800       (7,900)         280,401
Selling, general and
 administrative expenses         10,549      6,463    41,517    17,284    2,637       (8,607)(2)      227,320
                                                                                        (464)(4)
                                                                                        (675)(5)
                                                                                         659 (6)
                                                                                        (584)(7)
                                                                                      (7,850)(8)
                                                                                       4,548 (9)
                             ------------ --------  -------- --------  --------- ------------      ----------
Operating income                  3,123      2,959     6,548     5,186      163        5,073           53,081
Other interest expense               --         --      (162)     (455)      --       (2,447)(10)     (28,049)
                                                                                       4,534 (11)
                                                                                     (23,053)(12)
                                                                                      (1,167)(13)
                                                                                        (471)(14)
Other income (expense), net          --         --       663        --      123       (2,506)(6)          616
                             ------------ --------  -------- --------  --------- ------------      ----------
Income before income
 taxes--Auto Dealerships          3,123      2,959     7,049     4,731      286      (20,037)          25,648
AUTO FINANCE
 Revenues                            --         --        --        --       --           --            1,798
 Interest expense                    --         --        --        --       --           --             (421)
 Operating and other
  expenses                           --         --        --        --       --           --           (2,867)
                             ------------ --------  -------- --------  --------- ------------      ----------
Loss before income
 taxes-Auto Finance                  --         --        --        --       --           --           (1,490)
                             ------------ --------  -------- --------  --------- ------------      ----------
TOTAL COMPANY
Income before minority
 interests, provision for
 income taxes and
 extraordinary item               3,123      2,959    7,049     4,731      286       (20,037)         24,158
Minority interests                   --         --       --        --       --         3,269 (6)         (37)
Provision for income taxes           --         --       --        --       --        (2,590)(15)     (9,664)
                             ------------ --------  -------- --------  --------- ------------      ----------
Income before extraordinary
 item                             3,123      2,959    7,049     4,731      286       (19,358)         14,457
Extraordinary item (net of
 income tax benefit)                 --         --       --        --       --         4,987 (16)         --
                             ------------ --------  -------- --------  --------- ------------      ----------
Net income                       $3,123     $2,959   $7,049    $4,731     $286      $(14,371)        $14,457
                             ============ ========  ======== ========  ========= ============      ==========
Income before extraordinary
 item per common share                                                                               $  0.75
                             ============                                                          ==========
Net income per common share                                                                          $  0.75
                             ============                                                          ==========
Shares used in computing
 net income per common
 share                                                                                 8,518 (17)     19,369
                             ============                                        ============      ==========


FOOTNOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the results of operations of such entities prior to their respective dates of acquisition by UAG.

(2) Represents adjustments to eliminate the results of operations of dealerships not acquired (Saab and Jaguar) and of dealerships transferred due to failure to obtain manufacturer approval (Saturn).

(3) Represents reduction in floor plan interest expense to reflect lower floor plan interest rates available to UAG subsequent to the date of acquisition of the Staluppi Group.

(4) Represents reduction for management fees paid to owners or affiliated entities of acquired dealerships.

(5) Represents final costs related to the DiFeo Restructuring (as defined).

(6) Represents adjustments that give effect to the Minority Exchange. These adjustments include amortization expense for the excess of cost over net assets acquired, the elimination of related party interest income on assets exchanged, the elimination of equity in operations of assets exchanged and the elimination of minority interest in results of operations acquired.

(7) Represents net change in facility expenses at acquired dealerships due to revised and terminated lease agreements upon acquisition.

(8) Represents reduction in compensation expense at acquired dealerships related to former owners and employees to contractual amounts.

(9) Represents amortization of excess of cost over net assets acquired for the acquired dealerships.

(10) Represents additional interest expense from the issuance of notes payable to certain sellers as part of the acquisitions.

(11) Represents reduction in historical interest expense due to the repayment of the Company's Series A and B Senior Notes due 2003 with a portion of the net proceeds of the IPO.

(12) Represents interest on the Notes and Series B Notes and amortization of related deferred financing costs. Deferred financing costs are being amortized over a ten-year period. The pro forma adjustment does not reflect a reduction of cost of sales related to reduced interest expense on floor plan notes payable resulting from the effective repayment of a portion of such floor plan notes payable with a portion of the net proceeds from the IPO, the Initial Offering and the offering of the Series B Notes. If such reduction of floor plan interest expense was reflected, pro forma net income (and net income per common share) would have been $23.9 million ($1.23 per share) for the year ended December 31, 1996.

(13) Represents commitment fees relating to the Senior Credit Facility and amortization, over the three-year term thereof, of related deferred financing costs.

(14) Represents reduction in related party interest income at acquired dealerships.

(15) Represents the tax impact of pro forma adjustments at the statutory rate adjusted for non-deductible items ($7.4 million) and the impact of the conversion of certain acquired entities from an S corporation to a C corporation for tax purposes ($10.0 million).

(16) Represents the elimination of the extraordinary item due to the early extinguishment of the Company's Series A and B Senior Notes due 2003.

(17) Represents shares issued in connection with the IPO, the Minority Exchange and certain acquisitions.

                           UNITED AUTO GROUP, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                --------------------------------------
                                         AS OF JUNE 30, 1997
                                              PRO FORMA
                                    UAG      ADJUSTMENTS   PRO FORMA
                                ---------- -------------  -----------
In thousands
ASSETS
AUTO DEALERSHIPS
 Cash and cash equivalents       $ 43,318     $140,794 (1)  $182,787
                                               (50,000)(2)
                                                48,675 (3)
 Accounts receivable               80,883                     80,883
 Inventories                      267,673                    267,673
 Other current assets               7,607                      7,607
                                ---------- -------------  -----------
  Total current assets            399,481      139,469       538,950
 Property and equipment, net       32,940                     32,940
 Intangible assets, net           288,445                    288,445
 Other assets                       7,195        9,206 (1)    17,726
                                                 1,325 (3)
                                ---------- -------------  -----------
  TOTAL AUTO DEALERSHIP ASSETS    728,061      150,000       878,061
                                ---------- -------------  -----------
AUTO FINANCE
 Cash and cash equivalents          4,985                      4,985
 Finance receivables, net          20,928                     20,928
 Other assets                       1,788                      1,788
                                ---------- -------------  -----------
  TOTAL AUTO FINANCE ASSETS        27,701                     27,701
                                ---------- -------------  -----------
  TOTAL ASSETS                   $755,762     $150,000      $905,762
                                ========== =============  ===========

                           UNITED AUTO GROUP, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                              ---------------------------------------
                                                        AS OF JUNE 30, 1997
                                                            PRO FORMA
                                                  UAG      ADJUSTMENTS    PRO FORMA
                                              ---------- --------------  -----------
In thousands
LIABILITIES AND STOCKHOLDERS' EQUITY
AUTO DEALERSHIPS
 Floor plan notes payable                      $268,955                    $268,955
 Short-term debt                                  6,970                       6,970
 Accounts payable                                29,707                      29,707
 Accrued expenses                                21,831                      21,831
 Current portion of long-term debt                4,217                       4,217
                                              ----------                 -----------
  Total current liabilities                     331,680                     331,680
 Long-term debt                                  93,722      $(50,000)(2)   243,722
                                                              150,000 (4)
                                                               50,000 (5)
 Due to related party                               438                         438
 Deferred income taxes                            8,362                       8,362
                                              ---------- --------------  -----------
  TOTAL AUTO DEALERSHIP LIABILITIES             434,202       150,000       584,202
                                              ---------- --------------  -----------
AUTO FINANCE
 Short-term debt                                    301                         301
 Accounts payable and other liabilities           3,730                       3,730
                                              ---------- --------------  -----------
  TOTAL AUTO FINANCE LIABILITIES                  4,031            --         4,031
                                              ---------- --------------  -----------
STOCKHOLDERS' EQUITY
 Voting Common Stock                                  2                           2
 Additional paid-in-capital                     309,647                     309,647
 Retained earnings                                7,880                       7,880
                                              ---------- --------------  -----------
  TOTAL STOCKHOLDERS' EQUITY                    317,529            --       317,529
                                              ---------- --------------  -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $755,762      $150,000      $905,762
                                              ========== ==============  ===========

(1) Represents the net proceeds from the Initial Offering and the deferred financing costs associated therewith.
(2) Represents the repayment of outstanding borrowings under the Senior Credit Facility with a portion of the net proceeds of the Offering.
(3) Represents the net proceeds from the issuance of the Series B Notes and the deferred financing costs associated therewith.
(4)    Represents the Notes issued in connection with the Initial Offering.
(5)    Represents the Series B Notes.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following table sets forth selected historical consolidated financial and other data of the Company (and, where indicated, of the Predecessor Company) as of the dates and for the periods indicated, including the results of operations of acquired dealerships from their respective dates of acquisition. The balance sheet data as of December 31, 1996, 1995, 1994, 1993 and 1992 and the statements of operations data for the years ended December 31, 1996, 1995, 1994, 1993 and for the three months ended December 31, 1992 have been derived from the financial statements of the Company which have been audited by Coopers & Lybrand L.L.P., the Company's independent accountants. The selected consolidated financial data set forth below for the Company for the six months ended June 30, 1997 and June 30, 1996 and for the Predecessor Company for the nine months ended September 30, 1992 are unaudited but have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting of only normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and related notes and Pro Forma Condensed Consolidated Financial Statements of the Company.


                                                                              THE COMPANY
                                      -------------------------------------------------------------------------------------
                                           SIX MONTHS                                                          THREE MONTHS
                                              ENDED                                                                   ENDED
                                             JUNE 30,                     YEAR ENDED DECEMBER 31,              DECEMBER 31,
DOLLARS IN THOUSANDS                    1997(2)    1996(3)      1996(4)     1995(5)      1994        1993              1992
------------------------------------  ---------- ----------  ------------ ----------  ----------  ---------  ---------------
STATEMENTS OF OPERATIONS DATA:
Auto Dealerships
 Total revenues                        $915,158    $597,939   $1,302,031    $805,621   $731,629    $606,091          $98,040
 Cost of sales, including floor plan
  interest                              798,896     531,560    1,157,368     720,344    647,643     537,688           85,712
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
 Gross profit                           116,262      66,379      144,663      85,277     83,986      68,403           12,328
 Selling, general and administrative
  expenses                               95,723      56,975      124,244      90,586     80,415      66,910           12,929
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
 Operating income (loss)                 20,539       9,404       20,419      (5,309)     3,571       1,493             (601)
 Other interest expense                  (2,246)     (2,005)      (4,398)     (1,438)      (860)     (1,233)              --
 Other income (expense), net                297       1,579        2,506       2,208     (2,899)         --               --
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
Income (loss) before income
 taxes--Auto Dealerships                 18,590       8,978       18,527      (4,539)      (188)        260             (601)
Auto Finance
 Revenues                                 2,085       1,029        1,798         530          2          --               --
 Interest expense                          (260)       (176)        (421)       (174)        --          --               --
 Operating and other expenses            (2,024)     (1,202)      (2,867)     (1,738)      (618)         --               --
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
Loss before income taxes--Auto
  Finance                                  (199)       (349)      (1,490)     (1,382)      (616)         --               --
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
Total Company
 Income (loss) before minority
  interests, (provision) benefit for
  income taxes and extraordinary
  item                                   18,391       8,629       17,037      (5,921)      (804)        260             (601)
 Minority interests                         (97)     (1,734)      (3,306)        366       (887)       (117)             152
 (Provision) benefit for income
  taxes                                  (7,378)     (2,997)      (6,270)      2,089         --         (47)              --
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
 Income (loss) before extraordinary
  item                                   10,916       3,898        7,461      (3,466)    (1,691)         96             (449)
Extraordinary item (net of income
 tax benefit)(6)                             --          --       (4,987)         --         --          --               --
                                      ---------- ----------  ------------ ----------  ---------- ----------        ---------
Net income (loss)                      $ 10,916    $  3,898   $    2,474    $ (3,466)  $ (1,691)   $     96          $  (449)
                                      ========== ==========  ============ ==========  ========== ==========        =========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                        PREDECESSOR COMPANY(1)
                                        -------------------
                                                NINE MONTHS
                                                      ENDED
                                              SEPTEMBER 30,
                                                       1992
                                     ----------------------
STATEMENTS OF OPERATIONS DATA:
Auto Dealerships
 Total Revenues                                    $297,010
 Cost of sales, including floor plan
  interest                                          257,845
                                                  ---------
 Gross profit                                        39,165
 Selling, general and administrative
  expenses                                           40,873
                                                  ---------
 Operating income (loss)                             (1,708)
 Other interest expense                                  --
 Other income (expense), net                             --
                                                  ---------
Income (loss) before income
 taxes--Auto Dealerships                             (1,708)
Auto Finance
 Revenues                                                --
 Interest expense                                        --
 Operating and other expenses                            --
                                                  ---------
Loss before income taxes--Auto
  Finance                                                --
                                                  ---------
Total Company
 Income (loss) before minority
  interests, (provision) benefit for
  income taxes and extraordinary
  item                                               (1,708)
 Minority interests                                      --
 (provision) benefit for income
  taxes                                                (197)
                                                  ---------
 Income (loss) before extraordinary
  item                                               (1,905)
Extraordinary item (net of income
 tax benefit)(6)                                         --
Net income (loss)                                 $  (1,905)
                                                  =========


                                                        THE COMPANY
                            ---------------------------------------------------------------------
                            AS OF JUNE 30,                   AS OF DECEMBER 31,
DOLLARS IN THOUSANDS             1997         1996       1995        1994       1993       1992
--------------------------  ------------- ----------  ---------- ----------  ---------- ---------
BALANCE SHEET DATA:
Auto Dealerships
 Total assets              $728,061      $505,693   $227,275   $169,766    $154,218    $87,084
 Floor plan notes payable   268,955       170,170     97,823     92,310      84,601     57,887
 Other debt                 105,347        23,968     44,538     29,440      24,209      3,630
Auto Finance
 Net assets                  23,670        14,522      3,501        291          --         --
Total Company
 Total assets               755,762       522,950    236,027    170,342     154,218     87,084
 Floor plan notes payable   268,955       170,170     97,823     92,310      84,601     57,887
 Other debt                 105,648        24,969     49,199     29,440      24,209      3,630
 Total stockholders'
  equity                    317,529       281,468     49,240     28,785      25,264     19,243





                                                                              THE COMPANY
                                      -------------------------------------------------------------------------------------
                                           SIX MONTHS                                                          THREE MONTHS
                                              ENDED                                                                   ENDED
                                             JUNE 30,                     YEAR ENDED DECEMBER 31,              DECEMBER 31,
DOLLARS IN THOUSANDS                     1997       1996         1996        1995        1994        1993              1992
------------------------------------  ---------- ----------  ------------ ----------  ----------  ---------  ---------------
Dollars in thousands
OTHER DATA:
EBITDA(7)                                $24,996    $12,519     $27,928    $(1,489)     $2,301      $2,417         $(322)
EBITDA margin(8)                             2.7%       2.1%        2.1%      (0.2)%       0.3%        0.4%         (0.3)%
Depreciation and amortization            $ 4,099    $ 1,709     $ 7,797    $ 2,820      $2,245      $  924         $ 279
Capital expenditures                     $ 5,808    $ 2,069     $ 6,771    $ 1,739      $5,237      $1,624         $ 511
Ratio of EBITDA to other interest
 expense (9)                                9.97x      5.74x       5.80x        (7)       2.68x       1.96x           (7)
Ratio of earnings to fixed charges(10)      8.34x      4.96x       4.54x       (10)        (10)       1.21x          (10)


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           PREDECESSOR
                                            COMPANY(1)
                                          -------------
                                            NINE MONTHS
                                                  ENDED
                                          SEPTEMBER 30,
                                                  1992
                                          ------------

OTHER DATA:
EBITDA(7)                                       $(882)
EBITDA margin(8)                                 (0.3)%
Depreciation and amortization                   $ 826
Capital expenditures                            $ 445
Ratio of EBITDA to other interest
 expense (9)                                       (7)
Ratio of earnings to fixed charges(10)            (10)


(1) Predecessor Company represents the combined historical results of the DiFeo Group acquired by the Company on October 1, 1992.
(2)    Includes the results of Crown Automotive from March 1, 1997.
(3) Includes the results of Atlanta Toyota from January 1, 1996 and United Nissan (GA) from May 1, 1996.
(4) Includes the results of Atlanta Toyota from January 1, 1996, United Nissan (GA) from May 1, 1996, Peachtree Nissan from July 1, 1996 and the Sun Automotive Group, the Evans Group and United Nissan (TN) from October 29, 1996.
(5)    Includes the results of Landers Auto from August 1, 1995.
(6) Represents the 10% call premium and the write-off of original issue discount and related deferred financing costs arising from the October 1996 redemption of the Company's Series A and B Senior Notes due 2003.
(7) EBITDA is defined as income (loss) before minority interests, (provision) benefit for income taxes, extraordinary item, interest expense (exclusive of interest relating to floor plan notes payable) and depreciation and amortization. For the purpose of calculating EBITDA for the year ended December 31, 1996, amortization has been reduced by $1.7 million for the write-off of original issue discount arising from the early retirement of the Company's Series A and B Senior Notes due 2003, during October 1996, which was included as an extraordinary item in the Company's consolidated financial statements. The Company has included information concerning EBITDA because it is used by certain investors as a measure of a company's ability to service its debt. EBITDA is not required by GAAP and should not be considered an alternative to net income or any other measure of performance required by GAAP, or as an indicator of the Company's operating performance, and should be read in conjunction with the consolidated statements of cash flows in the consolidated financial statements of the Company included elsewhere herein. EBITDA was insufficient to cover non-floor plan interest expense for the year ended December 31, 1995, the three months ended December 31, 1992 and the nine months ended September 30, 1992 by $3.1 million, $0.3 million and $0.9 million, respectively.
(8) EBITDA margin is calculated as the ratio of EBITDA to consolidated revenues for the period.
(9) Includes other interest expense from Auto Dealerships and interest expense from Auto Finance.
(10) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before minority interests, (provision) benefit for income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (excluding the amount of interest capitalized during the period and interest expense relating to floor plan notes payable and including amortization of deferred financing costs). Earnings were insufficient to cover fixed charges for the years ended December 31, 1995 and 1994, the three months ended December 31, 1992, and the nine months ended September 30, 1992 by $5.9 million, $0.8 million, $0.6 million and $1.7 million, respectively.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

   UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company is the second largest publicly-traded retailer of new motor vehicles in the United States, operating 57 franchises located in Arizona, Arkansas, Connecticut, Florida, Georgia, Nevada, New Jersey, New York, North Carolina, South Carolina,
Tennessee and Texas and representing 27 American, Asian and European brands.
As an integral part of its dealership operations, UAG also sells used vehicles. All of UAG's franchised dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Finance, an automobile finance company engaged in the purchase, sale and servicing of primarily prime credit quality automobile loans originated by both UAG and third-party dealerships.

   New vehicle revenues include sales to retail customers and to leasing companies providing consumer automobile leasing. Used vehicle revenues include amounts received for used vehicles sold to retail customers, leasing companies providing consumer leasing, other dealers and wholesalers. Finance and insurance revenues are generated from sales of accessories such as radios, cellular phones, alarms, custom wheels, paint sealants and fabric protectors, as well as amounts received as fees for placing extended service contracts, credit insurance policies, and financing and lease contracts. UAG dealerships market a complete line of aftermarket automotive products and services through its wholly-owned subsidiary, United AutoCare. Service and parts revenues include fees paid by consumers for repair and maintenance service and the sale of replacement parts.

   Through its automobile finance subsidiary, Atlantic Finance, the Company derives revenues from the purchase, sale and servicing of motor vehicle installment contracts originated by both UAG and third-party dealerships.

   The Company's selling expenses consist of advertising and compensation for sales department personnel, including commissions and related bonuses. General and administrative expenses include compensation for administration, finance and general management personnel, rent, insurance and utilities. Interest expense consists of interest charges on all of the Company's interest-bearing debt other than floor plan inventory financing. Interest expense on floor plan notes payable is included in cost of sales.

   The Company made a number of acquisitions in 1996 and 1997. Each of these acquisitions has been accounted for using the purchase method of accounting and as a result, the Company's financial statements include the results of operations of the acquired dealerships only from the effective date of acquisition.

RESULTS OF OPERATIONS

   The following discussion and analysis includes the Company's consolidated historical results of operations for 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997.

Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

Auto Dealerships

   Revenues. Revenues increased by $317.2 million, or 53.1%, from $597.9 million to $915.2 million due to acquisitions. Revenues at dealerships acquired subsequent to June 30, 1996 amounted to $321.9 million, offset slightly by a net decrease in sales at dealerships owned prior to June 30, 1996 due primarily to (i) a reduction in revenues at Atlanta Toyota, impacted by shortages of inventory of certain models, (ii) a reduction in sales volume at the Company's DiFeo division resulting in part from the closure of unprofitable dealerships and (iii) a decrease at Company Nissan dealerships in the southeastern United States, which the Company believes mirrors an overall decline in sales for Nissan in that region of the United States.

   Sales of new and used vehicles increased by $269.0 million, or 50.3%, from $535.2 million to $804.2 million. Revenues at dealerships acquired subsequent to June 30, 1996 amounted to $278.9 million, offset by the net decrease in new and used vehicle sales at dealerships owned prior to June 30, 1996 noted above. Unit retail sales of new and used vehicles increased by 30.0% and 63.8%, respectively, due principally to acquisitions. For the six months ended June 30, 1997, the Company sold 22,757 new vehicles (62.0% of total vehicle sales) and 13,943 used vehicles (38.0% of total vehicle sales). For the six months ended June 30, 1996, the Company sold 17,509 new vehicles (67.3% of total vehicle sales) and 8,510 used vehicles (32.7% of total vehicle sales). The increase in the relative proportion of used vehicle sales to total vehicle sales was due principally to the expansion of used car operations in response to the popularity of used cars. New vehicle selling prices increased by an average of 13.3% due primarily to changes in the mix of models sold and changes in manufacturer pricing. Used vehicle selling prices increased by an average of 11.9% due to changes in market conditions which resulted in a change in the mix of used vehicles sold.

   Finance and insurance revenues (aftermarket product sales) increased by $9.2 million, or 41.1%, from $22.3 million to $31.5 million due primarily to acquisitions and the establishment of United AutoCare, offset to a degree by a net decrease at dealerships owned prior to June 30, 1996 due to the decrease in new and used vehicle sales noted above.

   Service and parts revenues increased by $39.0 million, or 96.5%, from $40.4 million to $79.4 million due principally to acquisitions.

   Gross Profit. Gross profit increased by $49.9 million, or 75.2%, from $66.4 million to $116.3 million. Gross profit as a percentage of revenues increased from 11.1% to 12.7%. The increase in gross profit and in gross profit as a percentage of revenues is due to (i) acquisitions, (ii) increased finance and insurance and service and parts revenues, which yield higher margins, as a percentage of total revenues, (iii) improved gross profit margins on vehicle sales and service and parts revenues and (iv) the establishment of United AutoCare.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $38.7 million, or 68.0%, from $57.0 million to $95.7 million due principally to acquisitions and an increase in the infrastructure required to manage the substantial increase in the Company's operations and the planned expansion of its business in the future. Such expenses as a percentage of revenue increased from 9.5% to 10.5%.

   Other Interest Expense. Other interest expense increased by $0.2 million, from $2.0 million to $2.2 million due principally to an increase in interest expense arising from the issuance of acquisition-related debt, offset by a reduction in interest expense due to the retirement of the Company's Senior Notes in October 1996.

   Other Income (Expense), Net. Other income (expense), net decreased by $1.3 million, from $1.6 million to $0.3 million due principally to a reduction in related party interest income resulting from the disposition of the minority interests in certain dealerships in October 1996.

Total Company

   Provision for Income Taxes. The 1997 provision for income taxes increased $4.4 million from $3.0 million to $7.4 million. The increase is due to the increase in taxable income and a change in the Company's estimated effective tax rate.

1996 Compared to 1995

Auto Dealerships

   DiFeo Restructuring. In an effort to increase profitability of the DiFeo Group, the Company commenced a broad restructuring program in the first quarter of 1995 (the "DiFeo Restructuring"), which was substantially completed by the fourth quarter of 1995. First, the Company eliminated a total of 17 unprofitable franchises, or 45% of the DiFeo Group's total number of franchises, by voluntarily terminating 12 franchises and effectively ceasing to be the controlling or majority owner of five additional franchises. Second, the Company eliminated a level of senior management and shifted greater authority and responsibility to the general manager of each dealership. Third, the Company reduced personnel by approximately 250 employees (including senior management who were eliminated) and implemented pay plans linked to net profits and customer satisfaction. Fourth, the Company liquidated outdated inventory in order to lower inventory carrying costs and improve the utilization of space. Costs associated with the DiFeo Restructuring were approximately $0.7 million and $0.7 million for the years ended December 31, 1995 and 1996, respectively, primarily related to severance.

   Revenues. Revenues increased by $496.4 million, or 61.6%, from $805.6 million to $1,302.0 million due to the full year contribution of Landers Auto, which was acquired in August 1995, and the acquisitions made in 1996. Revenues at Landers Auto were $323.2 million in 1996. Revenues at the continuing franchises of the DiFeo Group increased by $82.9 million, or 13.8%, from $598.7 million to $681.6 million. That increase was more than offset by a decrease of $90.6 million in revenues due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.

   Sales of new and used vehicles increased by $448.2 million, or 62.6%, from $716.4 million to $1,164.6 million. Dealerships acquired in 1996 contributed $266.5 million to that increase. New and used vehicle sales at the continuing franchises of the DiFeo Group increased by $66.2 million, or 12.5%, from $529.0 million to $595.2 million. That increase was more than offset by a decrease of $78.2 million in sales due to the elimination of unprofitable franchises as part of the DiFeo Restructuring. Unit retail sales of new and used vehicles increased by 46.4% and 104.9%, respectively, due principally to the 1996 acquisitions and the full year contribution of Landers Auto. During 1996, the Company retailed 36,802 new vehicles (66.7% of total vehicle sales) and 18,344 used vehicles (33.3% of total vehicle sales). During 1995, the Company sold 25,138 new vehicles (73.7% of total vehicle sales) and 8,953 used vehicles (26.3% of total vehicle sales). The increase in the relative proportion of used vehicle sales to new vehicle sales was due principally to the expansion of existing used vehicle operations and the establishment of additional retail used vehicle centers in response to the increased popularity of used cars. New vehicle selling prices increased by an average of 5.4% due primarily to changes in the mix of models sold and changes in manufacturer pricing. Used vehicle selling prices increased by an average of 13.7% due to an increase in consumer demand and a change in the mix of used vehicles sold.

   Finance and insurance revenues (aftermarket product sales) increased by $13.8 million, or 46.3%, from $29.8 million to $43.6 million due to the full year contribution of Landers Auto and the acquisitions made in 1996. Sales of such products increased by $6.3 million, or 24.5%, from $25.7 million to $32.0 million at the continuing franchises of the DiFeo Group, offsetting the $2.0 million decrease in sales due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.

   Service and parts revenues increased by $34.5 million, or 58.1%, from $59.4 million to $93.9 million due to the full year contribution of Landers Auto and the acquisitions made in 1996.

   Gross Profit. Gross profit increased by $59.4 million, or 69.6%, from $85.3 million to $144.7 million. The full year contribution of Landers Auto accounts for $16.2 million of the increase and the remaining $37.5 million increase is due to the 1996 acquisitions. Gross profit at the continuing franchises of the DiFeo Group increased by $13.4 million, or 20.0%, from $66.9 million to $80.3 million. Gross profit as a percentage of revenues increased 4.7% from 10.6% to 11.1%. Included in the above gross profit figures is gross profit from finance and insurance activities, which increased by $8.9 million, or 38.2%, from $23.4 million to $32.3 million due principally to the full year contribution of Landers Auto and the 1996 acquisitions.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $33.6 million, or 37.1%, from $90.6 million to $124.2 million due principally to the full year ownership of Landers Auto and the 1996 acquisitions. Such expenses as a percentage of revenues decreased from 11.2% to 9.5%.

   Other Interest Expense. Interest expense other than floor plan increased by $3.0 million, or 214.3%, from $1.4 million to $4.4 million as a result of increased borrowings to finance the acquisitions made in 1995 and 1996.

Auto Finance

   Loss before Income Taxes. The pretax loss from operations at Atlantic Finance increased by $0.1 million from a loss of $1.4 million to $1.5 million.

Total Company

   Provision for Income Taxes. The 1996 provision for income taxes is $6.3 million, compared to an income tax credit of $2.1 million recorded in 1995. The credit for 1995 was taken as the Company determined in the fourth quarter that it was more likely than not that future taxable income from operations would be sufficient to fully realize the tax benefits of net operating losses incurred in prior years.

   Extraordinary Item, Net of Income Tax Benefits. The extraordinary item, net of income tax benefits, of $5.0 million represents a loss on the retirement of long-term debt resulting from a prepayment premium and a write-off of associated debt issuance costs.

1995 Compared to 1994

Auto Dealerships

   Revenues. Revenues increased by $74.0 million, or 10.1%, from $731.6 million to $805.6 million due to the acquisition of Landers Auto in August 1995. Revenues at Landers Auto contributed $116.3 million. Revenues at the continuing franchises of the DiFeo Group increased by $6.2 million, or 1.0%, from $592.5 million to $598.7 million. That increase was more than offset by a decrease of $48.5 million in revenues due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.

   Sales of new and used vehicles increased by $72.0 million, or 11.2%, from $644.4 million to $716.4 million. The acquisition of Landers Auto contributed $109.2 million to that increase. While revenues at the continuing franchises of the DiFeo Group increased by $5.0 million, or 0.9%, from $524.0 million to $529.0 million, that increase was more than offset by a decrease of $42.3 million in sales due to the elimination of unprofitable franchises as part of the DiFeo Restructuring. Unit sales of new and used vehicles increased by 11.9% and 7.4%, respectively, due principally to the acquisition of Landers Auto. Sales of new vehicles increased by 5.6% and sales of used vehicles decreased by 10.3% at the continuing franchises of the DiFeo Group, offset by the elimination of unprofitable franchises as part of the DiFeo Restructuring. During 1995, the Company retailed 25,138 new vehicles (73.7% of total vehicle sales) and 8,953 used vehicles (26.3% of total vehicle sales). During 1994, the Company retailed 22,464 new vehicles (72.9% of total vehicle sales) and 8,340 used vehicles (27.1% of total vehicle sales). The decrease in the relative proportion of used vehicle sales to new vehicle sales was due principally to stronger demand for new vehicles as opposed to used vehicles at the DiFeo Group operations offset by the acquisition of Landers Auto, which sells a higher proportion of used vehicles to new vehicles than the DiFeo Group. New vehicle selling prices increased by 4.4% due primarily to changes in manufacturer pricing. Used vehicle selling prices increased by 17.2% due to an increase in consumer demand and a change in the mix of used vehicles sold.

   Sales of finance and insurance products increased by $2.3 million, or 8.3%, from $27.5 million to $29.8 million due to the acquisition of Landers Auto. Sales of such products increased by $2.5 million, or 10.8%, from $23.2 million to $25.7 million at the continuing franchises of the DiFeo Group, offsetting in part the $2.3 million decrease in sales due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.

   Service and parts revenues decreased by $0.3 million, or 0.5%, from $59.7 million to $59.4 million due to the DiFeo Restructuring, offset by increased service and parts revenues attributable to Landers Auto.

   Gross Profit. Gross profit increased by $1.3 million, or 1.5%, from $84.0 million to $85.3 million. The acquisition of Landers Auto added $10.6 million during the five months the Company owned it. Gross profit at the continuing franchises of the DiFeo Group decreased by $3.3 million, or 4.7%, from $70.2 million to $66.9 million. Gross profit as a percentage of revenues decreased 7.8% from 11.5% to 10.6% as the Company implemented the DiFeo Restructuring. Included in the above gross profit figures is gross profit from finance and insurance activities, which decreased by $1.1 million, or 4.5%, from $24.5 million to $23.4 million due principally to the DiFeo Restructuring offset by the acquisition of Landers Auto. Gross profit from finance and insurance activities at the continuing franchises of the DiFeo Group decreased by $0.9 million, or 4.2%, from $21.4 million to $20.5 million.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $10.2 million, or 12.7%, from $80.4 million to $90.6 million due principally to the acquisition of

Landers Auto. Such expenses as a percentage of revenues increased from 11.0% to 11.2% of revenues. Selling, general and administrative expenses at the continuing franchises of the DiFeo Group increased by $3.9 million from $66.1 million to $70.0 million.

   Related Party Interest Income. Related party interest income was $3.0 million in 1995. There was no such income in 1994.

   Other Interest Expense. Interest expense other than floor plan increased by $0.5 million, or 55.6%, from $0.9 million to $1.4 million as a result of increased borrowings to finance the acquisitions of Landers Auto and Atlanta Toyota and the issuance of certain promissory notes as part of the consideration paid for Landers Auto, offset in part by a reduction in other interest-bearing debt.

   Equity in Loss of Uncombined Investees. Equity in loss of uncombined investees decreased by $2.1 million, or 72.4%, from $2.9 million to $0.8 million due to improved performance of certain dealerships in which the Company retained a minority interest.

   Loss before Income Taxes. The pretax loss from dealership operations increased from $0.2 million to $4.5 million, including the costs incurred in connection with the DiFeo Restructuring. The deterioration in the performance of the DiFeo Group during the first quarter of 1995 led management to undertake the DiFeo Restructuring.

Auto Finance

   Loss before Income Taxes. The pretax loss from operations at Atlantic Finance increased by $0.8 million from $0.6 million to $1.4 million, reflecting the early stage of its operations. Atlantic Finance was formed in the first quarter of 1994.

Total Company

   Minority Interests. Minority interests changed by $1.3 million from a charge of $0.9 million to a credit of $0.4 million as a result of the factors described above.

   Provision for Income Taxes. An income tax credit of $2.1 million was recorded in 1995. The credit was taken as the Company determined in the fourth quarter that it was more likely than not that, due to the DiFeo Restructuring, future taxable income from operations would be sufficient to fully recognize a net deferred tax asset at December 31, 1995. This net deferred tax asset stems from tax basis operating losses sustained in 1994 and 1995.

   Net Income (Loss). Net income decreased by $1.8 million from a loss of $1.7 million to a loss of $3.5 million due to the factors described above.

LIQUIDITY AND CAPITAL RESOURCES

   The cash requirements of the Company are primarily for acquisitions of new dealerships, working capital and the expansion of existing facilities. Historically, these cash requirements have been met through issuances of equity, borrowings under various credit agreements and cash flow from operations. At June 30, 1997, the Company's dealership operations had working capital of $67.8 million.

   During the six months ended June 30, 1997, dealership activities resulted in net cash provided by operations of $15.0 million. Net cash used by dealerships in investing activities during the six months ended June 30, 1997 totaled $83.4 million, relating primarily to dealership acquisitions, funding provided to Atlantic Auto Finance and capital expenditures. Dealership financing activities provided $44.9 million of cash during the six months ended June 30, 1997 principally from the issuance of long-term debt.

   The Company finances substantially all of its new and used vehicle inventory under revolving floor plan financing arrangements with various lenders. The floor plan lenders pay the manufacturer directly with respect to new vehicles. The Company makes monthly interest payments on the amount financed, but is not required to make loan principal repayments prior to the sale of new and used vehicles. Substantially all of the assets of the Company's dealerships are subject to security interests granted to their floor plan lending sources.

   At June 30, 1997, the Company had approximately $48.3 million of cash available to fund operations and future acquisitions and was fully borrowed under the Senior Credit Facility. In July 1997, the Company used $50.0 million of the net proceeds from the Initial Offering to repay all loans outstanding under the Senior Credit Facility. The balance of such proceeds in the amount of approximately $90.8 million was deposited with the Company's floor plan lenders, which deposits are earning interest at floor plan rates. In September 1997, the Company also deposited the $48.7 million of net proceeds from the offering of the Series B Notes with such floor plan lenders. The Company has such deposits to use for working capital and general corporate purposes, including acquisitions. The Senior Credit Facility, however, is currently unavailable. See "Description of Senior Credit Facility." The Company's principal source of growth has come, and is expected to continue to come, from acquisitions of automobile dealerships. The Company believes that its existing capital resources will be sufficient to fund its current acquisition commitments. To the extent the Company pursues additional significant acquisitions, it may need to raise additional capital either through the public or private issuance of equity or debt securities or through additional bank borrowings. A public equity offering would require the prior approval of certain automobile manufacturers.

CYCLICALITY

   Unit sales of motor vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. The Company believes that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability.

SEASONALITY

   The Company's combined business is modestly seasonal overall. The greatest seasonalities exist with the dealerships in the New York metropolitan area, for which the second and third quarters are the strongest with respect to vehicle-related sales. The service and parts business at all dealerships experiences relatively modest seasonal fluctuations.

EFFECTS OF INFLATION

   The Company believes that the relatively moderate rates of inflation over the last few years have not had a significant impact on revenue or profitability. The Company does not expect inflation to have any near-term material effects on the sale of its products and services. However, there can be no assurance that there will be no such effect in the future.

   The Company finances substantially all of its inventory through various revolving floor plan arrangements with interest rates that vary based on the prime rate or LIBOR. Such rates have historically increased during periods of increasing inflation. The Company does not believe that it would be placed at a competitive disadvantage should interest rates increase due to increased inflation since most other automobile dealers have similar floating rate borrowing arrangements.

NEW ACCOUNTING PRONOUNCEMENTS

   In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 establishes financial and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. This Statement is effective for transactions occurring after December 31, 1996. The Company does not believe that adoption of this standard will have a material impact on its financial position and results of operations.

   In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes standards for computing and presenting earnings per share for periods ending after December 15, 1997. Basic and diluted earnings per share, calculated pursuant to SFAS 128, are not expected to be materially different from net income per common share as reflected in the financial statements included herein.

                                   BUSINESS

OVERVIEW

   UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company is the second largest publicly-traded retailer of new motor vehicles in the United States, operating 57 franchises located in Arizona, Arkansas, Connecticut, Florida, Georgia, Nevada, New Jersey, New York, North Carolina, South Carolina, Tennessee and Texas and representing 27 American, Asian and European brands. As an integral part of its dealership operations, UAG also sells used vehicles. All of UAG's franchised dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Finance Corporation, an automobile finance company engaged in the purchase, sale and servicing of primarily prime credit quality automobile loans originated by both UAG and third-party dealerships. For the year ended December 31, 1996, on a pro forma basis, the Company retailed 62,769 new and 35,106 used vehicles. For the six months ended June 30, 1997 and the year ended December 31, 1996, on a pro forma basis, the Company had revenues of $1.2 billion and $2.4 billion, respectively, and EBITDA of $32.7 million and $65.5 million, respectively.

COMPETITIVE STRENGTHS

   The Company has attained a leading position in the industry through a series of acquisitions. The Company attributes its success and its continued opportunities for growth and profitability to the following competitive strengths:

Diverse Product and Geographic Portfolio

   Since its initial acquisition in October 1992, the Company has completed 18 dealership acquisitions organized into eight geographic hubs including the New York, Atlanta and Phoenix metropolitan areas. Brand portfolio is carefully managed to reduce the risks associated with both changes in consumer preferences and dependence on any single manufacturer or market segment. Also, geographic diversity mitigates the Company's exposure to regional economic and weather conditions. The Company will continue to target dealerships in the South, Southeast and Southwest regions of the United States, which benefit from lower operating costs than those of other regions and favorable climatic conditions throughout the year.

Scale of Operations

   The Company's scale of operations allows it to enhance revenues and reduce costs relative to smaller dealership groups and stand-alone dealerships. For example, through its United AutoCare subsidiary, UAG dealerships market a variety of aftermarket products and services that generate additional revenues previously captured by third-party vendors. The Company believes that United AutoCare's size and large customer pool allow it to provide credit insurance at more favorable rates than its smaller competitors. The Company's bulk purchasing of appearance packages and other aftermarket products provides opportunities for improved margins relative to smaller dealership groups. UAG also benefits from its large number of dealerships and high sales volumes when negotiating floor plan financing rates. Also, the Company believes that its hub strategy provides opportunities to lower used vehicle acquisition costs at the regional level.

Access to Capital Markets

   The Company believes that its proven ability to access the capital markets is a competitive advantage. The capital raised allows the Company to implement its acquisition program in order to continue to participate in the consolidation of the automotive retailing industry. The Company is often sought out by potential sellers who are attracted by UAG's ability to acquire their dealerships for a combination of cash and stock.

Customer Focus

   Central to UAG's overall philosophy is customer-oriented service designed to meet the needs of an increasingly sophisticated and demanding automotive consumer. Each of the Company's dealerships is a full-service operation, providing sales, service and parts departments. The Company seeks to provide its customers with a satisfying, pleasant and informative retailing experience, which entails "one-stop" shopping convenience, competitive pricing and a sales staff that is knowledgeable about product offerings and responsive to a customer's particular needs. Continuous training of the sales force focuses on providing skills that improve its relationships with customers. A key management tool at UAG is CSI scores, which are derived from data accumulated by manufacturers through customer surveys. These scores are monitored carefully by management to improve dealership operations and are used as a factor in determining compensation of general managers.

BUSINESS STRATEGY

   UAG seeks to be a leader in the consolidation of the automotive retailing industry and to increase shareholder value through a strategy that includes the following principal elements:

Acquire and Integrate Profitable Dealership Operations

   UAG seeks to capitalize on continuing consolidation in the $675 billion U.S. automotive retailing industry by selectively acquiring profitable dealerships. The Company targets dealerships or dealership groups with established records of profitability as well as with experienced management willing to remain in place. The Company focuses on opportunities in geographic markets with above-average projected population and job growth. Of the approximately 22,000 dealerships in the United States, the Company believes that at least 2,000 dealerships, some of which are members of dealership groups, meet its acquisition criteria. The Company may also target dealerships in North American markets outside the United States. The Company is also creating regional hubs of dealerships that will be able to share administrative and other operations to reduce costs.

   The Company's acquisition program has been specifically tailored to address dealers' desire to retain a management role in their businesses while achieving personal liquidity. Owners of acquired dealerships typically continue in their role as dealership manager and some also participate in overall Company operations through their roles on UAG's Chairman's Committee. The Company believes it provides dealership managers additional management tools as its economies of scale, marketing expertise and corporate resources act as a catalyst for continual dealership growth. In addition, the owner may retain an equity interest in the business through the ownership of capital stock and/or stock options of UAG.

Grow Higher-Margin Operating Businesses

   UAG is focusing on higher-margin businesses such as the retail sale of used vehicles, aftermarket products and service and parts.

   Used Vehicles. Used vehicle sales by franchised dealers, with average prices approximately 60% of new vehicle prices, typically generate higher gross margins than new cars because of limited comparability among them and the somewhat subjective nature of their valuation. Consumer acceptance of used vehicle purchasing has grown due principally to the following factors: (i) the availability of late-model, low-mileage used automobiles has increased due to the large supply of cars coming off short-term leases and from rental company fleets; (ii) the quality of motor vehicles has generally improved; and (iii) the prices of new cars have risen. The Company has taken advantage of this trend by recently opening additional stand-alone used vehicle operations.

   UAG believes that by virtue of its new vehicle franchises it enjoys significant advantages over both independent and chain used-car companies in sourcing used vehicles. Specifically, the Company has access to (i) a steady supply of used cars accepted as trade-ins for new vehicle purchases, (ii) off-lease vehicles that were originally leased through the new vehicle franchise and (iii) used car auctions open only to new car dealers. In addition, only new car franchises are able to sell used cars certified by the manufacturer under newly introduced programs in which the manufacturer supports specific high-quality used cars with extended warranties and attractive financing options.

   Aftermarket Products. Each sale of a new or used vehicle provides the opportunity for the Company to sell aftermarket products. A substantial portion of the gross profit on the sale of a vehicle generally is earned from the sale of aftermarket products. Aftermarket products include accessories such as radios, cellular phones, alarms, custom wheels, paint sealants and fabric protectors, as well as agency services such as extended service contracts and credit insurance policies. In addition, the Company receives fees for placing financing and lease contracts. In order to meet customers' needs and help create a "one-stop" shopping experience, management continues to expand aftermarket product offerings.

   Service and Parts. Each of UAG's dealerships offers a fully integrated service and parts department. The service and parts business provides an important recurring revenue stream to the Company's dealerships, which may help to mitigate the effects of downturns in the automobile sales cycle. Unlike independent service shops or used car dealerships with service operations, UAG is qualified to perform work covered by manufacturer warranty. Since warranty service work is paid for by the manufacturer, consumers are motivated to service their vehicles at a dealership for the warranty period. In recent years, manufacturers have generally lengthened standard warranty coverage on new cars to three years/36,000 miles and introduced warranty coverage on used cars, further enhancing customer retention opportunities in the service area. To grow their service and parts businesses, UAG dealerships have implemented programs to track maintenance records of customers and contact them regarding dealer promotions and maintenance schedules. In addition, the Company is actively marketing warranty-covered services to potential customers such as municipalities and corporations with large fleets of automobiles located near certain of its dealerships. The Company is able to offer repair services to such customers on a more efficient and less costly basis than such customers generally can perform themselves. The Company believes that its market share will grow at the expense of independent mechanics' shops, which may be unable to address the increased mechanical and electronic sophistication of today's motor vehicles and the increased expenses of compliance with more stringent environmental regulations.

Implement "Best Practices"

   The Chairman's Committee, comprised of senior executive officers and key managers, meets regularly to review the operating performance of individual dealerships as well as to examine important industry trends and, where appropriate, recommend specific operating improvements. This facilitates implementation of successful strategies throughout the organization so that each dealership can benefit from the successes of the others as well as from the knowledge and experience of UAG's senior management. Management also attends various industry-sponsored leadership and management seminars and receives continuing education in products, marketing strategies and management information systems. The Company shares training techniques across its dealership base and has made improving service absorption and aftermarket revenues a Company-wide focus.

Generate Incremental Revenue from Automobile Finance Business

   In 1996, industry wide, greater than 70% of new and used automobiles purchased from franchised dealerships and independent businesses were financed. To further increase the incremental profit achievable through its vehicle sales by capturing some of this financing business, the Company established Atlantic Finance, its own automobile finance subsidiary. Atlantic Finance purchases, sells and services primarily prime credit quality automobile loans originated by both UAG and third-party dealerships. Based in Rochester, New York, Atlantic Finance commenced loan operations in January 1995 and currently serves approximately 234 dealerships in Arizona, Arkansas, Connecticut, Georgia, New Jersey, New York and Texas. Atlantic Finance provides the Company with another opportunity to earn incremental revenue on its vehicle sales.

   Led by an experienced management team, Atlantic Finance seeks to grow by
(i) increasing its business with existing UAG dealerships, including those with which it has yet to commence financing activities, (ii) commencing financing activities with dealerships acquired by UAG in the future and (iii) using its presence in its local operating markets to cultivate relationships with additional unaffiliated dealerships. Atlantic Finance's goal is to ultimately purchase up to 50% of its finance contracts from non-UAG dealers.

ACQUISITION HISTORY

Trace established the Company to acquire, consolidate and operate large automobile retailers and related businesses. A history of automotive experience enabled Trace to be among the first to recognize and capitalize on the opportunities created by the industry's rapid consolidation. This consolidation offered UAG a means to quickly establish significant market presence and realize economies of scale through professional operation of dealerships.

The following table sets forth information with respect to the dealerships that are currently owned by the Company and those that are proposed to be acquired in the Pending Acquisitions:

                                DATE
DEALERSHIP                  ACQUIRED LOCATIONS             FRANCHISES HELD
----------                  -------- ---------             ---------------
DiFeo Group
 DiFeo Automotive Group     10/92    Danbury, CT           Chevrolet-Geo, Hyundai, Isuzu,
                                                           Suzuki
                                     Bound Brook, NJ       Lexus
                                     Jersey City, NJ       Hyundai, Jeep-Eagle, Toyota
                                     Tenafly, NJ           BMW
                                     Nyack, NY             Mitsubishi, Toyota
 DiFeo Nissan               11/92    Jersey City, NJ       Nissan
 DiFeo Chrysler-Plymouth    12/92    Jersey City, NJ       Chrysler-Plymouth
 Fair Honda                  1/93    Danbury, CT           Honda
 Fair Dodge                  2/93    Danbury, CT           Dodge
 Gateway                     8/93    Toms River, NJ        Mitsubishi, Toyota
Landers Auto                 8/95    Benton, AR            Chrysler-Plymouth, Dodge, GMC
                                                           Truck, Jeep-Eagle
Atlanta Toyota               1/96    Duluth, GA            Toyota
United Nissan (GA)           5/96    Morrow, GA            Nissan
Peachtree Nissan             7/96    Chamblee, GA          Nissan
Sun Automotive Group        10/96    Phoenix, AZ           BMW, Land Rover
                                                           Acura, Audi, Land Rover, Lexus,
                                     Scottsdale, AZ        Porsche, Rolls-Royce/Bentley (a)
Evans Group                 10/96    Duluth, GA            BMW
                                     Conyers, GA           Nissan
United Nissan (TN)          10/96    Chattanooga, TN       Nissan
                                                           Chrysler-Plymouth, Dodge,
Crown Automotive             3/97    Houston, TX           Jeep-Eagle
Hanna Nissan                 4/97    Las Vegas, NV         Nissan
Staluppi Group               4/97    Long Island, NY       Nissan(2), Toyota (2)
                                                           Chrysler-Plymouth, Infiniti,
                                     W. Palm Beach, FL     Jeep-Eagle, Nissan, Toyota
Reed Group                   5/97    Fayetteville, NC      Chevrolet
                                     North Charleston, SC  Chevrolet
                                     Summerville, SC       Chevrolet-Geo, Oldsmobile
Lance Landers                6/97    Benton, AR            Buick, Isuzu, Pontiac
Stone Mountain               8/97    Stone Mountain, GA    Chrysler-Plymouth, Jeep-Eagle
Lynn Alexander Group          (b)    San Angelo, TX        Chevrolet, Chrysler-Plymouth,
                                                           Dodge, Jeep-Eagle, Nissan
Classic Auto Group            (b)    Cherry Hill, NJ       Buick, Saab
                                     Moorestown, NJ        Chevrolet
                                     Turnersville, NJ      Acura, BMW, Buick, Chevrolet,
                                                           Honda, Nissan
Shreveport Dodge              (b)    Shreveport, LA        Dodge

(a)    Acquired February 1997.
(b)    Acquisiton pending.

INDUSTRY OVERVIEW

   With more than $675 billion in 1996 sales, automotive retailing is the third largest domestic industry group in the United States. The industry is highly fragmented and largely privately held with approximately 22,000 automobile dealerships representing more than 48,000 franchises. In 1996, U.S. franchised automobile dealers sold 15.2 million new vehicles and 15.7 million used vehicles for sales of approximately $310 billion and $193 billion, respectively.

   Manufacturers originally established franchised dealer networks for the distribution of their vehicles as single-dealership, single-owner operations. In return for exclusive distribution rights within specified territories, manufacturers exerted significant influence over such matters as a dealer's location, inventory size and composition and merchandising programs, as well as the identity of owners and managers. This strict control contributed to the proliferation of small dealerships, which at their peak in the late 1940s numbered in excess of 49,000. Several manufacturers went out of business in the 1950s, and the number of dealerships decreased to 36,000 by 1960.

   Significant industry changes took place in the 1970s when the oil embargo forced dramatic increases in gasoline prices and foreign manufacturers increased their penetration of the U.S. market with fuel-efficient, low-cost vehicles. These competitive pressures offered dealers a platform for stronger negotiating positions with manufacturers thereby fostering a change in the traditional distribution system. Dealers began to add foreign franchises and the phenomenon of the multi-franchise automobile dealer, or "megadealer," emerged, prompting both significant acquisition activity and the consolidation activities of the 1980s. The easing of restrictions against megadealers combined with continual competitive pressures upon undercapitalized dealerships has led to further consolidation of the industry. Since 1960, the number of dealerships has declined 39% to the current 22,000 level.

   As the industry has evolved, so has the dealership profile. Over the past three decades, there has been a trend toward fewer, but larger, dealerships. In 1996, each of the largest 100 dealer groups had more than $200 million in revenues. Although significant consolidation has taken place since its inception, the industry today remains highly fragmented, with the largest 100 dealer groups generating less than 11% of total revenues and controlling approximately 5% of all franchised dealerships.

DEALERSHIP OPERATIONS

   The Company's management structure is designed to support and encourage entrepreneurial drive and individual responsibility. Each dealership is operated as a distinct profit center, where dealership managers are given a high degree of autonomy. The Company believes that its dealership managers, as long-time members of the local community, are best able to judge how to conduct day-to-day operations in a manner consistent with the established character and needs of the local community. A general manager oversees the operations, personnel and financial performance of the dealership, which is typically staffed by a sales manager, a parts manager, a service manager, sales representatives, technicians and parts employees. The sales staff of each UAG dealership is compensated primarily on a commission basis, while the general manager, service manager and parts manager receive a combination of salary and performance bonus.

   General managers prepare monthly forecasts based on historical information and projected trends, and a component of each general manager's compensation is determined by meeting or exceeding these operating plans. During the year, general managers regularly review their dealerships' progress with senior management and make appropriate adjustments as needed. To promote communication and efficiency in operating standards, general managers and members of senior management attend several Company-wide strategy sessions each year. In addition, management attends various industry-sponsored leadership and management seminars and receive continuing education in product, marketing strategies and management information systems.

   The Company's dealerships engage in a number of interrelated businesses: new vehicle sales; used vehicle sales; sales of aftermarket products; and service and parts operations.

New Vehicles

   On a pro forma basis, in 1996, UAG sold at retail 62,769 new vehicles and new vehicle operations (including fleet sales) generated $1,432 million in revenues, or 60.5% of total auto dealership revenues.

   The Company sells 27 American, Asian and European brands ranging from economy cars to luxury cars and sport utility vehicles. The following table sets forth, on a pro forma basis for 1996, certain information relating to new vehicles sold at retail by the Company:

                 NUMBER OF NEW VEHICLES  % OF NEW VEHICLES SOLD
MANUFACTURER              SOLD AT RETAIL               AT RETAIL
--------------  ----------------------- -----------------------
Toyota                            22,142                    35.3%
Nissan                            15,439                    24.6
Chrysler                          11,021                    17.6
General Motors                     7,026                    11.2
BMW                                2,316                     3.7
Honda                              1,793                     2.9
Mitsubishi                         1,234                     2.0
Hyundai                              811                     1.3
Land Rover                           407                     0.7
Isuzu                                216                     0.3
Audi                                 140                     0.2
Porsche                              119                     0.1
Suzuki                               105                     0.1
                ----------------------- -----------------------
  Total                           62,769                   100.0%
                ======================= =======================

   UAG purchases substantially all of its new car inventory directly from manufacturers. Manufacturers allocate inventory based on the size and location of dealerships, but actual shipments result from negotiations with individual dealers. From time to time, UAG will exchange new vehicles with other dealerships to accommodate customer demand and balance inventory. The Company believes that larger dealers such as UAG are better positioned to secure favorable inventory shipments and optimize manufacturers' allocations through its retail network. UAG finances its inventory purchases through revolving credit arrangements known in the industry as floor plan facilities. As a result of its size, UAG is able to secure floor plan financing on terms more favorable than those generally available to smaller dealers.

   As required by law, UAG posts the manufacturer's suggested retail price, or "MSRP," on every new vehicle. However, as is customary in the industry, the final sales price is generally a negotiated price. The Company continues to evaluate changing consumer preferences for vehicle purchasing. For example, certain dealerships have implemented "value pricing," where the dealer is given less flexibility to negotiate between the MSRP and wholesale price.

   New vehicle retail sales are made to individual customers and to leasing companies providing consumer leasing. Industry wide, the percentage of new vehicle retail sales that are leasing transactions has increased from 13.5% in 1990 to 33.0% in 1996. Manufacturers have encouraged this trend through their captive finance companies by supporting residual values in such a way so as to reduce consumers' monthly lease payments, particularly for shorter-term leases. This method has attracted consumers to shorter-term leases, which has the effect of bringing the consumer back to the market sooner than if the purchase were debt financed and providing new car dealerships with a steady source of late-model, off-lease vehicles for their used car inventory. In addition, because the vehicle usually remains under factory warranty for the term of the lease, the dealership has the opportunity to provide repair service to the lessee.

Used Vehicles

   On a pro forma basis, in 1996, UAG sold at retail approximately 35,106 used vehicles and used vehicle operations (including sales at wholesale) generated $667 million in revenues, or 28.1% of total auto dealership revenues.

   The used car department is becoming an increasingly significant profit center of a franchised dealership. Used vehicles typically generate higher gross margins than new vehicles because of their limited comparability and the somewhat subjective nature of their valuation. Profits from used cars sales are dependent primarily on the ability to source a low-cost, high-quality supply and effectively manage inventory. UAG's dealerships acquire their used cars through trade-ins, lease expirations and auctions. Off-lease vehicles are regarded as the highest quality in their age class due to their low mileage and good condition relative to fleet and rental vehicles. When a leasing customer declines to purchase the vehicle upon expiration of the lease, industry practice is to offer it to the dealer that originated the transaction before it is offered to other dealers or sold at auction. In addition, UAG purchases a significant portion of its used car inventory at "closed" auctions, which offer off-lease, rental and fleet vehicles. Such auctions can be attended only by new car dealers. The balance of its used car inventory is purchased at "open" auctions, which offer repossessed cars and cars sold by other dealers. The Company has specialized used car managers who attend auctions several times a week and can buy for an entire division.

   The Company sells used vehicles at its franchised dealerships as well as at various used vehicle centers. At its multi-brand dealerships, trade-ins obtained at one location are generally transferred to the location that sells that particular brand of new vehicles, where customer interest for that brand is likely to be stronger and the salespersons' knowledge of that brand is typically greater. A well-stocked used vehicle inventory allows the Company's salespersons to offer high-quality used vehicles not only to customers shopping for a used vehicle, but also to customers who come to the dealership to buy a new vehicle and then realize that they cannot afford one. In order to capitalize further on the increased popularity of used cars, the Company has opened additional used car centers.

   The Company has developed a systematic approach to managing its used car inventory. Poor-quality trade-ins and used cars that have remained unsold for a specific period of time varying generally from 60 to 75 days are sold at auction. In the past, the volume of used cars that UAG has sold to certain auctions has afforded it seller's fee discounts and favorable display locations and times, which tend to maximize the vehicle's sale price.

   The Company has taken several initiatives to enhance customer confidence in used cars, including offering extended warranties, stocking higher-quality, late-model used cars and participating in manufacturer certification programs. Under such certification programs, which are available exclusively to new car dealers, manufacturers support used vehicles with extended factory warranties and attractive financing options. The Company performs the rigorous inspections and reconditioning required for certification. Management believes that its size is an advantage over smaller new car dealers, who may not receive a sufficient supply to justify dedicating resources to the certification process.

   The Company believes that its status as a franchised new car dealer provides it a distinct competitive advantage over independent used car sellers and superstores in terms of access to the highest-quality and lowest-cost supply of used vehicles. Vehicles traded in for used cars are generally older, of poorer quality and out-of-warranty compared to trade-ins received at a new car franchise. New car dealers generally have the first opportunity to purchase the desirable off-lease vehicles, while independents must bid for the remaining vehicles and subsequently may incur brokerage fees and costs of transporting them to their stores. Auctions of off-lease and fleet vehicles and rental cars with guaranteed manufacturer buyback are open only to franchised new car dealers. In addition to advantages in sourcing used cars, management believes that its affiliation with manufacturers and ability to offer certified used cars with factory warranties raises the consumer's level of trust and ultimately their inclination to buy used cars from franchised rather than independent sellers.

Aftermarket Products

   On a pro forma basis, in 1996, UAG's sales of aftermarket products generated $73 million in revenues, or 3.1% of total auto dealership revenues. The reporting of sales of certain products in this category varies among UAG's dealerships with certain dealerships treating the sale of products such as radios and alarms as part of the sale of the vehicle itself.

   UAG earns a significant portion of the gross profit on the sale of new and used vehicles on the sale of aftermarket products. Aftermarket products include accessories such as radios, cellular phones, alarms, custom wheels, paint sealants and fabric protectors, as well as agency services such as extended service contracts and credit insurance policies. In addition, the Company receives fees for placing financing and lease contracts. The Company believes that working closely with its customers to identify suitable financing products enhances the Company's overall profitability by increasing the percentage of vehicle purchases financed through its dealerships.

   Approximately 80% of customers who purchase or lease new and used vehicles from or through the Company originate financing or lease contracts through the dealership. UAG earns a fee from the finance provider in its diverse network of finance companies and leasing companies that accepts and funds the transaction without recourse to the dealership on the contract principal amount. The Company is, however, typically assessed a chargeback against a portion of the finance fee if the contract is terminated prior to its scheduled maturity for any reason, such as early repayment or default. UAG has relationships with financing sources across the credit quality spectrum. As a result, the Company is able to service practically any customer who requires financing.

   At the time of a new vehicle sale, the Company offers extended service contracts to supplement warranties offered by manufacturers. UAG also sells extended service contracts with respect to used vehicles. Currently, the Company sells third-party extended service contracts and recognizes the associated revenue at the time of the vehicle sale. On a pro forma basis, in 1996, the Company sold extended service contracts on 26% and 45% of its new and used vehicle sales, respectively. The Company also offers certain types of credit insurance to customers who finance their vehicle purchases through the Company. Such policies generally provide for repayment of the vehicle loan if the obligor dies before the loan is fully repaid. The Company also sells accident and health insurance policies which provide payment of the monthly loan obligations during any period in which the obligor is disabled. The Company receives a commission upon the sale of a policy and a bonus based on whether payments are made under the policy.

Service and Parts

   On a pro forma basis, in 1996, UAG's service and parts operations generated $196 million in revenues, or 8.3% of total auto dealership revenues. The Company considers its service and parts business integral to its objective of providing customers with a satisfying and informative dealership experience, thereby creating an opportunity to strengthen customer loyalty.

   The service and parts business is relatively stable and provides an important recurring revenue stream to the Company's dealerships, which may help to mitigate the effects of downturns in the automobile sales cycle. UAG measures the performance of its service and parts operations in terms of service absorption, which measures the percentage of the overall fixed costs covered by service and parts-related gross profit. For the six months ended June 30, 1997, the Company's service absorption was 53.7%. The Company has targeted a service absorption rate of 60%.

   The Company has a total of 1,014 service bays and 87 paint bays throughout its network. The Company's service and body shop facilities are equipped with technologically advanced tools and diagnostic equipment and staffed by manufacturer-trained and certified service technicians. The Company's service technicians perform full-service repairs on all brands of vehicles UAG sells. UAG dealerships feature various combinations of fully equipped service and body shop facilities capable of handling almost any type of vehicle repair on virtually any type of vehicle, from rebuilding entire engines to routine maintenance functions, including tune-ups, oil changes, tire balancing, front-end alignments and inspections. UAG dealerships offer such services in a relaxed and accommodating atmosphere. Most UAG dealerships have lounges equipped with televisions, recliners, sofas, phones and food and beverage machines to allow customers to relax or conduct business while waiting for service to be performed.

   The Company performs both warranty and non-warranty service work, with the cost of the warranty work being paid by the manufacturer at retail consumer rates. Manufacturers permit warranty work to be performed only at franchised dealerships. Hence, unlike independent service shops or used car dealerships with service operations, UAG is qualified to perform work covered by manufacturer warranties.

   UAG's factory-certified service employees regularly attend manufacturer-sponsored training programs to remain abreast of current diagnostic and repair and maintenance techniques. The Company employs a compensation program for its service technicians designed to encourage the performance of expedited and high-quality repair and maintenance services and ensure a high degree of customer satisfaction. Rather than paying service technicians on an hourly basis, each technician receives a flat rate for each service or repair performed. If a service or repair is performed incorrectly, the technician making the initial repair or service must correct the situation without additional compensation. This compensation arrangement facilitates the retention of efficient service technicians who can increase their compensation by expeditiously and accurately completing service and repairs and also enhances customer satisfaction for repair jobs that are completed correctly the first time.

   The Company's body shops, which include multiple paint bays, are fully equipped to make virtually any type of body repair, from complete reconstruction of vehicle frames damaged in accidents to repairs and replacements of hoods, body panels and fenders. UAG dealerships' body shops are also used to refurbish vehicles in need of updating due to changes in industry standards or to satisfy regulatory guidelines.

   The parts departments support the Company's sales and service functions. The Company utilizes its parts department when performing its repair, maintenance and body shop services, including all parts required to recondition used vehicles for resale. In addition to supporting the Company's service and body shop functions, the Company markets its parts and accessories at its dealerships to those customers who prefer to perform maintenance and repair of vehicles on their own.

   An important goal of the Company is to retain or convert each purchaser of a vehicle into a customer of the service department. To that end, UAG has implemented a program which tracks maintenance records of customers and contacts them regarding dealer promotions and maintenance schedules. After a repair or service has been completed, the customer is called to determine whether he or she is completely satisfied. In addition, the Company is actively marketing its warranty-covered services business to potential higher-volume service customers such as municipalities and corporations with large motor vehicle fleets located near certain of its dealerships. The Company is able to offer repair services to such customers on a more efficient and less costly basis than such customers generally can perform themselves.

ATLANTIC FINANCE

   Atlantic Finance is the Company's automotive finance subsidiary engaged in the purchase, sale and servicing of motor vehicle installment contracts originated by both UAG and third-party dealerships. Atlantic Finance commenced loan operations in January 1995 and currently serves approximately 234 dealerships in Arizona, Arkansas, Connecticut, Georgia, New Jersey, New York and Texas. Atlantic Finance derives its revenues from three primary areas: finance charges on its automobile contracts; gains in connection with the sale or securitization of pools of automobile contract receivables; and service fees, late charges and other related income.

   Led by an experienced management team, Atlantic Finance seeks to grow by
(i) increasing its business with existing UAG dealerships, including those with which it has yet to commence financing activities, (ii) commencing financing activities with dealerships acquired by UAG in the future and (iii) using its presence in its local operating markets to cultivate relationships with additional unaffiliated dealerships. While as of June 30, 1997, 69% of its $100.6 million in finance contracts were originated by UAG dealers, Atlantic Finance is not intended to be a captive finance company. Rather, Atlantic Finance's goal is to ultimately purchase up to 50% of its finance contracts from non-UAG dealers.

   With over 90 years of collective experience in the consumer finance industry, the four members of Atlantic Finance's senior management expect to expand Atlantic Finance's business by demonstrating commitment to dealer service, achieving cost efficiencies through a centralized operations structure, pursuing cost-effective sources of capital for business growth and focusing on high-quality credit, as described below.

   Dealer Service. Atlantic Finance's goal is to be a service-oriented and reliable source for financing. Atlantic Finance sales representatives solicit dealers who meet Atlantic Finance's standards and enter into a dealer agreement that outlines contract purchase terms. After a loan application is delivered, usually by fax from the dealer, Atlantic Finance generally responds within two hours. If an application is not initially acceptable, Atlantic Finance's loan officers often suggest modifications to meet Atlantic Finance's standards, such as increasing the down payment or reducing the term of the loan.

   Centralized Operations. Atlantic Finance believes that it can effectively service its dealers from a central site without the cost of duplicating administrative and order processing functions in multiple locations. Atlantic Finance employs local sales representatives who are responsible for different geographic territories and constitute a flexible, cost efficient means for rapid growth.

   Sources of Capital. Atlantic Finance currently has available an aggregate of $85.0 million under its revolving credit facilities, known in the industry as warehousing programs, with Citibank, N.A. (and an affiliate thereof) and Morgan Guaranty Trust Company of New York. Atlantic Finance uses automobile loans as collateral to borrow from such banks. Once the warehoused amount reaches a specified level, Atlantic Finance issues securities to investors at a fixed rate, collateralized by the bundled loans, and continues to service the receivables for a fee. The net proceeds of these securitizations are used by Atlantic Finance to repay outstanding loans under its credit facilities, which enables Atlantic Finance to redeploy its capital for further loans. Atlantic Finance benefits from its affiliation with UAG by receiving favorable lending terms and access to capital markets as a source of financing.

   On July 19, 1996, Atlantic Finance, through a wholly owned, special-purpose subsidiary, completed a private placement of $45.8 million aggregate principal amount of 6.7% Asset Backed Certificates. Such certificates represent fractional undivided interests in a trust consisting primarily of a pool of automobile loan receivables. Atlantic Finance will service the receivables for an annual fee equal to 1.0% of the principal amount of receivables plus certain supplemental fees. Under certain conditions, Atlantic Finance is obligated to repurchase receivables in the event of breach of certain representations and warranties with respect to the receivables and in the event of breach of certain servicing obligations and covenants of Atlantic Finance. On the basis of a credit enhancement insurance policy issued by Financial Security Assurance Inc. for the benefit of the holders of certificates, the certificates were rated "AAA" by Standard & Poor's Rating Group and "Aaa" by Moody's Investors Service, Inc.

   High-Quality Credit. Atlantic Finance finances primarily prime credit quality loans and believes its ability to effectively evaluate and monitor the creditworthiness of customers is a critical component to this focus. To support its evaluation process, Atlantic Finance uses sophisticated processing systems and controls that include an evaluation of multiple credit bureau reports and a computerized scoring system. Every loan is ultimately reviewed by an experienced loan officer for final approval. In addition to the creditworthiness of the customer, pricing of a finance contract is based on several criteria such as the age of the vehicle, the term of the loan, prevailing interest rates and Atlantic Finance's cost of capital. Most states have maximum chargeable interest rates that vary greatly from state to state.

   Once the loan is approved, Atlantic Finance monitors customer accounts on a regular basis. If an account is delinquent, Atlantic Finance works with the customer to resolve payment problems and to bring the account current at the earliest possible stage of delinquency. In the event of an unremedied default, the finance company will repossess the vehicle and sell it to a dealer, sometimes UAG, or at public auction.

   Set forth below are tables indicating delinquency experience of Atlantic Finance (which commenced loan operations in January 1995) as of the end of each of the past four fiscal quarters and its loss experience for such periods:

                   HISTORICAL DELINQUENCY EXPERIENCE (1)(2)

                               JUNE 30, 1997           MARCH 31, 1997         DECEMBER 31, 1996       SEPTEMBER 30, 1996
                          ------------------------ ----------------------- ----------------------- -----------------------
                           # OF LOANS     AMOUNT    # OF LOANS    AMOUNT    # OF LOANS    AMOUNT    # OF LOANS    AMOUNT
                          ------------ ----------  ------------ ---------  ------------ ---------  ------------ ---------
Dollars in thousands
Portfolio outstanding at
 period end                       8,239   $100,605         6,798   $83,956         5,524   $69,348         4,776   $61,612
Percent delinquent
 31-60 days(3)                    2.38%      2.52%         2.21%     2.36%         2.70%     3.04%         1.91%     2.01%
 61-90 days(3)                    0.32%      0.32%         0.43%     0.45%         0.31%     0.35%         0.34%     0.34%
 over 90 days(3)                  0.35%      0.40%         0.22%     0.25%         0.24%     0.27%         0.25%     0.35%
Repossessions on hand(4)          0.50%      0.61%         0.79%     0.91%         1.19%     1.47%         1.03%     1.19%
                          ------------ ----------  ------------ ---------  ------------ ---------  ------------ ---------
Total                             3.54%      3.85%         3.65%     3.97%         4.44%     5.13%         3.53%     3.89%
                          ============ ==========  ============ =========  ============ =========  ============ =========

(1) The information in this table includes all loans outstanding and serviced by Atlantic Finance.
(2) As all of Atlantic Finance's loans are simple interest, the dollar amount includes only the principal balance.
(3) The period of delinquency is based on the number of days payments are contractually past due.
(4) Amounts represent the remaining balance of installment loans relating to repossessed vehicles as a percentage of the total principal amount of all loans outstanding and serviced by Atlantic Finance.

                       HISTORICAL LOAN LOSS EXPERIENCE

                                        JUNE 30, 1997   MARCH 31, 1997 DECEMBER 31, 1996  SEPTEMBER 30, 1996
                                       --------------- --------------  ----------------- ------------------
Dollars in thousands
Average portfolio(1)                            $92,281        $76,652            $65,480            $56,042
Losses(2)                                         480.7          477.0              347.1              228.3
Recoveries(3)                                      58.0           60.5               39.3               29.1
Net losses                                        422.6          416.5              307.8              199.2
Net losses as a percentage of average
 portfolio (annualized)                           1.83%          2.17%              1.88%              1.42%

(1) Represents the average of the beginning and ending balance for the period.
(2)    Represents principal amounts charged off as uncollectible.
(3) Represents principal amounts recovered on accounts previously charged off.

COMPETITION

Automobile Dealerships

   The automotive retailing industry is extremely competitive. In large metropolitan areas, consumers have a number of choices in deciding where to purchase a new or used vehicle and where to have such a vehicle serviced.

   In the new vehicle area, the Company competes with other franchised dealers in each of its marketing areas. The Company does not have any cost advantage in purchasing new vehicles from the manufacturer, and typically relies on advertising and merchandising, sales expertise, service reputation and location of its dealerships to sell new vehicles. In recent years, automobile dealers have also faced increased competition in the sale of new vehicles from independent leasing companies, on-line purchasing services and warehouse clubs. Due to lower overhead and sales costs, these companies may be capable of operating on smaller gross margins and offering lower sales prices than can franchised dealers. In addition, the Company may face competition in the future from partnerships between manufacturers and dealers.

   In used cars, the Company competes with other franchised dealers, independent used car dealers, automobile rental agencies, private parties and used car "superstores" for supply and resale of used vehicles. The Company believes that it enjoys certain advantages over its competitors that sell only used cars. See "--Business Strategy -- Grow Higher-Margin Operating Businesses -- Used Vehicles."

   The Company believes that the principal competitive factors in vehicle sales are the marketing campaigns conducted by manufacturers, the ability of dealerships to offer a wide selection of the most popular vehicles, the location of dealerships and the quality of customer service. Other competitive factors include customer preference for particular brands of automobiles, pricing (including manufacturer rebates and other special offers) and warranties. The Company believes that its dealerships are competitive in all of these areas.

   The Company competes against franchised dealers to perform warranty repairs and against other automobile dealers, franchised and unfranchised service center chains and independent garages for non-warranty repair and routine maintenance business. The Company competes with other automobile dealers, service stores and auto parts retailers in its parts operations. The Company believes that the principal competitive factors in parts and service sales are price, the use of factory-approved replacement parts, the familiarity with a manufacturer's brands and models and the quality of customer service. A number of regional or national chains offer selected parts and services at prices that may be lower than the Company's prices.

Atlantic Finance

   Atlantic Finance faces competition from a variety of lenders in the fragmented auto finance market: captive finance companies, banking institutions and independent finance companies. Captive finance companies such as General Motors Acceptance Corporation, Ford Motor Credit Company and Chrysler Financial Corporation primarily focus on increasing dealer sales volume by offering low-yield rates when promoting certain products. In general, captive finance companies provide standardized products and fixed market rates and are not as flexible in the marketplace. Captive finance companies also provide automobile dealers with floor plan financing. Independent auto finance companies focus on unconventional segments of the market with some lending to lower credit borrowers in exchange for higher yields. The market shares of these companies are as follows: approximately 37% of the total auto loans outstanding are held by captive and independent finance companies, another 45% are controlled by commercial banks and the remaining 18% are held by savings and loan institutions, savings banks, credit unions and specialty finance companies. The Company believes that the principal competitive factors in offering financing are convenience, interest rates and contract terms. Certain larger competitors of Atlantic Finance are able to borrow at lower interest rates and, therefore, are at a competitive advantage. While market shares shift over time, the trend in the banking market share is toward fewer and larger super-regional competitors, reflecting the ongoing consolidations in that industry. As in the case of Atlantic Finance, some finance companies are organized by large dealership groups as part of a vertical integration strategy.

FRANCHISE AGREEMENTS

   Each of the Company's dealerships operates pursuant to a franchise agreement between the applicable manufacturer and the subsidiary of the Company that operates such dealership. The typical automotive franchise agreement specifies the locations at which the dealer has the right and the obligation to sell motor vehicles and related parts and products and to perform certain approved services in order to serve a specified market area. The designation of such areas and the allocation of new vehicles among dealerships are subject to the discretion of the manufacturer, which generally does not guarantee exclusivity within a specified territory. A franchise agreement may impose requirements on the dealer concerning such matters as the showrooms, the facilities and equipment for servicing vehicles, the maintenance of inventories of vehicles and parts, the maintenance of minimum net working capital and the training of personnel. Compliance with these requirements is closely monitored by the manufacturer. In addition, manufacturers require each dealership to submit a financial statement of operations on a monthly and annual basis. The franchise agreement also grants the dealer the non-exclusive right to use and display manufacturer's trademarks, service marks and designs in the form and manner approved by the manufacturer.

   Each franchise agreement sets forth the name of the person approved by the manufacturer to exercise full managerial authority over the dealership's operations and the names and ownership percentages of the approved owners of the dealership and contains provisions requiring the manufacturer's prior approval of changes in management or transfers of ownership of the dealership. Each of UAG's dealerships is owned, directly or indirectly, by the Company at the subsidiary level, and the Company has obtained the approval of each relevant manufacturer for the Common Stock to be publicly traded. A number of manufacturers, however, continue to prohibit the acquisition of a substantial ownership interest in the Company or transactions that may affect management control of the Company, in each case without the approval of the manufacturer. See "Risk Factors -- Stock Ownership/Issuance Limits."

   Most franchise agreements expire after a specified period of time, ranging from one to five years, and the Company expects to renew any expiring agreements in the ordinary course of business. The typical franchise agreement provides for early termination or non-renewal by the manufacturer under certain circumstances such as change of management or ownership without manufacturer approval, insolvency or bankruptcy of the dealership, death or incapacity of the dealer manager, conviction of a dealer manager or owner of certain crimes, misrepresentation of certain information by the dealership or dealer manager or owner to the manufacturer, failure to adequately operate the dealership, failure to maintain any license, permit or authorization required for the conduct of business, or material breach of other provisions of the franchise agreement. The dealership is typically entitled to terminate the franchise agreement at any time without cause.

   The automobile franchise relationship is also governed by various federal and state laws established to protect dealerships from the general unequal bargaining power between the parties. The state statutes generally provide that it is a violation for a manufacturer to terminate or fail to renew a franchise without good cause. These statutes also provide that the manufacturer is prohibited from unreasonably withholding approval for a proposed change in ownership of the dealership. Acceptable grounds for disapproval include material reasons relating to the character, financial ability or business experience of the proposed transferee. Accordingly, certain provisions of the franchise agreements, particularly as they relate to a manufacturer's rights to terminate or fail to renew the franchise, have repeatedly been held invalid by state courts and administrative agencies.

FACILITIES

   The Company presently leases or subleases all its facilities and seeks to structure its acquisitions in a way to avoid the ownership of real property. Set forth in the table below is certain information relating to the Company's leases and subleases.

                                  -----------------------------------------------------------------------------------------------

OCCUPANT                          LOCATION                        USE                                        EXPIRATION
--------                          --------                        ---                                        -----------
DIFEO GROUP
  Fair Chevrolet-Geo              102 Federal Road                New and used vehicle sales; general        September 30, 2010
                                  Danbury, CT                     office; service
  Fair Hyundai/Isuzu/Suzuki       100 Federal Road                New and used vehicle sales; service        Month-to-month
                                  Danbury, CT
  DiFeo Lexus                     1550 Route 22 East              New and used vehicle sales; service        September 30, 2010
                                  Bound Brook, NJ
  DiFeo Chrysler-Plymouth/        Hudson Mall on Route 440        New and used vehicle sales; service        September 30, 2010
   Jeep-Eagle/Hyundai             Jersey City, NJ
  Hudson Toyota                   585 Route 440W                  New and used vehicle sales; service;       September 30, 2010
                                  Jersey City, NJ                 general office
  DiFeo BMW                       (a) 301 County Road             New and used vehicle sales                 January 5, 2002,
                                  Tenafly, NJ                                                                renewable to 2012
                                  (b) 64 North Summit Street      Service                                    July 1, 2016,
                                  Tenafly, NJ                                                                renewable to 2036
  Rockland Mitsubishi             75 N. Highland Avenue           New and used vehicle sales; service        September 30, 2010
                                  Nyack, NY
  Rockland Toyota                 115 Route 59                    New and used vehicle sales; service        September 30, 2002,
                                  Nyack, NY                                                                  renewable to 2012

                               52

                                  -----------------------------------------------------------------------------------------------
OCCUPANT                          LOCATION                        USE                                        EXPIRATION
--------                          --------                        ---                                        -----------
DiFeo Nissan                      (a) 977 Communipaw Avenue       New and used vehicle sales                 September 30, 2010
                                  Jersey City, NJ
                                  (b) 909-921 Communipaw Ave.     Service                                    September 30, 2010
                                  Jersey City, NJ
                                  (c) 599 Route 440W              New and used vehicle sales; service        September 30, 2010
                                  Jersey City, NJ
  Fair Honda                      102 Federal Road                New and used vehicle sales; service        September 30, 2010
                                  Danbury, CT
  Fair Dodge                      100B Federal Road               New and used vehicle sales; service        March 27, 2000,
                                  Danbury, CT                                                                renewable to 2008
  Gateway Mitsubishi              Route 37 & Batchelor St.        New vehicle sales; service                 September 30, 2010
                                  Toms River, NJ
  Gateway Toyota                  Route 37 & Batchelor St.        New and used vehicle sales; service        September 30, 2010
                                  Toms River, NJ
LANDERS AUTO
  Landers Jeep-Eagle/Chrysler     (a) 7800 Alcoa Road             New vehicle sales; service                 August 31, 2016,
  Plymouth/Dodge                  Benton, AR                                                                 renewable to 2026
                                  (b) 7800 Alcoa Road             Used vehicle sales
                                  Benton, AR
  Landers Oldsmobile-GMC  Truck   17821 I-30                      New and used vehicle sales; service        August 31, 2016,
                                  Benton, AR                                                                 renewable to 2026
  Landers United AutoMart         20570 I-30                      Used vehicle sales                         April 30, 2002,
                                  Benton, AR                                                                 renewable to 2012
  Landers United AutoMart         4446 Central Avenue             Used vehicle sales                         March 31, 2003
   Hotsprings                     Hot Springs, AR
  Landers West                    1719 Merrell Drive              Used vehicle sales                         December 31, 1998,
                                  Little Rock, AR                                                            renewable to 2001
  Landers North                   6055 Landers Road               Used vehicle sales                         May 31, 1999
                                  North Little Rock, AR
  Landers Buick-Pontiac           19236 I-30                      New and used vehicle sales; service        June 9, 2017,
                                  Benton, AR                                                                 renewable to 2027
ATLANTA TOYOTA                    2345 Pleasant Hill Road         New and used vehicle sales; service        January 31, 2016
                                  Duluth, GA
UNITED NISSAN (GA)                6889 Jonesboro Road             New and used vehicle sales; service        April 30, 2016,
                                  Morrow, GA                                                                 renewable to 2026
PEACHTREE NISSAN                  (a) 5211 and 5214 Peachtree     New and used vehicle sales; service        June 30, 2016,
                                  Industrial Boulevard                                                       renewable to 2026
                                  Chamblee, GA
                                  (b) 3393 Malone Drive           Storage facility                           June 30, 2016,
                                  Chamblee, GA                                                               renewable to 2026
SUN AUTOMOTIVE GROUP
  Scottsdale Lexus                6905 E. McDowell                New and used vehicle sales; service        April 30, 2009,
                                  Scottsdale, AZ                                                             renewable
                                                                                                             to 2027(1)
  Land Rover Scottsdale           6925 E. McDowell                New and used vehicle sales; service        August 10, 2005,
                                  Scottsdale, AZ                                                             renewable to 2025
  Scottsdale Paint & Body  Shop   1111 N. Miller                  Auto painting; auto repairs                December 15, 1998,
                                  Scottsdale, AZ                                                             renewable to 2013
  Camelback BMW                   1144 E. Camelback               New and used vehicle sales; service        February 27, 2005
                                  Scottsdale, AZ
  Land Rover Phoenix              1127 E. Camelback               New and used vehicle sales; service        June 30, 2005,
                                  Phoenix, AZ                                                                renewable to 2010
  Scottsdale Acura                6825 E. McDowell Road           New and used vehicle sales; service        April 30, 2009,
                                  Scottsdale, AZ                                                             renewable to 2027
  Scottsdale Porsche/Audi         6725 E. McDowell Road           New and used vehicle sales; service        April 30, 2009,
                                  Scottsdale, AZ                                                             renewable to 2027
EVANS GROUP
 United BMW                       3624 Commerce Ave.              New and used vehicle sales; service        April 30, 2017,
                                  Duluth, GA                                                                 renewable to 2027
 Conyers Nissan                   1420 Iris Drive                 New and used vehicle sales; service        April 30, 2017,
                                  Conyers, GA                                                                renewable to 2027
UNITED NISSAN (TN)                2121 Chapman Road               New and used vehicle sales; service        October 31, 2016,
                                  Chattanooga, TN                                                            renewable to 2026

                               53

                                  -----------------------------------------------------------------------------------------------
OCCUPANT                          LOCATION                        USE                                        EXPIRATION
--------                          --------                        ---                                        -----------
CROWN AUTOMOTIVE
  Crown Jeep Eagle                16835 Katy Freeway              New and used vehicle sales; service        August 31, 2001
                                  Houston, TX
  Crown Dodge                     11890 Old Katy Road             New and used vehicle sales; service        May 13, 2000
                                  Houston, TX
HANNA NISSAN                      3250 E. Sahara Avenue           New and used vehicle sales; service        April 30, 2017,
                                  Las Vegas, NV                                                              renewable to 2027
STALUPPI GROUP
  Palm Auto Plaza, Inc.           521 South Military Trail        New and used vehicle sales; service        April 30, 2017,
  d/b/a Palm Beach Toyota         West Palm Beach, FL                                                        renewable to 2027
  Florida Chrysler                541 South Military Trail        New and used vehicle sales; service        April 30, 2017,
  Plymouth, Inc.                  West Palm Beach, FL                                                        renewable to 2027
  West Palm Nissan, Inc.          561 South Military Trail        New and used vehicle sales; service        April 30, 2017,
                                  West Palm Beach, FL                                                        renewable to 2027
  West Palm Infiniti, Inc.        581 South Military Trail        New and used vehicle sales; service        April 30, 2017,
                                  West Palm Beach, FL                                                        renewable to 2027
  Northlake Auto Finish,          551 South Military Trail        Auto painting; auto repairs                April 30, 2017,
  Inc. d/b/a Trail Auto Body      West Palm Beach, FL                                                        renewable to 2027
  Palm Auto Plaza, Inc.           Gardenette Road                 Storage lot, future sales and service      April 30, 2017,
                                  West Palm Beach, FL             location                                   renewable to 2027
  Amity Nissan                    (a)4500 Sunrise Highway         New and used vehicle sales; service        April 30, 2017,
                                  Massapequa, NY                                                             renewable to 2027
                                  (b)500 Sunrise Highway          New and used vehicle sales; service        April 30, 2017,
                                  Amityville, NY                                                             renewable to 2027
  J&S Auto Refinishing            200 Henry Street                Auto painting; auto repairs                April 30, 2017,
                                  Lindenhurst, NY                                                            renewable to 2027
  Amity Toyota                    (a)200 Sunrise Highway          New and used vehicle sales; service        April 30, 2017,
                                  Amityville, NY                                                             renewable to 2027
                                  (b)56 Park Place                Storage lot                                April 30, 2017,
                                  Amityville, NY                                                             renewable to 2027
  Westbury                        1121 Old Country Road           New and used vehicle sales; service        September 30, 2011
  Toyota/Superstore               Westbury, NY
  Westbury Nissan                 (a)578 Grand Boulevard          Storage lot                                April 30, 2017,
                                  Westbury, NY                                                               renewable to 2027
                                  (b)939 Old Country Road         New and used vehicle sales                 April 30, 2017,
                                  Westbury, NY                                                               renewable to 2027
                                  (c)927 Old Country Road         Storage lot                                April 30, 2017,
                                  Westbury, NY                                                               renewable to 2027
                                  (d)999 Old Country Road         Storage lot                                April 30, 2017,
                                  Westbury, NY                                                               renewable to 2027
                                  (e)115 Frost Street             Service                                    April 30, 2017,
                                  Westbury, NY                                                               renewable to 2027
REED GROUP
  Michael Chevrolet-              1016 North Main Street          New and used vehicle sales; service        May 31, 2017,
  Oldsmobile, Inc.                Summerville, SC                                                            renewable to 2027
  Reed-Lallier Chevrolet, Inc.    4500 Raeford Road               New and used vehicle sales; service        May 31, 2017,
                                  Fayetteville, NC                                                           renewable to 2027
  Gene Reed Chevrolet, Inc.       8199 Rivers Avenue              New and used vehicle sales; service        May 31, 2017,
                                  North Charleston, SC                                                       renewable to 2027
UNITED JEEP EAGLE                 5054 Highway 78                 New and used vehicle sales; service        August 31, 2017,
  CHRYSLER PLYMOUTH OF STONE      Stone Mountain, GA                                                         renewable to 2027
  MOUNTAIN
UAG                               375 Park Avenue                 Headquarters                               June 29, 2000
                                  New York, NY
ATLANTIC FINANCE                  800 Perinton Hills              Offices                                    August 31, 1999
                                  Office Park
                                  Fairport, NY

(1) The owner of the property has the right to require the tenant to purchase the property at any time after December 31, 1997 at a purchase price equal to one hundred times the monthly rental payment at the time of such purchase.

EMPLOYEES AND LABOR RELATIONS

   As of June 30, 1997, on a pro forma basis, UAG employed 3,543 people, 142 of whom are covered by collective bargaining agreements with labor unions. Relations with employees are considered by the Company to be satisfactory. The Company's policy is to motivate its key managers through, among other things, grants of stock options. See "Management -- Stock Option Plan."

LITIGATION

   In May and June, 1997, three complaints were filed in the United States District Court for the Southern District of New York on behalf of a purported class consisting of all persons who purchased Common Stock issued in connection with and/or traceable to the IPO at any time up to and including February 26, 1997 (the "Lawsuits"). The complaints name as defendants the Company, Carl Spielvogel, Marshall S. Cogan, J.P. Morgan Securities Inc., Montgomery Securities and Smith Barney Inc. The plaintiffs in the Lawsuits seek unspecified damages in connection with their allegations that the Prospectus and Registration Statement disseminated in connection with the IPO contained material misrepresentations and omissions in violation of Sections 11, 12(a)(2) and 15 of the Securities Act. They also seek to have their actions certified as class actions under the Federal Rules of Civil Procedure. On August 5, 1997, the Lawsuits were ordered consolidated for all purposes. The Company believes that the plaintiffs' claims are without merit and intends to defend the Lawsuits vigorously.

   In addition, the Company and its subsidiaries are involved in litigation that has arisen in the ordinary course of business. None of such matters, either individually or in the aggregate, are expected to have a material adverse effect on the Company's results of operations or financial condition.

ENVIRONMENTAL MATTERS

   As with automobile dealerships generally, and service parts and body shop operations in particular, the Company's business involves the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company's business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing such substances or wastes. Accordingly, the Company is subject to regulation by federal, state and local authorities establishing health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards. The Company is also subject to laws, ordinances and regulations governing remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal.

   The Company believes that it does not have any material environmental liabilities and that compliance with environmental laws, ordinances and regulations will not, individually or in the aggregate, have a material adverse effect on the Company's results of operations or financial condition. However, soil and groundwater contamination has been known to exist at certain properties owned or leased by the Company. Furthermore, environmental laws and regulations are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions will not require additional expenditures by the Company, or that such expenditures would not be material. See "Risk Factors -- Environmental Matters."

INSURANCE

   The Company maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for businesses of its kind. However, there can be no assurance that future claims will not exceed insurance coverage.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

   The Old Notes were sold by the Company on July 23, 1997 to the Initial Purchasers, who resold the Old Notes (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance upon Rule 144A under the Securities Act and (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. In connection therewith, the Company, the Guarantors named therein and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Company and such Guarantors agreed, for the benefit of the Holders of the Old Notes, that they would, at their sole cost, (i) within 60 days following the original issuance of the Old Notes, file with the Commission the Exchange Offer Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes and
(ii) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 135 days following the original issuance of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a legend restricting their transfer and which may, subject to certain exceptions described below, be reoffered and resold by the Holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to any Note means any person in whose name such Note is registered on the books of the Company.

   Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes and (iii) it is acquiring the New Notes in the ordinary course of its business (a Holder unable to make the foregoing representations is referred to as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

   Each broker-dealer (other than a Restricted Holder) that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") is required to acknowledge in the Letter of Transmittal that it acquired the Old Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such New Notes. Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Company has agreed that for a period of 120 days following consummation of the Exchange Offer it will make this Prospectus available, for use in connection with any such resale, to any Participating Broker-Dealer that notifies the Company in the Letter of Transmittal that it may be subject to such prospectus delivery requirements. The Company believes that during such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities. See "Exchange Offer" and "Plan of Distribution".

   Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

If (i) prior to the consummation of the Exchange Offer, it is reasonably determined in good faith that (A) the New Notes upon receipt would not be tradable by Holders thereof, other than Restricted Holders, without registration under the Securities Act and applicable state securities laws or
(B) the Commission is unlikely to permit the consummation of the Exchange Offer or (ii) the Exchange Offer is commenced but not consummated prior to March 5, 1998 for any reason, then the Company is required under the

Registration Rights Agreement to file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities (as defined) by the Holders thereof who satisfy certain conditions relating to the provision of information for inclusion in the Shelf Registration Statement. The Company is required under the Registration Rights Agreement to file the Shelf Registration Statement as promptly as reasonably practicable but in no event later than 60 days after the date on which the Company becomes obligated to file same, to use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective within 135 days after the filing thereof and, except under certain circumstances, to keep the Shelf Registration Statement continuously effective under the Securities Act until July 23, 1999. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note and each New Note to which clause (i)(A) of the first sentence of this paragraph is applicable, until in the case of any such Notes (i) such Notes have been sold pursuant to an effective registration statement, (ii) such Notes have been sold in compliance with Rule 144 under the Securities Act or would be permitted to be sold pursuant to Rule 144(k) thereunder or (iii) such Notes cease to be outstanding.

   The Company will, in the event of the filing of the Shelf Registration Statement, provide to each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement copies of any Shelf Registration Statement or any prospectus which is a part thereof, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of Transfer Restricted Securities. A Holder of Transfer Restricted Securities that sells such Transfer Restricted Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification obligations). In addition, Holders of Transfer Restricted Securities will be required to deliver information to be used in connection with the Shelf Registration Statement within a reasonable time in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and receive any Additional Interest (as defined). The Company will notify such Holders of the occurrence of any event that makes any statement made in the Shelf Registration Statement untrue in any material respect or that requires the making of any changes so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in which case such Holders will be prohibited from using the Shelf Registration Statement and any prospectus which is a part thereof until the Company amends or supplements the same.

   If (i) the Company is required to file the Shelf Registration Statement and
(A) it has not been filed on or prior to the date by which it is required to be filed, (B) it is not declared effective by the Commission on or prior to the 135th day after filing thereof or (C) it is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement or (ii) the Exchange Offer is not consummated on or prior to January 4, 1998 (each such event referred to in clauses (i) and (ii) above, a "Registration Default"), then the Company will pay liquidated damages in the form of additional interest ("Additional Interest") (in addition to the interest otherwise due thereon) to each Holder of affected Notes, if any, in an amount equal to 25 basis points per annum on the principal amount thereof for each day during the first 90-day period that the Registration Default continues. The amount of Additional Interest, if any, will increase by an additional 25 basis points per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 100 basis points per annum. Following the cure of all Registration Defaults, Additional Interest, if any, will cease to accrue.

   Payment of Additional Interest is the sole remedy available to the Holders of Transfer Restricted Securities in the event that the Company does not comply with the deadlines set forth in the Registration Rights Agreement with respect to the registration of Transfer Restricted Securities for resale under the Shelf Registration Statement.

TERMS OF THE EXCHANGE OFFER

   Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

   The terms of the New Notes will be identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not be entitled to Additional Interest, if any, under certain circumstances described in the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

   As of the date of this Prospectus, $150.0 million aggregate principal amount of the Old Notes is outstanding. The Company has fixed the close of
business on          , 1997 as the record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there was one registered Holder of the Old Notes.

   Holders of the Old Notes do not have any appraisal or dissenters' rights under law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

   Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

   The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
       , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

   In order to extend the Exchange Offer, the Company will notify the Exchange Agent (as defined) of any extension by oral or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled Expiration Date, unless otherwise required by applicable law or regulation.

   The Company reserves the right, in its reasonable discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under the caption "--Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

   Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

   Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined), and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, or Book-Entry Confirmation, as the case may be, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

   DTC has authorized DTC participants that hold Old Notes on behalf of beneficial owners of Old Notes through DTC to tender their Old Notes as if they were Holders. To effect a tender of Old Notes, DTC participants should either (i) complete and sign the Letter of Transmittal (or a manually signed facsimile thereof), have the signature thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or deliver the Letter of Transmittal (or such manually signed facsimile) to the Exchange Agent pursuant to the procedure set forth in "Procedures for Tendering" or (ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "--Book-Entry Transfer."

   The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

   The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes, or Book-Entry Confirmation, as the case may be, should be sent to the Company.

   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangement to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

   If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power and signed by such registered Holder as such registered Holder's name appears on such Old Notes.

   If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special

Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad15 under the Exchange Act (an "Eligible Institution").

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give notice of any defect or irregularity with respect to any tender of Old Notes. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will not be deemed to have been properly tendered. Such Old Notes will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

   By tendering, each Holder will represent to the Company, among other things, that such Holder is not a Restricted Holder. In addition, each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

   For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

   In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or Agent's Message and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Expiration Date.

BOOK-ENTRY TRANSFER

   The Exchange Agent will establish a new account or utilize an existing account with respect to the Old Notes at DTC promptly after the date of this Prospectus, and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes may make a book-entry tender of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although tender of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of book-entry transfer of Old Notes into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

   The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes stating (i) the aggregate principal amount of Old Notes which have been tendered by such participant,
(ii) that such participant has received and agrees to be bound by the term of the Letter of Transmittal and (iii) that the Company may enforce such agreement against the participant.

GUARANTEE DELIVERY PROCEDURES

   Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

     (a) the tender is made through an Eligible Institution;

     (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

WITHDRAWAL OF TENDERS

   Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

   Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

     (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;

     (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;

     (d) there shall have occurred (i) any general suspension of trading in, or general limitation on prices for securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to the Company or (iii) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case any of the foregoing exists at the time of commencement of the Exchange Offer, a material acceleration or worsening thereof; or

     (e) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

   The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange

Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "--Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

   The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                           To: The Bank of New York
                          By Hand/Overnight Courier:
                             The Bank of New York
                            101 Barclay Street--7E
                           New York, New York 10286
                            Attn: Vincent Jhingoor
                            Facsimile Transmission
                                (212) 815-6339
                     Confirm by Telephone: (212) 815-4146

FEES AND EXPENSES

   The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone or in person by officers and regular employees of the Company and its affiliates.

   The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

   The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

   The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the Notes.

REGULATORY APPROVALS

   The Company does not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer, other than the effectiveness of the Exchange Offer Registration Statement under the Securities Act.

OTHER

   Participation in the Exchange Offer is voluntary and Holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE OFFER

   Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, Holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted by the Company for exchange, will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act and, upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement will terminate.

   In the event the Exchange Offer is consummated, the Company will not be required to register the unexchanged Old Notes. Unexchanged Old Notes will continue to be subject to the following restrictions on transfer: (i) the unexchanged Old Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available thereunder or if neither such registration nor such exemption is required by law and (ii) the unexchanged Old Notes will bear a legend restricting transfer in the absence of registration or an exemption therefrom. The Company does not currently anticipate that it will register the unexchanged Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for unexchanged Old Notes could be adversely affected.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

   The following information relates to the executive officers and directors of the Company, including their ages as of May 31, 1997.

    NAME                 AGE     POSITION
    ----------------     ---     -------------------------------------------------------
    Marshall S. Cogan     60     Chairman of the Board, Chief Executive Officer and President
    Robert H. Nelson      51     Executive Vice President--Operations and Director of
                                 UAG and Vice Chairman of Atlantic Finance
    Richard Sinkfield     54     Executive Vice President--Administration and Director
    Karl H. Winters       38     Executive Vice President and Chief Financial Officer
    James R. Davidson     51     Senior Vice President--Finance and Treasurer
    George G. Lowrance    52     Senior Vice President--Development
    Philip N. Smith, Jr.  54     Senior Vice President, Secretary and General Counsel
    Michael R. Eisenson   41     Director
    John J. Hannan        43     Director
    Jules B. Kroll        56     Director
    John M. Sallay        41     Director

   The present principal occupation and employment background of each of the executive officers and directors of the Company are set forth below.

   MARSHALL S. COGAN has served as Chairman of the Board and Chief Executive Officer of the Company since April 1997, prior to which he served as Vice Chairman of the Board, and as a director since December 1990. He took on the additional title of President in August 1997. Since 1974, Mr. Cogan has been the principal stockholder, Chairman or Co-Chairman of the Board of Directors and Chief Executive Officer or Co-Chief Executive Officer of Trace. Trace has acquired many companies in various consolidating industries and conceived the concept for UAG, which it founded in December 1990. Since May 1997, Mr. Cogan has been the Vice Chairman of Foamex International Inc. Prior thereto, he served as its Chairman from September 1993 and its Chief Executive Officer from January 1994. He has also been a director of Recticel s.a. since February 1993. Mr. Cogan served as Chairman and a director of other companies formerly owned by Trace, including General Felt Industries, Inc., Knoll International, Inc. and Sheller-Globe Corporation. Prior to forming Trace, he was a senior partner at Cogan, Berlind, Weill & Levitt and subsequently CBWL-Hayden Stone, Inc., both predecessor companies to Lehman Brothers Inc. Additionally, Mr. Cogan serves on the Board of Trustees of The Museum of Modern Art, the Boston Latin School and New York University Medical Center and the Board of Directors of the American Friends of the Israel Museum. He also serves on several committees of Harvard University.

   ROBERT H. NELSON has served as Executive Vice President -- Operations of the Company since August 1997 and as a director since January 1996. He has served as Vice Chairman of Atlantic Finance since March 1996, Chief Financial Officer and Treasurer of Trace since 1987 and Senior Vice President, Chief Operating Officer and a director of Trace since 1994. From January to August 1997 Mr. Nelson served as Chief Financial Officer of the Company.

   RICHARD SINKFIELD has served as Executive Vice President -- Administration of the Company since July 1997 and as a director since December 1993. He is also a Senior Partner with the law firm of Rogers & Hardin in Atlanta, Georgia, which he joined in 1976. Mr. Sinkfield is also a director of Weyerhaeuser Corporation.

   KARL H. WINTERS has served as Executive Vice President and Chief Financial Officer of the Company since August 1997. Between March 1997 and August 1997, he served as Vice President and Treasurer of the Company. Mr. Winters also serves as Vice President -- Finance of Trace, which he joined in September 1993. Prior thereto, Mr. Winters served as a senior audit manager for Coopers & Lybrand L.L.P., an accounting, financial advisory services and management consulting firm, which he joined in 1983.

   JAMES R. DAVIDSON has served as Senior Vice President --Finance of the Company since February 1997 and as Treasurer since August 1997. Prior to joining the Company, Mr. Davidson served as an audit partner of Ernst & Young LLP, an accounting, financial advisory services and management consulting firm, which he joined in 1973.

   GEORGE G. LOWRANCE served as Executive Vice President, Secretary and General Counsel of the Company from January 1993 to June 1996 and has served as Senior Vice President -- Development since June 1996. Prior to joining the Company, he was a dealer principal for 15 years, representing Pontiac, Chevrolet, Volvo, Nissan, Saab, Range Rover, Porsche, Audi, Volkswagen, Peugeot, Rolls Royce and Maserati. Mr. Lowrance served as Chairman of the National Dealer Council for Audi from 1984 to 1987 and served in the same role for Porsche from 1987 to 1990.

   PHILIP N. SMITH, JR. has served as Vice President, Secretary and General Counsel of the Company since June 1996 and as Senior Vice President and General Counsel since August 1997. Mr. Smith has also served as Vice President or Senior Vice President and as Secretary and General Counsel of Trace since January 1988 and as Vice President, Secretary and General Counsel of Foamex International Inc. since October 1993. Prior to joining such companies, he was the sole stockholder of a professional corporation that was a partner of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

   MICHAEL R. EISENSON has served as a director of the Company since December 1993. He is the President and Chief Executive Officer of Harvard Private Capital, which he joined in 1986. Harvard Private Capital manages the private equity and real estate portfolios of the Harvard University endowment fund. Mr. Eisenson is also a director of Harken Energy Corporation, ImmunoGen, Inc. and Playtex Products, Inc.

   JOHN J. HANNAN has served as a director of the Company since December 1993. Mr. Hannan is one of the founding principals of Apollo, which together with an affiliate has acted since 1991 as managing general partner of Apollo Investment Fund, L.P., AIF and Apollo Investment Fund III, L.P., private securities investment funds, and of Apollo Real Estate Advisors, L.P., which since 1993 has acted as managing general partner of the Apollo real estate investment funds, and of Lion Advisors, L.P., which since 1991 has acted as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Hannan is also a director of Aris Industries, Inc., Converse, Inc., The Florsheim Group, Inc. and Furniture Brands International, Inc.

   JULES B. KROLL has served as a director of the Company since December 1993. He founded Kroll Associates, an international corporate investigation and consulting firm, in 1972 and is presently its Chairman. Mr. Kroll is also a director of Presidential Life Corporation.

   JOHN M. SALLAY has served as a director of the Company since December 1993. He is a Managing Director of Harvard Private Capital, which he joined in 1990. Mr. Sallay is also a director of E-Z Serve Corporation.

   The directors were originally elected pursuant to the provisions of the Stockholders Agreement, dated as of October 15, 1993 (the "Stockholders Agreement"), among the Company and the Initial Stockholders (as defined herein). Pursuant to such Stockholders Agreement, such provisions terminated upon consummation of the IPO.

   The Board of Directors is divided into three classes. The Class I directors were reelected at the 1997 annual meeting of stockholders, and the current terms of the Class I directors, Class II directors and Class III directors expire at the annual meetings of stockholders to be held in 2000, 1998 and 1999, respectively. Messrs. Cogan and Sallay are members of Class I, Messrs. Kroll, Nelson and Sinkfield are members of Class II and Messrs. Eisenson and Hannan are members of Class III. At each annual meeting of the stockholders, directors will be elected for a three-year term to succeed the directors whose terms then expire.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of the Company has established Executive, Compensation, Audit and Stock Option Committees, each of which reports to the Board. The Executive Committee consists of Messrs. Cogan, Eisenson and Hannan and has the authority to oversee the general business and affairs of the Company. The Compensation Committee consists of Messrs. Cogan, Eisenson, Hannan and Nelson and has the authority to determine all matters relating to compensation of the Company's executive officers and management employees. The Audit Committee consists of Messrs. Hannan, Kroll and Sinkfield and is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Stock Option Committee consists of Messrs. Eisenson and Hannan and is responsible for administering the Company's Stock Option Plan and granting options thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the year ended December 31, 1996, Mr. Cogan, Chairman of the Company's Compensation Committee, also served as Chairman of the Board and Chief Executive Officer of Foamex International Inc., on whose compensation committee Mr. Spielvogel, the former Chairman of the Board and Chief Executive of the Company, then served.

COMPENSATION OF DIRECTORS

   The Company has adopted a compensation plan (the "Non-Employee Director Compensation Plan") to provide compensation to the directors of the Company who are not paid employees of the Company (the "Outside Directors"). Pursuant to the Non-Employee Director Compensation Plan, each Outside Director receives an annual retainer of $15,000, a $1,000 fee for each meeting of the Board of Directors attended in person, $750 for each meeting of a committee of the Board of Directors attended in person and $500 for each such meeting participated in by telephone. Effective January 1, 1997, such fees are payable at the option of each Outside Director in cash or in Common Stock at the current market price. All directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. During 1996, there were five Outside Directors of the Company and three employee directors. In accordance with the internal policies of their employers, certain directors assign their director compensation to the organizations that employ them. Directors who are also employees of the Company or its subsidiaries receive no cash compensation for serving as Directors or as members of Board committees.

CHAIRMAN'S COMMITTEE

   The Company has a Chairman's Committee comprised of certain executive officers and key managers representing the Company's dealerships in the various regions across the country. The Chairman's Committee, which is chaired by Mr. Cogan, meets regularly to review operating performance of individual dealerships. It also examines important trends in the business and, where appropriate, recommends specific operating improvements. It is anticipated that the Chairman's Committee's membership will expand in line with the Company's acquisition program.

   In addition to Mr. Cogan, the members of the Chairman's Committee are:

 James B. Brew            Mr. Brew has served as Chairman and Chief Executive Officer of Atlantic
                          Finance since June 1997. He was formerly the President of Chase Automotive
                          Finance Corporation, the nation's largest non-captive automobile finance company. He joined The Chase Manhattan Bank in 1987, where he served in various consumer finance positions.

Samuel X. DiFeo           Mr. DiFeo serves as Executive Vice President of the operating partnerships of the DiFeo Group. Between 1970 and 1992, he co-managed the operations of the DiFeo Group with his father, Sam C. DiFeo, and his brother, Joseph
                          C. DiFeo.

                               67

Steven Knappenberger      Mr. Knappenberger serves as President and Chief Operating Officer of the
                          Sun Group, which he joined in 1980.

Steve Landers             Mr. Landers serves as Chief Executive Officer and President of Landers Auto.
                          He began his career in the automotive retailing industry in 1969. In 1972,
                          Mr. Landers, with his father, Bob Landers, opened a used car operation, which was the predecessor to Landers Auto.

Robert H. Nelson          Mr. Nelson serves as Executive Vice President--Operations and a director of the Company and as Vice Chairman of Atlantic Finance.

John Smith                Mr. Smith serves as President of Atlanta Toyota, which he joined in 1988.
                          He began his career in the automotive retailing industry in 1983.

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table contains information concerning annual and long-term compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1996 (the "Named Executive Officers") for services rendered in all capacities during the years ended December 31, 1996, 1995 and 1994.

                                                                   LONG TERM
                                                                  COMPENSATION
                                            ANNUAL COMPENSATION   ------------
                                      -------------------------     SECURITIES
NAME AND                                                            UNDERLYING
PRINCIPAL POSITION                    YEAR   SALARY($)  BONUS($)    OPTIONS(#)
------------------                    ----   ---------  --------    ----------
Carl Spielvogel (1)                    1996   750,000    375,000     500,000
 Chairman of the Board                 1995   750,000    250,000          --
 and Chief Executive Officer           1994   155,946         --      70,017(2)

Arthur J. Rawl (3)                     1996   308,265     50,000      34,000
 Executive Vice President              1995   255,300     70,000          --
 and Chief Financial Officer           1994   160,000     60,000          --

George G. Lowrance                     1996   251,846     57,880      34,000
 Executive Vice President--            1995   207,677     20,000          --
 Development and Industry
  Relations                            1994   172,244      5,000          --

Robert W. Thompson (4)                 1996   150,000     25,000       3,500
 Vice President--Finance               1995   107,600     10,000          --
                                       1994    42,619         --          --

Philip N. Smith, Jr. (5)               1996   100,000     50,000      10,000
 Vice President, Secretary             1995        --         --          --
 and General Counsel                   1994        --         --          --

(1) Mr. Spielvogel's employment commenced on October 18, 1994. He resigned from the Company in April 1997.
(2) Represents the number of shares of Common Stock subject to options on October 18, 1994, the date of grant, which number was subject to increase from time to time to a total of 170,095 shares upon the issuance of shares under the Equity Facility (as defined). These options were canceled and replaced with new options on April 3, 1996, prior to the IPO.
(3) Mr. Rawl's employment commenced on May 1, 1994. He resigned from the Company in January 1997.
(4)     Mr. Thompson's employment commenced on August 1, 1994.
(5)     Mr. Smith's employment commenced on July 1, 1996.

CONSULTING AGREEMENT

   The Company entered into a Consulting Agreement, dated March 7, 1997, with Mr. Spielvogel (the "Consulting Agreement") pursuant to which Mr. Spielvogel is required to perform consulting services for the Company through December 31, 2000 in exchange for a monthly fee in the amount of $83,333, certain welfare benefits and an expense allowance. Pursuant to the Consulting Agreement, the Company granted to Mr. Spielvogel on April 17, 1997 an additional option to purchase up to 100,000 shares of Common Stock at an exercise price of $17.00 per share and accelerated the vesting schedule of his 500,000 existing stock options. Accordingly, all of his options became fully vested and exercisable on April 17, 1997 and will terminate on April 17, 2001. The Consulting Agreement also contains customary covenants relating to non-competition and confidentiality.

STOCK OPTION PLAN

   The Company's Stock Option Plan (the "Stock Option Plan") has been adopted by the Board of Directors and the stockholders of the Company. The Stock Option Plan provides for the grant of non-qualified options and incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986; only non-qualified options have been granted to date. The Stock Option Plan is administered by the Stock Option Committee of the Board of Directors. All full-time employees of the Company and its subsidiaries, as well as employees of its affiliates who perform services for the Company and its subsidiaries, are eligible to participate in the Stock Option Plan.

   The aggregate number of shares of Common Stock as to which stock options may be granted under the Stock Option Plan may not exceed 1,500,838, subject to adjustment as provided in the Stock Option Plan. As of May 31, 1997, options to purchase up to 1,040,000 shares had been granted under the Stock Option Plan, of which 944,800 were still outstanding.

   The following table sets forth information concerning individual grants of options to purchase Common Stock made to the Named Executive Officers during the year ended December 31, 1996. No options were exercised by the Named Executive Officers during the year ended December 31, 1996.

                             STOCK OPTION GRANTS

                      ---------------------------------------------------------------------------------
                                                                          POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF    PERCENT OF                              ASSUMED ANNUAL RATES OF
                       SECURITIES      TOTAL                                STOCK PRICE APPRECIATION
                       UNDERLYING     OPTIONS     EXERCISE OR                 FOR OPTION TERM (1)
                         OPTIONS     GRANTED TO   BASE PRICE    EXPIRATION ----------------------------
NAME                     GRANTED     EMPLOYEES     ($/SHARE)       DATE          5%($)       10%($)
   ----------------------------------------------------------------------------------------------------
Carl Spielvogel          400,000(2)      35.3%        10.00     10/18/04    2,067,595   5,027,210
                         100,000(3)       8.8         30.00     10/22/06    1,855,239   4,701,540
Arthur J. Rawl            34,000(4)       3.0         10.00      4/23/06      213,824     541,872
George G. Lowrance        34,000(5)       3.0         10.00      4/23/06      213,824     541,872
Philip N. Smith, Jr.      10,000(6)       0.9         10.00       7/2/06       62,889     159,374
Robert W. Thompson         3,500(7)       0.3         10.00      4/23/06       22,011      55,781

(1) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The values in these columns assume that the fair market value on the date of grant of each option was equal to the exercise price thereof.
(2) Options were granted on April 3, 1996 (prior to the IPO) in replacement of options granted on October 18, 1994 and were to vest and become exercisable in four equal annual installments beginning on October 18, 1995. See "--Consulting Agreement" for recent acceleration of vesting.
(3) Options were granted on October 22, 1996 and were to vest and become exercisable in four equal annual installments beginning on October 22, 1997. See "--Consulting Agreement" for recent acceleration of vesting.
(4) Options were granted on April 23, 1996 were to vest and become exercisable in five equal annual installments beginning on May 1, 1995. Upon Mr. Rawl's resignation from the Company in January 1997, such options became fully vested and exercisable.
(5) Options were granted on April 23, 1996 and vest and become exercisable in five equal annual installments beginning on December 29, 1994.
(6) Options were granted on July 2, 1996 and vest and become exercisable in five equal annual installments beginning on June 1, 1997.
(7) Options were granted on April 23, 1996 and vest and become exercisable in five equal annual installments beginning on August 1, 1995.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Jules B. Kroll, a director of the Company, is Chairman of Kroll Associates, a corporate investigation and consulting firm which performs services for the Company from time to time.

   Richard Sinkfield, an executive officer and director of the Company, is a member of the law firm of Rogers & Hardin, which represents the Company in connection with various business transactions.

   Pursuant to Stock Purchase Agreements, dated October 15, 1993 (as amended, the "Equity Facility"), among the Company and the investors named therein (the "Initial Stockholders"), the Initial Stockholders purchased an aggregate of 8,504,750 shares of Common Stock in multiple closings between 1993 and 1996 and were granted registration rights in respect of such shares. Such registration rights also apply to an additional 306,346 shares of Common Stock subsequently purchased by the Initial Stockholders and to 10,000 shares of Common Stock held by Richard Sinkfield, an executive officer and director of the Company. Among the Initial Stockholders are Carl Spielvogel, former Chairman of the Board and Chief Executive Officer of the Company, Jules Kroll, a director of the Company, Trace, Aeneas and AIF. In January 1997, Trace was also granted the right, subject to certain conditions, to have its shares of Common Stock registered in connection with a pledge of such shares to a lender. In addition, as of December 31, 1996, the Company owed Trace approximately $1.3 million, which was incurred for services provided.

   Pursuant to an agreement between United AutoCare and a wholly-owned subsidiary of Trace, effective as of January 1, 1997, the Company's exposure with respect to United AutoCare's extended service contracts are assumed by such subsidiary in exchange for certain fees. As of June 30, 1997, aggregate fees paid under such agreement totaled approximately $750,000.

   The Company is the tenant under a number of lease agreements with employees of the Company. All such leases are on terms no less favorable to the Company than would be obtained in arm's-length negotiations with unaffiliated third parties. In addition, the Company has entered into a Broker's Agreement with an entity controlled by Steven Knappenberger, President of the Company's Sun Automotive Group, which provides for payment by the Company of brokerage fees for assistance in acquiring or opening automobile dealerships in Arizona, Colorado, New Mexico, Utah and certain counties in California.

   Immediately prior to the consummation of the IPO, the holders of minority interests (the "Minority Interests") in certain of the Company's subsidiaries, who are also senior officers of such subsidiaries, exchanged their Minority Interests for shares of Common Stock of the Company in the Minority Exchange. Such shares are subject to registration rights. The consideration paid by the Company for the Minority Interest in the DiFeo Group also included (i) an option to purchase up to 50,000 shares of Common Stock at an exercise price of $30.00 per share, (ii) the settlement of certain advances made by the Company for the benefit of the holders of such Minority Interest for certain business acquisitions and for working capital for dealerships owned solely by such minority holders, and (iii) the minority interests owned by the Company in a group of dealerships in New Jersey. The following table sets forth certain information with respect to each division of the Company whose Minority Interest was exchanged:

                -----------------------------
                             SHARES OF COMMON
                 MINORITY     STOCK ISSUED IN
DIVISION         INTEREST   MINORITY EXCHANGE
--------        ---------- -----------------
DiFeo Division          30%           216,079
Landers Auto            20%           750,808
Atlanta Toyota           5%           146,954

   On October 4, 1996, the Company granted to the then three senior officers of Atlantic Finance options to purchase an aggregate of 5% of the outstanding common stock of Atlantic Finance at an exercise price of $500 per share, or $400,000 in the aggregate. Such options were immediately exercisable in full when they were granted and will terminate on the seventh anniversary of the date of grant. Upon the termination date (or upon the termination of an option holder's employment, with respect to such holder's options), the option holders will have the right to sell to the Company, and the Company will have the right to purchase from the option holders, the options (or any shares of common stock issued upon exercise thereof) at the then fair market value thereof, payable in cash or Common Stock of the Company at the option of the Company. In addition, the Company has granted such officers options to purchase additional common stock of Atlantic Finance in such amounts as to enable them to retain their percentage ownership of Atlantic Finance after the Company's contribution out of the proceeds of the IPO. Such options will vest and become exercisable in five equal annual installments beginning on October 28, 1997 at an exercise price of $500 per share, increasing at a rate of 10% per year, compounded annually from the date of grant.

                              SECURITY OWNERSHIP

   The following table sets forth certain information, as of May 31, 1997, regarding the beneficial ownership of Common Stock by (i) each stockholder who is known by the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                                      ----------------------
                                                       SHARES BENEFICIALLY
                                                              OWNED
                   BENEFICIAL OWNER                    NUMBER(1)    PERCENT
                   ----------------                   ----------- ---------
Trace International Holdings, Inc. (2)...............  3,531,156     19.5%
 375 Park Avenue
 New York, New York 10152
Aeneas Venture Corporation ..........................  2,843,656     15.7
 (an affiliate of Harvard Private Capital Group, Inc.)
 600 Atlantic Avenue
 Boston, Massachusetts 02210
AIF II, L.P. ........................................  1,843,656     10.2
 c/o Apollo Advisors, L.P.
 Two Manhattanville Road
 Purchase, New York 10577
Carl Spielvogel (3) .................................    203,256      1.1
Arthur J. Rawl ......................................         --       --
George G. Lowrance (4) ..............................     36,400         *
Robert W. Thompson (5) ..............................      2,200         *
Marshall S. Cogan (6)(2).............................  3,632,156     20.0
Michael R. Eisenson (7) .............................  2,843,656     15.7
John J. Hannan (8) ..................................  1,843,656     10.2
Jules Kroll (9)......................................    104,474         *
Robert H. Nelson (10) ...............................     24,400         *
John M. Sallay (11) .................................  2,843,656     15.7
Richard Sinkfield ...................................     10,400         *
Philip N. Smith, Jr. (12) ...........................      7,000         *
All directors and executive officers,
 without duplication (14 persons) ...................  8,708,598     47.4

*      Less than 1%.
 (1) Pursuant to the regulations of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.
 (2) On August 27, 1997, Trace and Mr. Cogan filed a Schedule 13D with the Commission reporting that Trace owns 3,976,490 shares, or 21.8%, of the outstanding Common Stock.
 (3) Includes 200,000 shares issuable upon exercise of options that are vested and exercisable within 60 days.
 (4) Includes 20,400 shares issuable upon exercise of options granted under the Company's stock option plan that are vested and exercisable within 60 days and 11,000 shares held by Mr. Lowrance's wife. Mr. Lowrance disclaims beneficial ownership of all shares owned by his wife.
 (5) Includes 2,100 shares issuable upon exercise of options granted under the Company's stock option plan that are vested and exercisable within 60 days.
 (6) Includes 3,531,156 shares held by Trace, of which Mr. Cogan is the principal stockholder, Chairman of the Board and Chief Executive Officer, and 1,000 shares held by Mr. Cogan's wife. Mr. Cogan disclaims beneficial ownership of all shares held by Trace or his wife.
 (7) Represents the shares held by Aeneas. Mr. Eisenson is the Managing Director, President and Chief Executive Officer of Harvard Private Capital, the investment advisor of Aeneas. Mr. Eisenson disclaims beneficial ownership of all shares held by Aeneas.
 (8) Represents the shares held by AIF. Mr. Hannan is a director of Apollo Capital Management, Inc., which is the general partner of Apollo, which is the managing general partner of AIF. Mr. Hannan disclaims beneficial ownership of all shares held by AIF.
 (9)   Includes 200 shares beneficially owned by Mr. Kroll's son.
(10) Includes 20,400 shares issuable upon exercise of options granted under the Company's stock option plan that are vested and exercisable within 60 days.
(11) Represents the shares held by Aeneas. Mr. Sallay is a Managing Director of Harvard Private Capital, the investment advisor of Aeneas. Mr. Sallay disclaims beneficial ownership of all shares held by Aeneas.
(12) Includes 2,000 shares issuable upon exercise of options granted under the Company's stock option plan that are vested and exercisable within 60 days.

                    DESCRIPTION OF SENIOR CREDIT FACILITY

   The Company has entered into a Credit Agreement, dated as of March 20, 1997, providing for revolving loans of up to $50.0 million from a syndicate of banks led by The Bank of Nova Scotia and Morgan Guaranty Trust Company of New York (as amended, the "Senior Credit Facility"). Of the available commitments under the Senior Credit Facility, $45.0 million may be used to finance acquisitions of automobile dealerships and related expenses and $5.0 million may be used for working capital purposes. All loans outstanding under the Senior Credit Facility were repaid out of the proceeds of the Initial Offering.

   To permit the offering of the Series B Notes, the consent of the banks representing a majority of the aggregate amount of the commitments under the Senior Credit Facility was required to amend certain terms thereof, such as the debt incurrence covenant and various financial ratios. Prior to such offering, such banks waived, until November 15, 1997, any violations caused by such offering and agreed to commence the requisite internal procedures to effect a formal amendment. Pending such amendment, the Company will not be permitted to borrow funds under the Senior Credit Facility. No assurance can be given that such amendment will be effected, and if it is not, the Company will need to secure a new credit facility.

   Interest on outstanding loans is payable quarterly in arrears at the rate per annum, at the option of the Company, of either (a) the Base Rate Margin plus the higher of (i) the prime rate announced by The Bank of Nova Scotia or
(ii) the federal funds rate plus 0.5%, or (b) the Euro-Dollar Margin plus an amount based on the applicable Euro-Dollar Reserve Percentage (as defined). Through December 31, 1997, the Base Rate Margin is 1.75% and the Euro-Dollar Margin is 2.75%. The interest rate at June 30, 1997 was 9.9%. After December 31, 1997, based upon the Company's Leverage Ratio (as defined) as of the end of the last fiscal quarter for which the Company has delivered financial statements to the banks, the Base Rate Margin will be between 1.75% and 3.0% and the Euro-Dollar will be between 2.75% and 4.0%. Any overdue principal or interest will bear interest at the rate per annum of 2.0% plus the applicable margin. In addition, the Company is required to pay a quarterly commitment fee of 0.5% per annum on the amount of unused commitments.

   Subject to certain conditions, the Company is entitled to borrow money under the Senior Credit Facility at any time until March 19, 1998. The Company is required to repay loans outstanding thereunder, unless otherwise accelerated upon an event of default, in accordance with the following schedule:

PRINCIPAL REPAYMENT DATE  AMOUNT OF REPAYMENT
------------------------  -------------------
June 20, 1998                   $ 4,000,000
September 20, 1998                4,000,000
December 20, 1998                 4,000,000
March 20, 1999                    4,000,000
June 20, 1999                     4,000,000
September 20, 1999                4,000,000
December 20, 1999                 4,000,000
March 20, 2000                   22,000,000

   If the aggregate principal amount of loans outstanding on March 19, 1998 is less than $50.0 million, the amount of later required repayments will be reduced. In addition, the Company is required to repay loans in an amount equal to (i) 80% of the net proceeds of certain types of equity issuances and
(ii) 50% of any Excess Cash Flow (as defined) for the 1997 or 1998 fiscal year. The Company may make prepayments at any time without payment of any penalty or premium (other than breakage costs in connection with Euro-Dollar loans).

   The Senior Credit Facility contains various covenants and events of default customary for agreements of this type.

   Indebtedness under the Senior Credit Facility ranks senior to the Notes. The Senior Credit Facility is guaranteed by substantially all of the Company's subsidiaries, is secured by the pledge of the ownership interests of most of such subsidiaries and requires the Company, to the extent permitted, to deliver a guarantee and a pledge with respect to each newly acquired subsidiary. Such requirement, as well as certain other covenants under the Senior Credit Facility, may be waived with the consent of the banks representing a majority of the aggregate amount of the commitments thereunder.

                             DESCRIPTION OF NOTES

   As used below in this "Description of Notes" section, the "Company" means United Auto Group, Inc. but not any of its subsidiaries. The Old Notes were issued, and the New Notes are to be issued, under an Indenture dated as of July 23, 1997 (as amended, the "Indenture") among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain terms providing for an increase in the interest rate thereon under certain circumstances described in the Registration Rights Agreement. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the Indenture and the Registration Rights Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part. The statements under this caption relating to the Notes, the Indenture and the Registration Rights Agreement are summaries of all the material terms thereof but do not purport to be complete, and where reference is made to particular provisions of the Indenture or the Registration Rights Agreement, such provisions, including the definitions of certain terms, are qualified in their entirety by such reference. Terms defined under "--Certain Definitions" have the meanings in this "Description of Notes" as set forth therein.

   The Notes are unsecured obligations of the Company, limited to $150.0 million aggregate principal amount. The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Initially, the Trustee will act as paying agent and registrar for the Notes.

PRINCIPAL, MATURITY AND INTEREST

   The Notes were issued on the Issue Date at 98.529% of their principal amount and will mature on July 15, 2007. The Notes bear interest at the rate of 11% per annum from the Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest is payable semiannually on January 15 and July 15 of each year, commencing January 15, 1998, to the Person in whose name a Note is registered (a "Holder") at the close of business on the preceding January 1 or July 1 (each, a "Record Date"), as the case may be. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. Holders must surrender the Notes to the paying agent for the Notes to collect principal payments. The Company will pay principal and interest by check and may mail interest checks to a Holder's registered address.

OPTIONAL REDEMPTION

   The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2002 and prior to maturity, upon not less than 30 or more than 60 days' notice mailed to each Holder of Notes to be redeemed, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning July 15 of the years indicated:

 YEAR                  PERCENTAGE
--------------------  ------------
2002 ................    105.500%
2003 ................    103.667
2004 ................    101.833
2005 and thereafter      100.000

   In addition, prior to July 15, 2000, the Company may redeem Notes with the net cash proceeds received by the Company from one or more Public Equity Offerings, at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest to (but excluding) the date fixed for redemption; provided, however, that at least $100.0 million in aggregate principal amount of Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to Holders of Notes to be redeemed not later than 60 days following the consummation of the relevant Public Equity Offering.

   Selection of Notes for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed to each Holder of Notes to be redeemed at such Holder's registered address. On and after the date fixed for redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

The Notes do not have the benefit of any sinking fund.

CHANGE OF CONTROL

   Within 30 days following a Change of Control, the Company will commence an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of their principal amount, plus accrued and unpaid interest to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must bear an integral multiple of $1,000 principal amount.

   A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by the Indenture) after the Issue Date (a) any transaction (including, without limitation, any merger or consolidation) shall be consummated after which any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates, other than Permitted Holders, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least (x) 50% of the voting power of the outstanding Voting Stock of the Company or (y) 40% of the voting power of the Voting Stock of the Company, and the Permitted Holders own in the aggregate less than such Person or Group (in doing the "own less than" comparison in this clause (ii), the holdings of the Permitted Holders who are members of the new Group shall not be counted in the voting power of such new Group); (b) (x) the Company or any Restricted Subsidiary sells, leases or otherwise transfers all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Subsidiary, or (y) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in either case under this clause (b), in one transaction or series of related transactions in which immediately after the consummation thereof Persons owning a majority of the voting power of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the voting power of the Voting Stock of the Company or the surviving or transferee entity if other than the Company; (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

   In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

   With respect to the sale of assets referred to in the definition of "Change of Control," the phrase "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, taken as a whole, will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, taken as a whole, has occurred. In addition, no assurances can be given that the Company will be able to acquire Notes tendered upon the occurrence of a Change of Control. The ability of the Company to pay cash to the Holders upon a Change of Control may be limited by its then existing financial resources. The
Senior Credit Facility contains certain covenants that may limit or impede the Company's ability to repurchase Notes upon a Change of Control, and future debt agreements of the Company may prohibit or limit such repurchase. If the Company does not obtain a waiver or consent from the holders of such Indebtedness (if required) or repay such Indebtedness, the Company may be prohibited from repurchasing Notes. In such event, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would in turn constitute a default under the Senior Credit Facility and possibly other Indebtedness. None of the provisions relating to a repurchase upon a Change of Control are waivable by the Board of Directors of the Company or the Trustee. See "Risk Factors -- Change of Control."

   The foregoing provisions will not prevent the Company from entering into transactions of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the Holders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the Holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions.

SUBORDINATION

   The Company's obligations with respect to the payment of the principal of and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt of the Company.

   Upon any payment or distribution of assets or securities of the Company of any kind or character (whether in cash, property or securities) upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Debt of the Company (including any interest accruing subsequent to an event of bankruptcy or insolvency, whether or not allowed or allowable thereunder) shall first be paid in full, or payment provided for, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by the Company of the principal of or interest on the Notes, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by or on behalf of the Company of the principal of or interest on the Notes upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representative(s) or to the trustee(s) under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

   No direct or indirect payment by or on behalf of the Company of principal of or interest on the Notes (other than payments to Holders from funds held in trust for the benefit of Holders pursuant to the defeasance provisions of the Indenture), whether pursuant to the terms of the Notes or upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from a holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, or the requisite holders of such Designated Senior Debt have otherwise agreed in writing, no payment or distribution will be made by or on behalf of the Company on account of or with respect to the Notes (except payments to Holders from funds held in trust for the benefit of Holders pursuant to the defeasance provisions of the Indenture) during a period (a "Payment Blockage Period") commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date of the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 365 day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

   The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this section will not be construed as preventing the occurrence of an Event of Default described in clause (a), (b) or (c) of the first paragraph under "--Events of Default."

   By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders will be paid to holders of Senior Debt of the Company to the extent necessary to repay such Senior Debt in full, and the Company may be unable to fully meet its obligations with respect to the Notes. Subject to the restrictions set forth in the Indenture, in the future the Company may incur additional Senior Debt. See "Risk Factors -- Subordination of the Notes and the Guarantees; Release of Guarantees."

   At June 30, 1997, on a pro forma basis, there was an aggregate of $324.6 million of Senior Debt of the Company and the Guarantors outstanding.

THE GUARANTEES

   The Guarantors, jointly and severally, unconditionally guarantee on a senior subordinated basis all of the obligations of the Company under the Indenture, including its obligation to pay principal of and interest on the Notes. The obligation of each Guarantor is limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors -- Fraudulent Conveyance Considerations." Except as provided in "--Covenants," the Company is not restricted from selling or otherwise disposing of a Guarantor.

   The Company will not permit any Subsidiary to become an obligor (including as guarantor) under, or in respect of, the Senior Credit Facility without causing such Subsidiary to become a Guarantor. Any such Subsidiary shall (a) execute and deliver a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Subsidiary (subject, in the case of enforceability, to customary bankruptcy, insolvency, fraudulent conveyance and similar exceptions).

   Any Subsidiary of the Company that ceases to be an obligor (including as guarantor) under, or in respect of, the Senior Credit Facility shall be released from its Guarantee upon delivery of an officers' certificate to the Trustee certifying to such effect.

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   In addition, the Indenture provides that if all of the Capital Stock of a
Guarantor is sold by the Company or any Subsidiary in a transaction constituting an Asset Disposition (or which, but for the provisions of clause
(c) of the definition of such term, would constitute an Asset Disposition), and, if required by the Indenture, (x) the Net Available Proceeds from such Asset Disposition are used in accordance with the covenant described under "--Covenants -- Limitation on Certain Asset Dispositions" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Available Proceeds from such Asset Disposition will be used in accordance with the covenant described under "--Covenants -- Limitation on Certain Asset Dispositions" within the time limits specified by such covenant, then such Guarantor shall be released and discharged from its Guarantee upon such use in the case of clause (x) or upon such delivery in the case of clause (y).

   The Company may, at its option, cause any of its Subsidiaries to be a Guarantor.

   The obligations of each Guarantor under its Guarantee are subordinated to the prior payment in full of all Senior Debt of such Guarantor on the same basis as the obligations of the Company on the Notes are subordinated to Senior Debt of the Company. See "Risk Factors -- Subordination of the Notes and the Guarantees; Release of Guarantees." Each Guarantee ranks pari passu in right of payment with any other senior subordinated indebtedness of the Guarantor thereof and senior to any future Subordinated Indebtedness of such Guarantor.

   Separate financial statements of the Guarantors are not included herein because (i) the Company is a holding company with no independent operations,
(ii) the Guarantees are full and unconditional (except to the extent necessary to comply with fraudulent conveyance laws), (iii) the Guarantors are jointly and severally liable with respect to the Notes and (iv) Atlantic Finance and its subsidiaries are the sole subsidiaries of the Company that are not Guarantors and financial information with respect to such entities is set forth separately on the face of the Company's consolidated financial statements under the caption "Auto Finance."

COVENANTS

   The Indenture contains, among others, the following covenants:

Limitation on Incurrence of Indebtedness

   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, except:

     (i) Indebtedness of the Company or any Restricted Guarantor, if the Consolidated Cash Flow Ratio for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness would be greater than 2.0 to 1.0, and Permitted Refinancings thereof;

     (ii) Indebtedness of the Company Incurred under the Senior Credit Facility in an aggregate amount not to exceed $100.0 million less any amount of Indebtedness repaid from the proceeds of Asset Dispositions as provided under "--Limitation on Certain Asset Dispositions," which repayment results in a permanent reduction of the commitments under the Senior Credit Facility;

     (iii) Indebtedness owed by the Company to any Restricted Guarantor or Indebtedness owed by a Restricted Subsidiary to the Company or a Restricted Guarantor; provided, however, upon either (x) the transfer or other disposition by such Restricted Guarantor or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another Restricted Guarantor or (y) such Restricted Guarantor's ceasing to be a Restricted Guarantor, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

     (iv) Interest Rate Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary permitted to be Incurred under the Indenture; provided, however, that the notional amount of such Interest Rate Obligations does not exceed the amount of the Indebtedness to which such Interest Rate Obligations relate;

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     (v) Indebtedness of the Company or any Restricted Subsidiary under
    Currency Agreements to the extent relating to (x) Indebtedness of the Company or any Restricted Subsidiary permitted to be Incurred under the Indenture and/or (y) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

     (vi) Permitted Refinancings of any Indebtedness to the extent outstanding on the Issue Date;

     (vii) Indebtedness of the Company under the Notes and the Exchange Notes, and Permitted Refinancings thereof;

     (viii) Floor Plan Notes;

     (ix) Acquired Indebtedness and Permitted Refinancings thereof;

     (x) guarantees by the Company or any Restricted Guarantor of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted to be Incurred under the Indenture;

     (xi) Purchase Money Debt, and Permitted Refinancings thereof, in an aggregate amount not to exceed $35.0 million at any time outstanding;

     (xii) Atlantic Finance Loans; and

     (xiii) Indebtedness of the Company or any Restricted Guarantor not otherwise permitted to be Incurred pursuant to clauses (i) through (xii) above which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xiii), does not exceed $20.0 million in the aggregate at any time outstanding.

Limitation on Restricted Payments

   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

     (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company or any Restricted Subsidiary (excluding any (x) dividends or distributions payable solely in shares of Qualified Stock or in options, warrants or other rights to acquire such shares, or (y) in the case of any Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary),

     (ii) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company or any Restricted Subsidiary, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (excluding any such shares, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary),

     (iii) make any Investment (other than a Permitted Investment), or make any payment on a guarantee of any obligation of any Person other than the Company or a Restricted Subsidiary, or

     (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment")

     if, at the time thereof:

        (1) a Default shall have occurred and be continuing, or

        (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause
       (i) of "--Limitation on Incurrence of Indebtedness," or

        (3) upon giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (other than any Restricted Payment described in clause (ii), (iii), (iv), (v), (vi), (vii) or

                               79
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       (viii) of the next paragraph) (including the Fair Market Value of all
       Restricted Payments not made in cash or Cash Equivalents, valued at the time of each such Restricted Payment) declared or made on or after the Issue Date exceeds the sum of the following (the "Basket"):

            (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter for which financial statements are available; plus

            (b) the aggregate net cash proceeds received (other than from a Subsidiary of the Company) after the Issue Date from the issuance of, or equity contribution with respect to, shares of Qualified Stock and warrants, rights or options to purchase or acquire such shares; plus

            (c) the amount by which Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness) is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange to the extent such cash or other property reduced the amount of such Indebtedness); plus

            (d) the aggregate after-tax net proceeds (consisting of cash and Cash Equivalents) from the sale or other disposition of, or any distribution in respect of, any Investment (other than any such proceeds that the Company elects to be applied toward the calculation of Net Investment under clause (vii) or (viii) of the next paragraph) constituting a Restricted Payment made after the Issue Date; provided, however, that any gain (or loss) on such sale or disposition or any such distribution included in such after-tax net proceeds shall not be included in determining Consolidated Net Income for purposes of clause (a) above; provided, further, that amounts included in this clause (d) shall not exceed the Net Investment by the Company in the Person (or its Subsidiaries) in respect of which such Investment was made; plus

            (e) $10.0 million.

The foregoing provision will not prohibit any of the following:

     (i) any dividend on any class of Capital Stock of the Company or any Restricted Subsidiary paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of the Indenture;

     (ii) the Refinancing of any Subordinated Indebtedness otherwise permitted pursuant to the terms of the Indenture described in clause (v) of "--Limitation on Incurrence of Indebtedness";

     (iii) the exchange or conversion of any Indebtedness of the Company or any Restricted Subsidiary for or into Qualified Stock;

     (iv) any Restricted Payment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) for cash of Qualified Stock;

     (v) any Investment to the extent that the consideration therefor consists of Qualified Stock;

     (vi) required or ratable payments to holders of minority interests in any Restricted Subsidiary;

     (vii) any Investments in Atlantic Finance or any of its Subsidiaries; provided, however, that the Net Investment in respect of Investments made pursuant to this clause (vii) shall not exceed $25.0 million in the aggregate at any time outstanding; and

     (viii) Investments not otherwise permitted pursuant to clauses (i) through (vii) above; provided, however, that the Net Investment in respect of Investments made pursuant to this clause (viii) shall not exceed $20.0 million in the aggregate at any time outstanding;


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provided, however, that (I) with respect to each of clauses (iv), (v), (vi),
(vii) and (viii) no Default shall have occurred and be continuing and (II) no issuance of Qualified Stock pursuant to clause (ii), (iii), (iv), (v), (vi),
(vii) or (viii) shall increase the Basket.

   The Indenture provides that for purposes of this covenant, (i) an "Investment" shall be deemed to be made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Restricted Subsidiary) equal to the Fair Market Value of such Restricted Subsidiary at such time; provided, however, that in the event that any Subsidiary acquired after the Issue Date is designated an Unrestricted Subsidiary, the amount of Investment deemed made at such time shall be equal to the Net Investment of the Company and the Restricted Subsidiaries in such Restricted Subsidiary at such time; (ii) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Basket shall be increased by the amount (proportionate to the Company's equity interest in such Unrestricted Subsidiary) equal to the lesser of (x) the Fair Market Value of such Unrestricted Subsidiary at the time of such redesignation and (y) the Net Investment of the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary; provided, however, that in the event that any Subsidiary acquired after the Issue Date is redesignated a Restricted Subsidiary, the amount of such increase shall be equal to the Net Investment of the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary at such time; and (iii) an "Investment" shall be deemed to be made at the time that the ownership or voting power of the Company and the Restricted Subsidiaries in any Restricted Subsidiary is reduced to below majority (but greater than zero) in an amount equal to the Fair Market Value of such former Restricted Subsidiary at such time multiplied by the percentage ownership or voting power (whichever is less) of the Company and the Restricted Subsidiaries in such former Restricted Subsidiary; provided, however, that in the event that the ownership or voting power of any Subsidiary acquired after the Issue Date is so reduced, the amount of Investment deemed made at such time shall be equal to the Net Investment of the Company and the Restricted Subsidiaries in such former Restricted Subsidiary at such time. Notwithstanding the foregoing, Atlantic Finance and its Subsidiaries shall be designated Unrestricted Subsidiaries as of the Issue Date and such designation shall not be deemed an Investment.

Limitation on Restrictions Affecting Restricted Subsidiaries

   The Company will not, and will not permit any Restricted Subsidiary (other than a Restricted Guarantor) to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to, or guarantee any Indebtedness of, the Company or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except for (a) any encumbrance or restriction existing under or by reason of any agreement in effect on the Issue Date (including the Senior Credit Facility) as any such agreement is in effect on such date or as such agreement is amended thereafter but only if such encumbrance or restriction is no more restrictive than in the agreement being amended, (b) any encumbrance or restriction under any agreement of or relating to such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or any Restricted Subsidiary other than the Restricted Subsidiary so acquired or its assets, (c) customary provisions contained in an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets, (d) any encumbrance or restriction existing under or by reason of applicable law, (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary, (f) covenants in franchise agreements with car manufacturers customary for franchise agreements in the automobile retailing industry, (g) covenants in purchase money obligations for property restricting transfer of such property, (h) covenants in security agreements securing Indebtedness of a Restricted Subsidiary (to the extent that such Liens were otherwise incurred in accordance with "--Limitation on Liens" below) that restrict the transfer of property subject to such agreements and
(i) customary covenants in Floor Plan Notes.

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Limitation on Liens

   The Company will not, and will not permit any Restricted Subsidiary to, incur or suffer to exist any Lien on or with respect to any property or assets of the Company or any Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes or the Guarantee of such Restricted Subsidiary (and, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, including Subordinated Indebtedness; provided, however, that Liens securing the Notes and any Indebtedness pari passu with the Notes are senior to such Liens securing such Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Notes or the Guarantee, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

   The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Senior Debt (including Liens securing Floor Plan Notes and Indebtedness under the Senior Credit Facility) and any guarantees thereof to the extent that the Indebtedness secured thereby is permitted to be incurred under the covenant described under "--Limitation on Incurrence of Indebtedness;" (iii) Liens securing only the Notes and the Guarantees, if any;
(iv) Liens in favor of the Company or a Guarantor, if any; (v) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by the Company within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by the provisions of the Indenture described under "--Limitation on Incurrence of Indebtedness;" (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); (viii) Liens to secure Indebtedness Incurred to Refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(vii) so long as such Liens do not extend to any property other than the property securing the Indebtedness being Refinanced and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such Refinancing; and (viii) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee.

Limitation on Certain Asset Dispositions

   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make one or more Asset Dispositions unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value of the assets sold or disposed of; and (ii) not less than 80% of the consideration for the disposition consists of (A) cash or Cash Equivalents (including any held in escrow); (B) the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of the Company or such Restricted Subsidiary or other obligations relating to such assets (provided, however, that the Company and the Restricted Subsidiaries are released from any liability for such Indebtedness); (C) Replacement Assets or
(D) any combination of the foregoing clauses (A), (B) and (C). All Net Available Proceeds of an Asset Disposition shall be applied within 360 days of such Asset Disposition (i) to capital investments in properties or assets that will be used in a business of the Company and the Restricted Subsidiaries conducted on the Issue Date or in a business reasonably related thereto and/or
(ii) to the permanent reduction and prepayment of any Senior Debt of the Company then outstanding (including a permanent reduction of commitments in respect thereof). Any Net

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Available Proceeds from any Asset Disposition that are not applied as provided in the immediately preceding sentence shall be used not later than the 361st day after such Asset Disposition to make an Offer to Purchase outstanding Notes at a purchase price in cash equal to 100% of their principal amount, plus accrued and unpaid interest to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $10.0 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under "--Mergers, Consolidations and Certain Sales of Assets."

   In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Limitation on Senior Subordinated Indebtedness

   The Company (i) will not Incur any Indebtedness that by its terms (or by the terms of the agreement or instrument governing such Indebtedness) is subordinate in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of the agreement or instrument governing such Indebtedness) made expressly either (x) pari passu in right of payment with the Notes or (y) subordinate in right of payment to the Notes in the same manner and at least to the same extent as the Notes are subordinate to Senior Debt of the Company, and (ii) will not permit any Guarantor to Incur any Indebtedness that by its terms (or by the terms of the agreement or instrument governing such Indebtedness) is subordinate in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or by the terms of the agreement governing such Indebtedness) made expressly either (x) pari passu in right of payment with the Guarantee of such Guarantor or (y) subordinate in right of payment to the Guarantee of such Guarantor in the same manner and at least to the same extent as the Guarantee of such Guarantor is subordinate to Senior Debt of such Guarantor.

Limitation on Transactions with Affiliates

   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction with any of their respective Affiliates, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis with a Person that is not such an Affiliate; provided, however, that (x) if the aggregate consideration exceeds $1.0 million, the Company shall deliver an officers' certificate to the Trustee stating that a majority of the Disinterested Directors have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms-length basis with a Person that is not such an Affiliate and (y) if the aggregate consideration exceeds $5.0 million, the Company shall also deliver to the Trustee, prior to the consummation of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the Company or such Restricted Subsidiary, from a financial point of view; provided, however, that this clause (y) shall not apply to (I) transactions relating to the assumption by Trace of liabilities of the Company or any Restricted Subsidiary under extended service contracts (or Trace's indemnification of the Company or any Restricted Subsidiary for liabilities thereof) or (II) the writing of extended service contracts by Trace to customers of the Company or any Restricted Subsidiary. The provisions of this covenant shall not apply to (i) transactions permitted by the provisions of the

                               83
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Indenture described above under the caption "--Limitation on Restricted
Payments," (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business and on ordinary business terms or as determined in good faith by the Board of Directors of the Company and (iii) transactions solely between or among the Company and/or one or more Restricted Subsidiaries.

Provision of Financial Information

   Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Notes, as their names and addresses appear in the Note Register, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of Notes.

Mergers, Consolidations and Certain Sales of Assets

   The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, lease, convey or otherwise dispose of (however effected, including, without limitation, by merger or consolidation)) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company on the Notes and under the Indenture and the Registration Rights Agreement (upon which assumption the Company will be discharged of any and all obligations on the Notes and under the Indenture and the Registration Rights Agreement);
(iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity, as the case may be, (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) could Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the provisions of the Indenture described under "--Limitation on Incurrence of Indebtedness;" (iv) immediately before and after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Default shall have occurred and be continuing; and (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien not excepted from the provisions of the Indenture described under "--Limitation on Liens," the Company, Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Notes or its Guarantee, as applicable, as required by said covenant. The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary with or into the Company or a Wholly Owned Subsidiary or any transaction pursuant to which a Guarantor is to be released in accordance with the terms of its Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "--Limitation on Certain Asset Dispositions."

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EVENTS OF DEFAULT

   The following are Events of Default under the Indenture:

     (a) failure to pay principal of any Note when due (whether or not prohibited by the provisions of the Indenture described under "--Subordination");

     (b) failure to pay any interest on any Note when due, continued for 30 days (whether or not prohibited by the provisions of the Indenture described under "--Subordination");

     (c) default in the payment of principal of and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "--Change of Control" or "--Covenants -- Limitation on Certain Asset Dispositions" when due and payable (whether or not prohibited by the provisions of the Indenture described under "--Subordination");

     (d) failure to perform or comply with any of the provisions described under "--Covenants -- Mergers, Consolidations and Certain Sales of Assets";

     (e) failure to perform any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes;

     (f) default under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $10.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated final maturity of any such Indebtedness;

     (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount of $10.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

     (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary; and

     (i) any Guarantee, ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

   If an Event of Default (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Defaults, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture; provided, however, that so long as the Senior Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of a written notice of such acceleration of the Notes to the agent under the Senior Credit Facility and (y) the acceleration of any Indebtedness under the Senior Credit Facility. If an Event of Default with respect to the Company described in clause (h) of the preceding paragraph occurs, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "--Modification and Waiver."

   The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Notes or a Default in complying with "--Covenants -- Mergers, Consolidations and Certain Sales of Assets," the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

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   No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee (i) shall have failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding, (ii) shall have been offered indemnity reasonably satisfactory to it and (iii) shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of or interest on such Note on or after the respective due dates expressed in such Note.

   The Company will be required to furnish to the Trustee annually a statement as to its performance of certain of its obligations under the Indenture and as to any default in such performance.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

   The Company may terminate its substantive obligations and the substantive obligations of the Guarantors in respect of the Notes and the Guarantees by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by the Company on account of principal of and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default has occurred and is continuing or would arise therefrom (or, with respect to a Default specified in clause (h) of "--Events of Default," any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate its substantive obligations and the substantive obligations of the Guarantors in respect of the Notes and the Guarantees (except for the Company's obligation to pay the principal of and the interest on the Notes and such Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Notes to maturity or to redemption, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default has occurred and is continuing or would arise therefrom (or, with respect to a Default specified in clause (h) of "--Events of Default," any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Debt would result therefrom, terminate all of its substantive obligations and all of the substantive obligations of the Guarantors in respect of the Notes and the Guarantees (including the Company's obligation to pay the principal of and interest on the Notes and such Guarantors' guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Notes to maturity or to redemption, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of the Indenture, to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) complying with certain other requirements set forth in the Indenture.

   The Company may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the instruments governing Senior Debt, and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

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GOVERNING LAW

   The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

   Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Note affected thereby, (a) change the Stated Maturity of the principal of any Note,
(b) alter the optional redemption or repurchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any Offer to Purchase required under the covenants described under "--Covenants -- Limitation on Certain Asset Dispositions" or "--Change of Control"), (c) reduce the principal amount of any Note, (d) reduce the rate of or extend the time for payment of interest on any Note, (e) change the place or currency of payment of principal of or interest on any Note, (f) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture subject thereto) or the right of the holders to institute suit for the enforcement of any payment on or with respect to any Note or the Guarantee, or the modification and amendment of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each holder affected), (g) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default, (h) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the holders as provided in the Indenture and a waiver of the payment default that resulted from such acceleration), (i) modify the ranking or priority of the Notes or the Guarantee, or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders, or (j) release any Guarantor from its Guarantee or the Indenture otherwise than in accordance with the Indenture (it being understood that nothing in this clause (j) requires the consent of the holders of more than a majority in aggregate principal amount of the outstanding Notes to amend or modify the provisions of the Indenture described under "--Covenants -- Limitation on Certain Asset Dispositions"); provided, further, however, that no such modification or amendment may, without the consent of the holders of three-fourths of the aggregate principal amount of Notes affected thereby, modify any of the provisions (including the definitions relating thereto) relating to any Offer to Purchase required under the covenant described under "--Change of Control" in a manner materially adverse to the Holders.

   The holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, (i) the holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal or interest or a default arising from failure to effect an Offer to Purchase required under the covenant described under "--Change of Control," or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected and (ii) the holders of three-fourths of the aggregate principal amount of Notes affected thereby, on behalf of all holders of Notes, may waive a default arising from failure to effect an Offer to Purchase required under the covenant described under "--Change of Control."

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
EMPLOYEES AND STOCKHOLDERS

   No director, officer, employee or stockholder of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the

                               87
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consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

THE TRUSTEE

   The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, the Guarantors, or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its Affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

   Set forth below is a summary of certain of the defined terms used in the Indenture or the Registration Rights Agreement. Reference is made to the Indenture or the Registration Rights Agreement for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition of such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary; provided, however, that such Indebtedness (x) was not Incurred in connection with, or in contemplation of, such Acquisition, such Person becoming a Restricted Subsidiary or such merger or consolidation and (y) is not recourse to any Person or assets other than such Person or its assets (including its Subsidiaries and their assets).

   "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares) or (ii) property or assets (other than any cash or Cash Equivalents) of the Company or any Restricted Subsidiary; provided, however, that an Asset Disposition shall not include (a) any such sale, transfer or other disposition to the Company or to any Restricted Guarantor, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $2.5 million,
(d) the granting of any Lien (or foreclosure thereon) to the extent that such Lien is granted in compliance with "--Covenants -- Limitation on Liens," (e) any Restricted Payment permitted by "--Covenants -- Limitation on Restricted Payments," (f) the sale, assignment, lease, conveyance or disposition or other transfer (however effected, including, without limitation, by merger or

                               88
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consolidation) of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, in accordance with "--Covenants -- Mergers, Consolidations and Certain Sales of Assets" or (g) any disposition that constitutes a Change of Control.

   "Atlantic Finance Loan" means any loan by Atlantic Finance to the Company which is due not later than the business day next following the day such loan was made; provided, however, that (x) the proceeds of such loan are deposited with a floor plan lender (including any bank holding Floor Plan Notes) and (y) such loan bears interest at a rate not higher than that accruing on such deposit.

   "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

   "Bankruptcy Code" means Title 11, United States Code.

   "Basket" has the meaning set forth in "--Covenants -- Limitation on Restricted Payments."

   "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations or other equivalents (however designated) of ownership of such Person.

   "Cash Equivalents" means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Ratings Group or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; and (iv) money market funds substantially all of whose assets comprise securities of the type described in clauses (i) through (iii).

   "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

   "Consolidated Cash Flow Available For Fixed Charges" means for any period the Consolidated Net Income for such period (x) increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Fixed Charges for such period, plus
(ii) Consolidated Income Tax Expense for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in such Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period and (y) decreased by interest income on deposits with floor plan lenders (including any bank holding Floor Plan Notes) made with proceeds of Atlantic Finance Loans.

   "Consolidated Cash Flow Ratio" means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for such period to (ii) Consolidated Fixed Charges for such period; provided, however,

                               89
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that all Incurrences and repayments of Indebtedness (including the Incurrence giving rise to such calculation and any repayments in connection therewith) and all dispositions (including discontinued operations) or acquisition of assets (other than in the ordinary course of business) made during or after such period and on or prior to the date of determination shall be given pro forma effect as if they occurred on the first day of such four-quarter period, except that Indebtedness under the Senior Credit Facility shall be deemed to be the average daily balance of such Indebtedness during such four-quarter period. Calculations of pro forma amounts in accordance with this definition may take into account a reduction of cost of goods sold in the amount of interest earned on financing proceeds deposited with any holder of Floor Plan Notes.

   "Consolidated Fixed Charges" means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (it being understood that the foregoing does not include interest on Floor Plan Notes), but excluding (x) the amortization of deferred financing costs and (y) interest on Atlantic Finance Loans, and (b) dividend requirements of the Company and the Restricted Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Restricted Subsidiaries (in each case (i) whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than any Disqualified Stock) of the Company or any Restricted Subsidiary) and (ii) other than dividends with respect to Capital Stock held by the Company or any Restricted Guarantor) paid, declared, accrued or accumulated during such period times, in the case of this clause (b), a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local income tax rate of the Company, expressed as a decimal.

   "Consolidated Income Tax Expense" means for any period the consolidated provision for income taxes of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" means for any period the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Restricted Subsidiary (other than any Guarantor) which is then subject to restrictions that prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) non-cash gains and losses due solely to fluctuations in currency values, (d) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions representing the Company's proportionate share of such Person's net income for such period actually paid in cash to the Company by such Person during such period, (e) other than for calculating the Basket, gains or losses on Asset Dispositions by the Company or any Restricted Subsidiary, (f) other than for calculating the Basket, all extraordinary or non-recurring gains or losses determined in accordance with GAAP, (g) the effect of FASB 52 (hyperinflationary accounting) and interpretations by the Commission thereof and (h) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

   "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person or attributable to Unrestricted Subsidiaries.

   "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

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   "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, which may include the use of derivatives, designed to protect such Person against, or to expose such Person to, fluctuations in currency values.

   "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

   "Designated Senior Debt" means (i) so long as the Senior Credit Facility is in effect, the Senior Debt incurred thereunder and (ii) any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25 million which has been so designated as Designated Senior Debt by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

   "Disinterested Director" means a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to the transaction being considered.

   "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes; provided, however, that any such Capital Stock that so matures or is redeemable in part shall be deemed Disqualified Stock only to the extent that it so matures or is so redeemable.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

   "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively (i) for any determination pursuant to the covenant described under "--Covenants--Limitation on Restricted Payments" or "--Covenants--Limitation on Certain Asset Dispositions," by the Board of Directors of the Company acting in good faith, which determination shall be evidenced by a resolution of such Board delivered to the Trustee, and (ii) for any other determination, by an officer of the Company acting in good faith.

   "Floor Plan Notes" means Indebtedness of the Company or any Restricted Subsidiary all of the proceeds of which are used to purchase vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and the Restricted Subsidiaries.

   "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

   "Guarantee" means a guarantee of the Notes by a Guarantor under the Indenture.

   "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results. It is understood that the obligations of the Company under the Support Agreement dated as of June 14, 1996 between the Company and Atlantic Auto Second Funding Corporation constitute a guarantee for purposes of the Indenture only to the extent of the accrued liability, if any, of the Company for any breach of the representations and warranties of Atlantic Finance contained

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in Section 3.2 of the Purchase Agreement dated as of June 14, 1996 between
Atlantic Auto Second Funding Corporation and Atlantic Finance, and that obligations of the Company under similar agreements will constitute a guarantee for purposes of the Indenture only to the extent of similar accrued liabilities.

   "Guarantor" means (i) each Subsidiary of the Company that, on the Issue Date, is an obligor (including as guarantor) under, or in respect of, the Senior Credit Facility and (ii) each Subsidiary of the Company that pursuant to the terms of the Indenture executes a supplemental indenture to the Indenture as a Guarantor, in each case, until such Subsidiary is released from its Guarantee.

   "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidates with the Company or any Restricted Subsidiary), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary. Neither the accrual of interest, nor the accretion of accreted value, shall be deemed to be an Incurrence.

   "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) all indebtedness of such Person for money borrowed, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) all indebtedness of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness (a) shall include (without duplication) the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company, (b) shall never be calculated taking into account any cash and cash equivalents held by such Person, (c) shall not include obligations arising from agreements of the Company or a Subsidiary to provide for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business or assets of a Subsidiary,
(d) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination determined in accordance with GAAP and (e) shall not be deemed to be Incurred upon the issuance of a guarantee by the Company, in connection with an Acquisition, of the price of its Common Stock, unless such guarantee is evidenced by a bond, debenture, note or similar instrument.

   "Interest Rate Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against, or to expose such Person to, fluctuations in interest rates.

   "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined in the Registration Rights Agreement) on the Notes.

   "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person.

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   "Issue Date" means July 23, 1997, the original issue date of the Notes.

   "Issuers" means the Company and the Guarantors.

   "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

   "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received (x) in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or (y) in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions, any relocation expenses incurred as a result thereof and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or any of its Restricted Subsidiaries on, or in respect of, any Indebtedness (A) which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or (B) which must, by the terms of such Lien or otherwise (including the obtaining of any necessary consent in respect thereof to such Asset Disposition) or by applicable law, be repaid as a result of such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of the second and third sentences under "--Covenants -- Limitation on Certain Asset Dispositions") and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

   "Net Investment" means, in respect of any Investment and the issuer thereof (and its Subsidiaries), the excess of (i) the aggregate amount of all Investments made therein by the Company or any Restricted Subsidiary on or after the Issue Date (including the Fair Market Value of all such Investments not made in cash or Cash Equivalents, valued at the time of each such Investment) over (ii) the aggregate amount returned in cash or Cash Equivalents on or with respect to Investments in such Person (whenever such Investment was made) whether through the sale or other disposition of the Investment in such Person (or portion thereof) or through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in clause (3) (d) of the first paragraph described under "--Covenants -- Limitation on Restricted Payments."

   "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee in writing at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

     (i) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

     (ii) the Expiration Date and the Purchase Date;

     (iii) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

     (iv) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

     (v) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

     (vi) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (vii) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

     (viii) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (ix) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

     (x) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder tendered, the certificate number of the Notes the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

     (xi) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and
    (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (xii) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

   An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer. An Offer to Purchase may be conditioned on the consummation of the applicable Change of Control events. See "--Change of Control."

   "Permitted Holder" means any of Trace International Holdings, Inc., Harvard Private Capital Group, Inc., Aeneas Venture Corporation and Apollo Advisors, L.P. and their Affiliates.

   "Permitted Investments" means (i) Investments in Cash Equivalents; (ii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any Restricted Subsidiary;
(iii) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; (iv) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (v) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;
(vi) any Interest Rate Obligations or Currency Agreements with an unaffiliated Person permitted by clause (iv) or (v) under "--Covenants -- Limitation on Incurrence of Indebtedness"; (vii) Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under "--Covenants -- Limitation on Certain Asset Dispositions" above; (viii) Investments in the Company or any Restricted Subsidiary or any Person that after giving effect to such Investment will be a Restricted Subsidiary; and (ix) prepaid expenses and loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business.

   "Permitted Refinancing" means, with respect to any Indebtedness, Indebtedness to the extent representing a Refinancing of such Indebtedness; provided, however, that (a) such Indebtedness does not exceed the amount of Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness Refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such Refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith, (b) in the case of any Refinancing of Indebtedness that is pari passu with the Notes, such Refinancing Indebtedness is made pari passu with or subordinate in right of payment to the Notes, and, in the case of any Refinancing of Indebtedness that is subordinate in right of payment to the Notes, such Refinancing Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being Refinanced, (c) the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being Refinanced and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control" or which is otherwise on terms substantially similar to those in such Indebtedness being Refinanced and (d) such Refinancing Indebtedness is Incurred by the obligor on the Indebtedness being Refinanced or by the Company or any Restricted Guarantor.

   "Person" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Preferred Stock" means Capital Stock of any Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class of such Person.

   "principal" of any Note, means principal of, and premium, if any, with respect to, such Note.

   "Public Equity Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act (excluding any registration statements filed on Form S-8 or any successor form).

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   "Purchase Date" has the meaning set forth in the definition of "Offer to
Purchase."

   "Purchase Money Debt" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property; provided, however, that the aggregate amount of such Indebtedness shall not exceed the lesser of (x) the Fair Market Value of such property or (y) such purchase price or cost.

   "Qualified Stock" means any Capital Stock of the Company other than Disqualified Stock.

   "Refinance" means refinance, renew, extend, replace, defease or refund; and "Refinancing" and "Refinanced" have correlative meanings.

   "Replacement Assets" means (x) properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company and the Restricted Subsidiaries conducted on the Issue Date or in a business reasonably related thereto or (y) Capital Stock of any Person that will become on the date of Acquisition thereof a Restricted Subsidiary as a result of such Acquisition.

   "Restricted Guarantor" means, at any time of determination, a Restricted Subsidiary that is a Guarantor at such time.

   "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "Senior Credit Facility" means the Credit Agreement, dated as of March 20, 1997, among the Company, as borrower, the guarantors party thereto, The Bank of Nova Scotia, as administrative agent, Morgan Guaranty Trust Company of New York, as documentation agent, and the lenders named therein, including any deferrals or Refinancings thereof, or amendments, modifications or supplements thereto (including, without limitation, any amendment increasing the amount borrowed thereunder), and any agreement providing therefor whether by or with the same or any other lender, creditors or group of creditors and including related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

   "Senior Debt" means, with respect to any Person at any date, (i) in the case of the Company or any Guarantor, all Indebtedness under the Senior Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness, including all charges, fees and expenses, (ii) all other Indebtedness of such Person for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the agreement or instrument under which such Indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all Refinancings or amendments thereof and (iii) all interest on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in such proceeding thereunder. Notwithstanding the foregoing, Senior Debt of any Person shall not include (a) Indebtedness which is pursuant to its terms or any agreement or instrument relating thereto subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person (including, without limitation, Indebtedness represented by Disqualified Stock); provided, however, that no Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Notes or the Guarantees, (c) any Indebtedness of such Person to any of its Subsidiaries, (d) Indebtedness Incurred in violation of the provisions of the Indenture described under "--Covenants -- Limitation on Incurrence of Indebtedness," (e) obligations for goods, materials or services purchased or rendered in the ordinary course of business or obligations consisting of trade payables, (f) any liability for federal, state, local or other taxes owed or owing by such Person and (g) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to such Person.

   "Subordinated Indebtedness" of the Company or any Guarantor means any Indebtedness (whether outstanding on the date hereof or hereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

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   "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

   "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination has been designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions. The Indenture will provide that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, at any time,
(a) be liable for any Indebtedness of any Unrestricted Subsidiary (other than in the form of an Investment therein in accordance with "--Covenants -- Limitation on Restricted Payments") or (b) be liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated final maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) no Default shall have occurred and be continuing and (ii) Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if Incurred at such time, be permitted to be Incurred under the Indenture. As of the Issue Date, Atlantic Finance was designated an Unrestricted Subsidiary.

   "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company and/or by one or more Wholly Owned Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

   The certificates representing the New Notes will be issued in fully registered form without interest coupons (each, a "Global Note"). Upon issuance, each Global Note will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary, and the Depositary or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by each Global Note to the accounts of persons who have accounts with the Depositary. Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with the Depositary ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

   So long as the Depositary, or its nominee, is the registered holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the Depositary's applicable procedures.

   Payments of the principal of, and interest on, the Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any

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Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Company expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers. Such payments will be the responsibility of such participants. Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary's rules and will be settled in same-day funds.

   The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose accounts an interest in the Global Notes is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction.

   The Depositary has advised the Company as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

   Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

   If (i) the Depositary is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 120 days or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for certificated notes, the Company will issue certificated notes in exchange for the Global Notes. In addition, any person having a beneficial interest in a Global Note may, upon request to the Trustee following an Event of Default under the Indenture, exchange such beneficial interest for certificated notes.

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                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

   The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes. Unless otherwise stated, this discussion addresses the U.S. federal income tax consequences to persons that hold New Notes as capital assets and that are (i) citizens or residents of the United States, (ii) corporations organized in or under the laws of the United States or any political subdivision thereof or therein, (iii) estates the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (A) for taxable years beginning after December 31, 1996 (or ending after August 20, 1996, if the trustee has made an applicable election), if a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. fiduciaries have the authority to control all its substantial decisions or (B) for taxable years not described in clause (A), if the income of the trust is subject to U.S. federal income taxation regardless of its source ("U.S. Holders"). This discussion does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and persons in special situations, such as those who hold Notes as part of a straddle, hedge, conversion transaction or other integrated investment or investors in pass-through entities). This discussion does not address the tax consequences to persons that have a "functional currency" other than the U.S. dollar. In addition, this discussion does not address U.S. federal alternative minimum tax consequences or federal estate and gift tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly on a retroactive basis.

   PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

THE EXCHANGE OFFER

   The exchange of Old Notes for New Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Notes because the terms of the New Notes are not materially different from the terms of the Old Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders and, therefore, (i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Note, (ii) the holding period of the New Note should include the holding period of the Old Note exchanged therefor and (iii) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Old Note exchanged therefor immediately prior to the exchange.

DEBT CHARACTERIZATION

   The Company will treat the Notes as indebtedness for federal income tax purposes, and the following discussion assumes that such treatment is correct. If the Notes were not respected as debt, they likely would be treated as equity ownership interests in the Company. In such event, the Company would not be entitled to claim a deduction for interest payable on the Notes. As a result, the Company's after-tax cash flow and, consequently, its ability to make payments with respect to the Notes could be reduced.

INTEREST INCOME

   A U.S. Holder will recognize ordinary income when it receives or accrues interest on Notes in accordance with such U.S. Holder's method of tax accounting.

   The Old Notes were not issued with "original issue discount" ("OID") within the meaning of Section 1273 of the Code. A U.S. Holder that purchased an Old Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a U.S. Holder that purchased an Old Note at a premium will be subject to the bond premium amortization rules of the Code.

DISPOSITION OF NOTES

   If a U.S. Holder sells or otherwise disposes of a Note in a taxable transaction (including redemption or retirement of the Note), the U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the sale (excluding any such amount attributable to accrued but previously unrecognized interest, which will be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will be equal to the amount the U.S. Holder paid to purchase the Note, (i) increased by any unpaid interest that has accrued on the Note and any accrued market discount that, in each case, has previously been included by such U.S. Holder in taxable income and (ii) decreased by any bond premium previously amortized and any principal payments previously received by such U.S. Holder with respect to the Note. Subject to the market discount rules, any such gain or loss will be capital gain or loss, long-term or short-term depending upon whether the Holder has held the Note for more than one year. Under recently enacted legislation, the maximum regular individual U.S. federal income tax rate on capital gains is 20% for property held for more than 18 months and 28% for property held for more than one year but not more than 18 months. Capital gains on the sale of property held for one year or less are subject to U.S. federal income tax at ordinary income rates. Subject to certain limited exceptions, capital losses cannot be used to offset ordinary income.

FOREIGN HOLDERS

   For purposes of this discussion, a "Foreign Holder" is any holder of a Note other than a U.S. Holder. A Foreign Holder generally will not be subject to U.S. federal withholding tax on interest paid on the Notes so long as the Foreign Holder (i) is not actually or constructively a "10 percent shareholder" of the Company or a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code and
(ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Holder and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the payor within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If the foregoing conditions are not satisfied, then interest paid on the Notes will be subject to U.S. withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain a Foreign Holder realizes on the sale, redemption, retirement or other taxable disposition of a Note will be exempt from U.S. federal income and withholding tax, provided that (i) the gain is not effectively connected with the Foreign Holder's conduct of a trade or business in the United States, (ii) in the case of a Foreign Holder that is an individual, the Foreign Holder is not present in the United States for 183 days or more in the taxable year of the disposition and (iii) the Foreign Holder is not subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

   If the interest, gain or other income a Foreign Holder recognizes on a Note is effectively connected with the Foreign Holder's conduct of a trade or business in the United States, the Foreign Holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to U.S. federal income tax on the interest, gain or other income at regular federal income tax rates. In addition, if the Foreign Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Company will be required to report annually to the IRS, and to each U.S. Holder of record, the amount of interest paid on the Notes (and the amount, if any, withheld) for each calendar year, except as to exempt holders (generally, corporations and tax-exempt entities). Each U.S. Holder subject to the reporting requirements will be required to provide under penalties of perjury, a certificate containing the U.S. Holder's name, address, correct federal taxpayer identification number and a statement that the U.S. Holder is not subject to backup withholding. Should a nonexempt U.S. Holder fail to provide the required certificate, the Company or its paying agent will be required to withhold 31% of the interest and other payments on the Notes otherwise payable to the U.S. Holder and to remit the withheld amount to the IRS as a payment against the U.S. Holder's federal income tax liability.

   A Foreign Holder will generally be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting. Any amount paid as backup withholding will be creditable against the Foreign Holder's U.S. Federal income tax liability.

                             PLAN OF DISTRIBUTION

   Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes and (iii) it is acquiring the New Notes in the ordinary course of its business (a Holder unable to make the foregoing representations is referred to as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

   Each broker-dealer (other than a Restricted Holder) that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") is required to acknowledge in the Letter of Transmittal that it acquired the Old Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with the resale of such New Notes. Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Company has agreed that for a period of 120 days following consummation of the Exchange Offer it will make this Prospectus available, for use in connection with any such resale, to any Participating Broker-Dealer that notifies the Company in the Letter of Transmittal that it may be subject to such prospectus delivery requirements. Such Participating Broker-Dealer must also undertake in the Letter of Transmittal to use its reasonable best efforts to notify the Company when, prior to the expiration of such 120-day period, it is no longer subject to such requirements. If the Company is not so notified by any Participating Broker-Dealers that they may be subject to such requirements or if it is later notified by all such Participating Broker-Dealers that they are no longer subject to such requirements, the Company will not be required to maintain the effectiveness of the Exchange Offer Registration Statement or to amend or supplement this Prospectus following the consummation of the Exchange Offer or following such date of notification, as the case may be. The Company believes that during such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities.

   Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

   The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                LEGAL MATTERS

   Certain legal matters in connection with the New Notes offered hereby will be passed upon for the Company and Guarantors by Willkie Farr & Gallagher, New York, New York.

                                   EXPERTS

   The (i) consolidated financial statements of UAG and its subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, (ii) financial statements of Shannon Automotive Ltd. (d/b/a Crown Automotive) as of December 31, 1996 and for the year ended December 31, 1996 and (iii) financial statements of the Staluppi Group as of December 31, 1996 and for the year ended December 31, 1996 included in this Prospectus have been included in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                            AVAILABLE INFORMATION

   The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

   The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or its public reference facilities in New York, New York and Chicago, Illinois. Such material may also be accessed electronically by means of the Commission's Web site (http://www.sec.gov.). The Common Stock is listed on the New York Stock Exchange, Inc. at which such material may be inspected.

   In the event that the Company ceases to be subject to the informational reporting requirements of the Exchange Act, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and file with the Commission (unless such filings are not permitted under the Exchange Act) the quarterly and annual reports and other documents that would be required to be filed if the Company were subject to such reporting requirements. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any beneficial owner of the Old Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                        INDEX TO FINANCIAL STATEMENTS

UNITED AUTO GROUP, INC.
As of June 30, 1997 and the six months ended June 30, 1997 and 1996 (unaudited):
    Consolidated Condensed Balance Sheets..................................................    F-2
    Consolidated Condensed Statements of Income............................................    F-3
    Consolidated Condensed Statements of Cash Flows........................................    F-4
    Notes to Consolidated Condensed Financial Statements...................................    F-5
As of December 31, 1996 and 1995, and the years ended December 31, 1996, 1995 and 1994:
    Report of Independent Accountants......................................................    F-8
    Consolidated Balance Sheets............................................................    F-9
    Consolidated Statements of Operations..................................................   F-10
    Consolidated Statements of Stockholders' Equity........................................   F-11
    Consolidated Statements of Cash Flows..................................................   F-12
    Notes to Consolidated Financial Statements.............................................   F-14
SHANNON AUTOMOTIVE LTD. (DOING BUSINESS AS CROWN AUTOMOTIVE)
    Report of Independent Accountants......................................................   F-30
    Balance Sheet as of December 31, 1996..................................................   F-31
    Statement of Income for the year ended December 31, 1996 ..............................   F-32
    Statement of Changes in Partners' Capital for the year ended December 31, 1996.........   F-33
    Statement of Cash Flows for the year ended December 31, 1996...........................   F-34
    Notes to Financial Statements..........................................................   F-35
STALUPPI AUTOMOTIVE GROUP
    Report of Independent Accountants......................................................   F-39
    Combined Balance Sheets as of December 31, 1996 and March 31, 1997.....................   F-40
    Combined Statements of Income for the year ended December 31, 1996 and the
     three months ended March 31, 1997 and 1996............................................   F-41
    Combined Statements of Stockholders' Equity for the year ended
     December 31, 1996 and the three months ended March 31, 1997...........................   F-42
    Combined Statements of Cash Flows for the year ended December 31, 1996 and the
     three months ended March 31, 1997 and 1996............................................   F-43
    Notes to Combined Financial Statements.................................................   F-44

                           UNITED AUTO GROUP, INC.
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Dollars in Thousands)
                                 (Unaudited)

                                           --------------------------
                                            JUNE 30,    DECEMBER 31,
                                              1997          1996
                                           ---------- --------------
                        ASSETS
AUTO DEALERSHIPS
 Cash and cash equivalents                    $ 43,318       $ 66,875
 Accounts receivable, net                       80,883         52,018
 Inventories                                   267,673        168,855
 Other current assets                            7,607         11,823
                                           ---------- --------------
  Total current assets                         399,481        299,571
                                           ---------- --------------
 Property and equipment, net                    32,940         22,341
 Intangible assets, net                        288,445        177,194
 Other assets                                    7,195          6,587
                                           ---------- --------------
  TOTAL AUTO DEALERSHIP ASSETS                 728,061        505,693
                                           ---------- --------------
AUTO FINANCE
 Cash and cash equivalents                       4,985          2,688
 Finance receivables, net                       20,928          9,723
 Other assets                                    1,788          4,846
                                           ---------- --------------
  TOTAL AUTO FINANCE ASSETS                     27,701         17,257
                                           ---------- --------------
  TOTAL ASSETS                                $755,762       $522,950
                                           ========== ==============
         LIABILITIES AND STOCKHOLDERS' EQUITY
AUTO DEALERSHIPS
 Floor plan notes payable                     $268,955       $170,170
 Short-term debt                                 6,970          6,069
 Accounts payable                               29,707         22,187
 Accrued expenses                               21,831         17,585
 Current portion of long-term debt               4,217          5,444
                                           ---------- --------------
  Total current liabilities                    331,680        221,455
 Long-term debt                                 93,722         11,121
 Due to related party                              438          1,334
 Deferred income taxes                           8,362          4,867
                                           ---------- --------------
  TOTAL AUTO DEALERSHIP LIABILITIES            434,202        238,777
                                           ---------- --------------
AUTO FINANCE
 Short-term debt                                   301          1,001
 Accounts payable and other liabilities          3,730          1,704
                                           ---------- --------------
  TOTAL AUTO FINANCE LIABILITIES                 4,031          2,705
                                           ---------- --------------
Commitments and contingent liabilities
STOCKHOLDERS' EQUITY
 Voting common stock                                 2              2
 Additional paid-in capital                    309,647        284,502
 Retained earnings (accumulated deficit)         7,880         (3,036)
                                           ---------- --------------
  TOTAL STOCKHOLDERS' EQUITY                   317,529        281,468
                                           ---------- --------------
  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                     $755,762       $522,950
                                           ========== ==============

See Notes to Consolidated Condensed Financial Statements

                            UNITED AUTO GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                   (In Thousands, Except Per Share Amounts)
                                 (Unaudited)

                                     ---------------------- ----------------------
                                       THREE MONTHS ENDED   SIX MONTHS ENDED JUNE
                                            JUNE 30,                 30,
                                        1997        1996       1997        1996
                                     ---------- ----------  ---------- ----------
AUTO DEALERSHIPS
 Vehicle sales                        $463,381    $302,034   $804,214    $535,173
 Finance and insurance                  18,029      12,397     31,512      22,339
 Service and parts                      45,548      21,789     79,432      40,427
                                     ---------- ----------  ---------- ----------
  Total revenues                       526,958     336,220    915,158     597,939
 Cost of sales, including floor
  plan interest                        458,308     299,058    798,896     531,560
                                     ---------- ----------  ---------- ----------
  Gross profit                          68,650      37,162    116,262      66,379
 Selling, general and
  administrative expenses               53,967      29,357     95,723      56,975
                                     ---------- ----------  ---------- ----------
 Operating income                       14,683       7,805     20,539       9,404
 Other interest expense                 (1,777)       (868)    (2,246)     (2,005)
 Other income (expense), net                --         570        297       1,579
                                     ---------- ----------  ---------- ----------
INCOME BEFORE INCOME TAXES--AUTO
DEALERSHIPS                             12,906       7,507     18,590       8,978
                                     ---------- ----------  ---------- ----------
AUTO FINANCE
 Revenues                                1,100         617      2,085       1,029
 Interest expense                         (116)        (90)      (260)       (176)
 Operating and other expenses           (1,087)       (612)    (2,204)     (1,202)
                                     ---------- ----------  ---------- ----------
LOSS BEFORE INCOME TAXES--AUTO
FINANCE                                   (103)        (85)      (199)       (349)
                                     ---------- ----------  ---------- ----------
TOTAL COMPANY
 Income before minority interests
  and provision for
  income taxes                          12,803       7,422     18,391       8,629
 Minority interests                        (61)     (1,234)       (97)     (1,734)
 Provision for income taxes             (5,143)     (2,461)    (7,378)     (2,997)
                                     ---------- ----------  ---------- ----------
Net income                            $  7,599    $  3,727   $ 10,916    $  3,898
                                     ========== ==========  ========== ==========
Net income per common share           $   0.42    $   0.42   $   0.61    $   0.46
                                     ========== ==========  ========== ==========
Shares used in computing net income
per common share                        18,144       8,878     18,023       8,500
                                     ========== ==========  ========== ==========

See Notes to Consolidated Condensed Financial Statements

                           UNITED AUTO GROUP, INC.
               CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)
                                 (Unaudited)

                                                   ---------------------------------------------------
                                                                SIX MONTHS ENDED JUNE 30,
                                                             1997                      1996
                                                   ------------------------- -------------------------
                                                        AUTO         AUTO         AUTO         AUTO
                                                    DEALERSHIPS    FINANCE    DEALERSHIPS    FINANCE
                                                   ------------- ----------  ------------- ----------
OPERATING ACTIVITIES:
 Net income (loss)                                       $ 11,035   $   (119)      $  4,097   $   (199)
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
   Depreciation and amortization                            3,877        222          1,619         90
   Deferred income tax expense                              5,130         --             --         --
   Related party interest income                               --         --         (1,548)        --
   Equity in loss of uncombined investee                       --         --            (75)        --
   Gain on sales of loans                                      --       (679)            --       (510)
   Loans originated                                            --    (49,934)            --    (44,075)
   Loans repaid or sold                                        --     43,126             --     37,456
   Minority interests portion of income                        97         --          1,734         --
 Changes in operating assets and liabilities:
  Accounts receivable                                     (13,803)      (976)       (16,091)        --
  Inventories                                             (13,328)        --         (2,494)        --
  Floor plan notes payable                                 22,673         --         16,651         --
  Accounts payable and accrued expenses                     1,572      1,934          8,580        910
  Other                                                    (2,270)       256           (598)     2,520
                                                   ------------- ----------  ------------- ----------
   Net cash provided by (used in) operating
    activities:                                            14,983     (6,170)        11,875     (3,808)
                                                   ------------- ----------  ------------- ----------
INVESTING ACTIVITIES:
 Purchase of equipment and improvements                    (5,774)       (34)        (1,916)      (153)
 Dealership acquisitions                                  (68,338)        --        (20,803)        --
 Investment in auto finance subsidiary                     (9,300)     9,300         (9,400)     9,400
 Funding for subsequent acquisition                            --         --             --         --
 Advances to related parties                                   --         --            400         --
 Investment in and advances to uncombined
  investee                                                     --         --         (1,438)        --
                                                   ------------- ----------  ------------- ----------
   Net cash provided by (used in) investing
    activities                                            (83,412)     9,266        (33,157)     9,247
                                                   ------------- ----------  ------------- ----------
FINANCING ACTIVITIES:
 Proceeds from issuance of stock                            4,324         --         15,986         --
 Repurchase of common stock                                (8,821)        --             --         --
 Proceeds from borrowings of long-term debt                53,780         --         13,220         --
 Deferred financing costs                                  (2,141)        --           (908)        --
 Net borrowings (repayments) of short-term debt               500         --         (1,118)        --
 Payments of long-term debt and capitalized lease
  obligations                                              (1,874)        --         (1,376)        --
 Advances (to) from affiliates                               (896)        --             82         --
 Borrowings from warehouse credit line                         --     17,965             --     30,880
 Payments of warehouse credit line                             --    (18,764)            --    (35,320)
                                                   ------------- ----------  ------------- ----------
   Net cash provided by (used in) financing
    activities                                             44,872       (799)        25,886     (4,440)
                                                   ------------- ----------  ------------- ----------
   Net increase (decrease) in cash and cash
    equivalents                                           (23,557)     2,297          4,604        999
Cash and cash equivalents, beginning of year               66,875      2,688          4,697        531
                                                   ------------- ----------  ------------- ----------
Cash and cash equivalents, end of year                   $ 43,318   $  4,985       $  9,301   $  1,530
                                                   ============= ==========  ============= ==========

See Notes to Consolidated Condensed Financial Statements

                           UNITED AUTO GROUP, INC.
             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
               (Dollars In Thousands, Except Per Share Amounts)
                                 (Unaudited)

1. BASIS OF PRESENTATION

   The information presented as of June 30, 1997 and 1996, and for the three and six month periods then ended, is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the management of United Auto Group, Inc. (the "Company" or "UAG") believes to be necessary for the fair presentation of results for the periods presented. The results for any interim period are not necessarily indicative of the results for a full year. These consolidated condensed financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1996, which are included as part of the Company's Annual Report on Form 10-K.

2. NET INCOME PER COMMON SHARE

   In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes standards for computing and presenting earnings per share for periods ending after December 15, 1997. Basic and diluted earnings per share, calculated pursuant to SFAS 128, are not expected to be materially different from net income per common share as reflected in the accompanying Consolidated Condensed Statements of Income.

3. INVENTORIES

   Inventories consisted of the following at the balance sheet dates:

                              --------------------------
                               JUNE 30,    DECEMBER 31,
                                 1997          1996
                              ---------- --------------
New vehicles                   $183,045         $109,414
Used vehicles                    70,367           50,060
Parts, accessories and other     14,261            9,381
                              ---------- --------------
  Total inventories            $267,673         $168,855
                              ========== ==============

4. BUSINESS COMBINATIONS

   On April 22, 1997, the Company completed its acquisition of 100% of the capital stock of Gary Hanna Nissan, Inc. for $13,740, consisting of $7,000 in cash, $1,240 of promissory notes and $5,500 of UAG common stock. The acquisition agreement provides for an additional contingent cash payment to the extent that the UAG common stock has an aggregate market value of less than $6,000 on the date it becomes freely tradable.

   On April 30, 1997, the Company completed its acquisition of 100% of the capital stock of the Staluppi Automotive Group (the "Staluppi Group") for $49,614, consisting of $25,450 in cash, $21,864 of promissory notes and $2,300 of UAG common stock. The acquisition agreement provides for an additional contingent cash payment to the extent that the UAG common stock has an aggregate market value of less than $3,000 on the date it becomes freely tradable. In addition, if the Staluppi Group achieves certain levels of annual pre-tax earnings during any of the next three years, UAG will be required to make additional payments.

   On May 30, 1997, the Company completed its acquisition of 100% of the capital stock of the Gene Reed Automotive Group (the "Reed Group") for $34,000, consisting of $17,000 in cash, $4,000 of promissory notes and $13,000 of UAG common stock. The acquisition agreement provides for an additional contingent cash payment to the extent that the UAG common stock has an aggregate market value of less than $13,000 on the date it becomes freely tradable.

                           UNITED AUTO GROUP, INC.
       NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars In Thousands, Except Per Share Amounts)
                                 (Unaudited)

   Effective June 1, 1997, the Company completed its acquisition of 100% of the capital stock of the Lance Landers dealerships for $2,800 in cash.

   These acquisitions were accounted for using the purchase method. Accordingly, the Company's financial statements reflect the results of operations of the acquired entities only from the effective date of acquisition.

5. PRO FORMA RESULTS OF OPERATIONS

   The following unaudited pro forma summary presents the consolidated results of operations of the Company for the six months ended June 30, 1997 and 1996 after reflecting the pro forma adjustments that would be necessary to present those results as if the acquisitions of Gary Hanna Nissan, Inc., the Staluppi Group, the Reed Group and the Lance Landers dealerships had been consummated as of January 1, 1996. The results of operations for the six months ended June 30, 1997 and 1996 also reflect acquisitions completed prior to March 31, 1997 as if such acquisitions had been consummated as of January 1, 1996.

                                      --------------------------
                                      SIX MONTHS ENDED JUNE 30,
                                          1997          1996
                                      ------------ ------------
Revenues                               $1,173,236    $1,189,928
Income before minority interests and
  provision for income taxes           $   21,340    $   21,549
Net income                             $   12,707    $   12,929
Net income per common share            $     0.66    $     0.67

   The foregoing pro forma results are not necessarily indicative of results of operations that would have been reported had the acquisitions been completed as of January 1, 1996. The pro forma results do not reflect a reduction of cost of sales related to reduced interest on floor plan notes payable resulting from the application of unused proceeds from the Company's initial public sale of common stock (the "IPO"). If the reduction of the floor plan interest expense were reflected, then pro forma net income (and net income per common share) would have been $14,103 ($0.73 per share) for the six months ended June 30, 1996.

                           UNITED AUTO GROUP, INC.
       NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars In Thousands, Except Per Share Amounts)
                                 (Unaudited)
6. SUPPLEMENTAL CASH FLOW INFORMATION

   The following table presents certain supplementary information to the Consolidated Condensed Statements of Cash Flows:

                                                   -------------------------------------------------
                                                               SIX MONTHS ENDED JUNE 30,
                                                             1997                     1996
                                                   ------------------------ ------------------------
                                                        AUTO        AUTO         AUTO        AUTO
                                                    DEALERSHIPS    FINANCE   DEALERSHIPS    FINANCE
                                                   ------------- ---------  ------------- ---------
SUPPLEMENTAL INFORMATION:
Cash paid for interest                                $ 3,694       $124        $3,996       $153
Cash paid for income taxes                              1,898         19           148         13
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Dealership acquisition costs financed by issuance
 of stock                                              28,150         --            --         --
Dealership acquisition costs financed by
 long-term debt                                        27,104         --         2,100         --
Capitalized lease obligations                             274        100           247         --
Stock issuance costs amortized against proceeds
 from issuance of common stock                             --         --           577         --
Warrants issued                                            --         --           576         --

7. LEGAL PROCEEDINGS

   In May and June 1997, three complaints were filed in the United States District Court for the Southern District of New York on behalf of a purported class consisting of all persons who purchased UAG common stock issued in connection with and/or traceable to the Company's IPO at any time up to and including February 26, 1997 (the "Lawsuits"). The complaints name as defendants the Company, Carl Spielvogel, Marshall S. Cogan, J.P. Morgan Securities Inc., Montgomery Securities and Smith Barney, Inc. The plaintiffs in the Lawsuits seek unspecified damages in connection with their allegations that the Prospectus and Registration Statement disseminated in connection with the IPO contained material misrepresentations and omissions in violation of Sections 11, 12(a)(2) and 15 of the Securities Act. They also seek to have their actions certified as class actions under the Federal Rules of Civil Procedure. The Company believes that the plaintiffs' claims are without merit and intends to defend the Lawsuits vigorously.

8. SUBSEQUENT EVENTS

   On July 23, 1997, the Company completed the sale of $150,000 aggregate principal amount of 11% Senior Subordinated Notes due 2007 in a transaction exempt from registration under the Securities Act of 1933 pursuant to Rule 144A thereunder. The Notes were issued at 98.529% of their principal amount. Proceeds from the offering, after issue discount, discount to initial purchasers and estimated transaction costs amounted to approximately $140,793.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of United Auto Group, Inc.:

   We have audited the consolidated financial statements of United Auto Group, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Auto Group, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                            /s/ Coopers &
                                                            Lybrand L.L.P.

                                                            Coopers & Lybrand
                                                            L.L.P.

Princeton, New Jersey
February 25, 1997

                            UNITED AUTO GROUP, INC.
                         CONSOLIDATED BALANCE SHEETS
                            (Dollars in Thousands)

                                           ----------------------
                                                DECEMBER 31,
                                              1996        1995
                                           ---------- ----------
                        ASSETS
AUTO DEALERSHIPS
 Cash and cash equivalents                  $ 66,875    $  4,697
 Accounts receivable                          52,018      27,349
 Inventories                                 168,855     101,556
 Other current assets                         11,823       8,047
                                           ---------- ----------
  Total current assets                       299,571     141,649
 Property and equipment, net                  22,341      12,146
 Intangible assets, net                      177,194      48,774
 Due from related parties                         --      14,578
 Other assets                                  6,587      10,128
                                           ---------- ----------
  TOTAL AUTO DEALERSHIP ASSETS               505,693     227,275
                                           ---------- ----------
AUTO FINANCE
 Cash and cash equivalents                     2,688         531
 Finance assets, net                           9,723       7,555
 Other assets                                  4,846         666
                                           ---------- ----------
  TOTAL AUTO FINANCE ASSETS                   17,257       8,752
                                           ---------- ----------
  TOTAL ASSETS                              $522,950    $236,027
                                           ========== ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
AUTO DEALERSHIPS
 Floor plan notes payable                   $170,170    $ 97,823
 Short-term debt                               6,069      16,187
 Accounts payable                             22,187      12,393
 Accrued expenses                             17,585       9,875
 Current portion of long-term debt             5,444       3,169
                                           ---------- ----------
  Total current liabilities                  221,455     139,447
 Long-term debt                               11,121      24,073
 Due to related party                          1,334       1,109
 Deferred income taxes                         4,867       2,279
                                           ---------- ----------
  TOTAL AUTO DEALERSHIP LIABILITIES          238,777     166,908
                                           ---------- ----------
AUTO FINANCE
 Short-term debt                               1,001       4,661
 Accounts payable and other liabilities        1,704         590
                                           ---------- ----------
  TOTAL AUTO FINANCE LIABILITIES               2,705       5,251
                                           ---------- ----------
Minority interests                                --      13,608
                                           ---------- ----------
Stock purchase warrants                           --       1,020
                                           ---------- ----------
Commitments and contingent liabilities
STOCKHOLDERS' EQUITY
 Class A Convertible Preferred Stock              --           1
 Voting Common Stock                               2           1
 Additional paid-in-capital                  284,502      54,748
 Retained earnings (accumulated deficit)      (3,036)     (5,510)
                                           ---------- ----------
  TOTAL STOCKHOLDERS' EQUITY                 281,468      49,240
                                           ---------- ----------
  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                   $522,950    $236,027
                                           ========== ==========

See Notes to Consolidated Financial Statements.

                            UNITED AUTO GROUP, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In Thousands, Except Per Share Amounts)

                                                ------------------------------------
                                                      YEARS ENDED DECEMBER 31,
                                                    1996         1995       1994
                                                ------------ ----------  ----------
AUTO DEALERSHIPS
 Vehicle sales                                   $1,164,569    $716,394   $644,380
 Finance and insurance                               43,574      29,806     27,518
 Service and parts                                   93,888      59,421     59,731
                                                ------------ ----------  ----------
  Total revenues                                  1,302,031     805,621    731,629
 Cost of sales, including floor plan interest     1,157,368     720,344    647,643
                                                ------------ ----------  ----------
  Gross profit                                      144,663      85,277     83,986
 Selling, general and administrative expenses       124,244      90,586     80,415
                                                ------------ ----------  ----------
 Operating income (loss)                             20,419      (5,309)     3,571
 Related party interest income                        2,580       3,039         --
 Other income (expense)                              (4,398)     (1,438)      (860)
 Equity in loss of uncombined investees                 (74)       (831)    (2,899)
                                                ------------ ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES--
 AUTO DEALERSHIPS                                    18,527      (4,539)      (188)
                                                ------------ ----------  ----------
AUTO FINANCE
 Revenues                                             1,798         530          2
 Interest expense                                      (421)       (174)        --
 Operating and other expenses                        (2,867)     (1,738)      (618)
                                                ------------ ----------  ----------
LOSS BEFORE INCOME TAXES--AUTO FINANCE               (1,490)     (1,382)      (616)
                                                ------------ ----------  ----------
TOTAL COMPANY
 Income (loss) before minority interests,
  (provision) benefit for income taxes and
  extraordinary item                                 17,037      (5,921)      (804)
 Minority interests                                  (3,306)        366       (887)
 (Provision) benefit for income taxes                (6,270)      2,089         --
                                                ------------ ----------  ----------
Income (loss) before extraordinary item               7,461      (3,466)    (1,691)
Extraordinary item (net of income tax benefit
 of $2,685)                                          (4,987)         --         --
                                                ------------ ----------  ----------
Net income (loss)                                $    2,474    $ (3,466)  $ (1,691)
                                                ============ ==========  ==========
Income (loss) before extraordinary item per
 common share                                    $     0.69    $  (0.63)  $  (0.44)
                                                ============ ==========  ==========
Net income (loss) per common share               $     0.23    $  (0.63)  $  (0.44)
                                                ============ ==========  ==========
Shares used in computing net income (loss) per
 common share                                        10,851       5,482      3,873
                                                ============ ==========  ==========

               See Notes to Consolidated Financial Statements.

                           UNITED AUTO GROUP, INC.
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (Dollars in Thousands)

                                       CLASS A               VOTING AND
                                     CONVERTIBLE             NON-VOTING
                                   PREFERRED STOCK          COMMON STOCK
                               ----------------------- ----------------------
                                                                                              RETAINED
                                                                               ADDITIONAL     EARNINGS         TOTAL
                                   ISSUED                 ISSUED                 PAID-IN    (ACCUMULATED   STOCKHOLDERS'
                                   SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL      DEFICIT)         EQUITY
                               ------------- --------  ------------ --------  ------------ -------------  ---------------
Balances, December 31, 1993       1,570,000     $ 1      1,343,750     $ 1      $ 25,615       $  (353)       $ 25,264
Issuance of stock for cash          401,611      --        185,486      --         5,212            --           5,212
Net loss for 1994                        --      --             --      --            --        (1,691)         (1,691)
                               ------------- --------  ------------ --------  ------------ -------------  ---------------
Balances, December 31, 1994       1,971,611       1      1,529,236       1        30,827        (2,044)         28,785
Issuance of stock for cash        1,679,118      --      1,053,549      --        23,921            --          23,921
Net loss for 1995                        --      --             --      --            --        (3,466)         (3,466)
                               ------------- --------  ------------ --------  ------------ -------------  ---------------
Balances, December 31, 1995       3,650,729       1      2,582,785       1        54,748        (5,510)         49,240
Issuance of stock, primarily
 for acquisitions                 1,576,617      --      1,010,965      --        22,854            --          22,854
Preferred stock conversion       (5,227,346)     (1)     5,227,346      --             1            --              --
Issuance of common stock in
 minority exchanges                      --      --      1,113,841      --        34,015            --          34,015
Issuance of stock in initial
 public offering                         --      --      6,250,000       1       170,410            --         170,411
Issuance of stock on exercise
 of warrants                             --      --      1,109,491      --         2,769            --           2,769
Issuance of stock on exercise
 of stock options                        --      --         46,500      --           884            --             884
Repurchase of common stock               --      --        (46,000)     --        (1,179)           --          (1,179)
Net income for 1996                      --      --             --      --            --         2,474           2,474
                               ------------- --------  ------------ --------  ------------ -------------  ---------------
Balances, December 31, 1996              --     $--     17,294,928     $ 2      $284,502       $(3,036)       $281,468
                               ============= ========  ============ ========  ============ =============  ===============

               See Notes to Consolidated Financial Statements.

                            UNITED AUTO GROUP, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)

                                                                         YEARS ENDED DECEMBER 31,
                                                         1996                      1995                      1994
                                               ------------------------- ------------------------- ------------------------
                                                    AUTO         AUTO         AUTO         AUTO         AUTO        AUTO
                                                DEALERSHIPS    FINANCE    DEALERSHIPS    FINANCE    DEALERSHIPS    FINANCE
                                               ------------- ----------  ------------- ----------  ------------- ---------
OPERATING ACTIVITIES:
 Net income (loss)                               $   3,964     $ (1,490)    $ (2,084)    $ (1,382)    $ (1,075)     $(616)
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operating
  activities:
    Depreciation and amortization                    5,325        2,472        2,536          284        2,225         20
    Deferred income tax benefit                      2,401           --       (2,374)          --           --         --
    Related party interest income                   (2,580)          --       (3,039)          --           --         --
    Loss on sale of minority interest                  165           --           --           --           --         --
    Loss on sale of interest in uncombined
     investee                                           --           --          348           --          117         --
    Equity in loss of uncombined investee               74           --          483           --        2,782         --
    Gain on sales of loans                              --         (800)          --         (129)          --         --
    Loans originated                                    --      (75,440)          --      (18,769)          --         --
    Loans repaid or sold                                --       72,659           --       11,236           --         --
    Minority interests portion of income
     (loss)                                          3,306           --         (366)          --          887         --
 Changes in operating assets and
  liabilities:
    Finance assets                                      --       (1,796)          --           --           --         --
    Accounts receivable                             (6,480)          --       (1,524)          --       (7,042)        --
    Inventories                                    (10,581)          --       16,319           --      (12,417)        --
    Floor plan notes payable                        24,548           --      (14,753)          --       14,874         --
    Accounts payable and accrued  expenses             (60)         385        5,240          302       (1,239)       288
    Other                                            3,160       (1,018)         (90)         411         (879)        (5)
                                               ------------- ----------  ------------- ----------  ------------- ---------
      Net cash provided by (used in)
       operating activities                         23,242       (5,028)         696       (8,047)      (1,767)      (313)
                                               ------------- ----------  ------------- ----------  ------------- ---------
INVESTING ACTIVITIES:
 Purchase of equipment and improvements             (6,457)        (314)      (1,496)        (243)      (4,675)      (562)
 Dealership acquisitions                           (98,812)          --      (19,921)          --         (755)        --
 Investment in auto finance subsidiary             (12,582)      12,582       (4,592)       4,592         (907)       907
 Funding for subsequent acquisition                    364           --       (1,840)          --           --         --
 Advances to related parties                        (1,149)          --       (1,496)          --       (5,923)        --
 Investment in and advances to uncombined
  investee                                          (1,724)          --         (799)          --       (4,087)        --
 Other investments                                  (1,217)      (1,417)          --           --           --         --
                                               ------------- ----------  ------------- ----------  ------------- ---------
   Net cash provided by (used in)   investing
  activities                                      (121,577)      10,851      (30,144)       4,349      (16,347)       345
                                               ------------- ----------  ------------- ----------  ------------- ---------

                            UNITED AUTO GROUP, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)

                                                                          YEARS ENDED DECEMBER 31,
                                                          1996                      1995                      1994
                                                ------------------------- ------------------------- ------------------------
                                                     AUTO         AUTO         AUTO         AUTO         AUTO        AUTO
                                                 DEALERSHIPS    FINANCE    DEALERSHIPS    FINANCE    DEALERSHIPS    FINANCE
                                                ------------- ----------  ------------- ----------  ------------- ---------
FINANCING ACTIVITIES:
Proceeds from issuance of stock                     195,818           --      25,220            --       5,450         --
Repurchase of common stock                           (1,179)          --          --            --          --         --
Proceeds from borrowings of long-term debt           20,092           --      16,300            --       4,299         --
Deferred financing costs                             (1,011)          --      (2,549)           --          --         --
Net borrowings (repayments) of short-term debt      (10,118)          --      (3,863)           --       9,027         --
Payments of long-term debt and capitalized
 lease obligations                                  (43,314)          --      (2,073)           --      (1,139)        --
Distribution to stockholders and minority
 interest                                                --           --          --            --         (42)        --
Advances from (to) affiliates                           225           --         359            --      (7,389)        --
Borrowings of warehouse credit line                      --       56,762          --        14,202          --         --
Payments of warehouse credit line                        --      (60,428)         --       (10,005)         --         --
                                                ------------- ----------  ------------- ----------  ------------- ---------
  Net cash provided by financing   activities       160,513       (3,666)     33,394         4,197      10,206         --
                                                ------------- ----------  ------------- ----------  ------------- ---------
  Net increase (decrease) in cash and   cash
 equivalents                                         62,178        2,157       3,946           499      (7,908)        32
Cash and cash equivalents, beginning of year          4,697          531         751            32       8,659         --
                                                ------------- ----------  ------------- ----------  ------------- ---------
Cash and cash equivalents, end of year             $ 66,875     $  2,688     $ 4,697      $    531     $   751        $32
                                                ============= ==========  ============= ==========  ============= =========

                 See Notes to Consolidated Financial Statements.

                           UNITED AUTO GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (Dollars in Thousands, Except Per Share Amounts)

1. ORGANIZATION

   United Auto Group, Inc. ("UAG" or the "Company") is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service and parts, finance and insurance products and other aftermarket products. Through its wholly-owned consumer finance subsidiary, Atlantic Auto Finance Corporation ("Atlantic Finance"), UAG also purchases, sells and services financing contracts on new and used vehicles originated by both UAG and third party dealerships.

   In 1994, 1995 and through October 28, 1996, the Company had a 70% interest in the United DiFeo Automotive Group (the "DiFeo Group"). The DiFeo Group comprises sixteen automobile dealerships which operate in Connecticut, New Jersey, and New York. In 1995, the Company purchased an 80% interest in Landers Auto Sales, Inc. ("Landers"). Landers is composed of three automobile dealerships operating in Arkansas.

   Concurrent with the initial public sale of the Company's Common Stock on October 28, 1996, the Company acquired the remaining 30% interests in the DiFeo Group and the remaining 20% interests in Landers.

   In 1996, the Company acquired 100% interests in four dealerships and two dealership groups (as discussed in Note 3) operating in Arizona, Georgia and Tennessee.

   The Company operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a negative impact on the Company's operating results.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts which require the use of significant estimates are accounts receivable, inventories, income taxes, intangible assets and accrued expenses.

Principles of Consolidation

   The consolidated financial statements include all significant majority-owned subsidiaries and reflect operating results, assets, liabilities and cash flows for the major aspects of the business: auto dealerships and auto finance. Assets and liabilities of the auto dealerships are classified as current or noncurrent and those relating to financial services are unclassified. All material accounts and transactions among the consolidated subsidiaries have been eliminated. Affiliated companies that are 20% to 50% owned are accounted for using the equity method of accounting.

Cash and Cash Equivalents

   Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

   Financial instruments consist of cash and cash equivalents, accounts receivable and payable, finance assets, interest rate hedge agreements, and debt, including floor plan notes payable. The carrying amount

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

of financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

Revenue Recognition -- Auto Dealerships

   Revenue is recognized when vehicles are delivered to consumers or motor vehicle service work is performed and parts are delivered. Finance and insurance revenues are recognized upon the sale of the finance or insurance contract or other aftermarket products. An allowance for chargebacks against revenue recognized from customer finance contracts is established during the period in which the related revenue is recognized.

Revenue Recognition -- Auto Finance

   Revenue from finance receivables is recognized over the term of the contract using the interest method. Certain loan origination costs are deferred and amortized over the term of the related receivable as a reduction in financing revenue. Generally, finance receivables are accumulated by the Company until they attain a value in excess of $5,000, at which time they are sold into a commercial paper conduit (i.e., a loan warehouse facility). Interest income is recognized based on the daily principal balance of the receivables outstanding. An allowance for financing losses on receivables may be provided for the period from the date of origination to the date of sale. Revenue is recognized upon sale to the conduit. Contractual servicing fees on loans sold are recognized as earned and ancillary loan fees are recognized as collected.

Inventory Valuation

   Inventories are stated at the lower of cost or market with cost determined by the following methods:

         INVENTORY COMPONENT              VALUATION METHOD
         -------------------              ----------------
         New vehicles                     Last in, first out (LIFO)
         Used vehicles                    Specific identification
         Parts, accessories and other     Factory list price

   New vehicle and parts inventories are purchased primarily from the related vehicle manufacturer.

Property and Equipment

   Property and equipment are recorded at cost and depreciated over their estimated useful lives, primarily using the straight-line method. Useful lives for purposes of computing depreciation are:

 Leasehold improvements and equipment   --Economic life or life of the lease,
 under capital lease                      whichever is shorter.
 Equipment, furniture and fixtures      -- 5 to 7 years

   Expenditures for betterments that increase the useful life or substantially increase the serviceability of an existing asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of operations.

Income Taxes

   Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") which requires an asset and liability approach to accounting for income taxes. Deferred tax assets or liabilities are computed based upon the difference between the financial

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

statement and income tax basis of assets and liabilities using enacted tax rates. A valuation allowance is provided when it is more likely than not that taxable income will not be sufficient to fully realize deferred tax assets.

Intangible Assets

   Intangible assets, primarily consisting of the excess of cost over the fair value of net assets acquired in purchased business combinations, are being amortized on a straight-line basis over their estimated period of benefit, not exceeding 40 years. The Company periodically reviews the continuing benefits projected from these costs to assess their recoverability. Losses in value, if any, are charged to operations in the period such losses are determined to be permanent. Amortization expense was $1,712, $904, and $570 for the years ended December 31, 1996, 1995 and 1994.

   The Company's policy with respect to assessing whether there has been a permanent impairment is to compare the carrying value of a business' excess cost over net assets acquired with the anticipated undiscounted future cash flows from operating activities of the business. Factors considered in performing this assessment include current operating income, trends and other economic factors.

Long-Lived Assets

   Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. SFAS 121 was adopted in 1996 and did not have a material effect on the Company's results of operations, cash flows or financial position.

Auto Finance -- Finance Assets

   All finance receivables are accumulated in pools and sold into commercial paper conduits primarily through the issuance of a certificate indicating ownership of the contracts by CXC Incorporated, a Citibank, N. A. related entity. Prior to their sale, these contracts are carried at the lower of their principal balance outstanding or their market value. Market values are estimated based on the characteristics of the finance receivables held for sale and the terms of recent sales of similar finance receivables. While finance receivables are being accumulated for sale into a conduit, they are pledged against a liquidity credit line with Citibank, N.A. As of December 31, 1996, none of the finance receivables being accumulated for sale qualified as impaired under the provisions of Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan.

   The Company is required to hedge each pool of finance receivables sold into a commercial paper conduit to provide protection for the net yield in each pool. The differential to be paid or received as interest rates change is included in the calculation of excess servicing and amortized over the life of the pool. The notional amounts of outstanding hedges were $37,612 and $10,987 at December 31, 1996 and 1995, respectively. The fair value of interest rate hedge agreements represented unrecorded liabilities of $288 and $170 as of December 31, 1996 and 1995, respectively.

   The Company has credit and interest rate risk exposure on finance receivables held for sale. The Company has a program of credit review prior to final approval of specific loans and maintains reserves as appropriate. Interest rate risk is mitigated by the short period of time that receivables are held.

Net Income (loss) per Common Share

   Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Topic 4-D, all stock options and warrants granted during the twelve months preceding the Company's initial public offering have been

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

included in the calculation of net income (loss) per common share outstanding as if they were outstanding for all periods presented, using the treasury stock method at the public offering price realized of $30.00 per share.

Income (loss) per common share data is as follows:

                                                         ---------------------------------
                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                             1996       1995       1994
                                                         --------- ----------  ----------
Income (loss) per common share before extraordinary
 item...................................................    $  0.69     $(0.71)     $(0.51)
Net income (loss) per common share......................    $  0.23     $(0.71)     $(0.51)
Weighted average shares outstanding (in thousands) .....     10,851      4,905       3,296

   The computations of income (loss) per share are based on the weighted average number of common shares, the weighted average number of preferred shares, and stock options and warrants outstanding to the extent dilutive. In 1995 and 1994, the outstanding stock options were antidilutive.

3. BUSINESS COMBINATIONS

   During the years ended December 31, 1996 and 1995, the Company acquired the businesses described below. All the acquisitions have been accounted for under the purchase method and the accompanying financial statements reflect the results of operations from the date of acquisition.

Acquisition of Landers Auto Sales, Inc.

   Effective August 1, 1995, the Company acquired an 80% interest in Landers for $20,000 in cash and $4,014 in notes payable through August 2000. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $25,777. In addition, if Landers achieves certain levels of annual pre-tax earnings, the Company will be obligated to make additional payments during each of the next three years. Any additional purchase price incurred under the terms of this agreement will be recorded as additional cost in excess of the fair value of net assets acquired. In 1996, Landers achieved a pre-tax earnings level that results in an additional purchase price of $538.

Acquisition of Atlanta Toyota, Inc.

   Effective January 1, 1996, the Company acquired a 100% interest in Atlanta Toyota for $9,100 in cash and notes payable of $2,400. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $7,937.

Acquisition of United Nissan in Morrow, Georgia

   Effective May 1, 1996, the Company acquired a 100% interest in Steve Rayman Nissan, Inc. for $11,500 in cash. The name of the dealership was then changed to United Nissan. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $10,652.

Acquisition of Peachtree Nissan

   Effective July 1, 1996, the Company acquired a 100% interest in Hickman Nissan, Inc. for $11,000 in cash and a $2,000 note payable maturing on July 1, 1998. The name of the dealership was then changed to Peachtree Nissan. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $10,805.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

3. BUSINESS COMBINATIONS  (Continued)

Acquisition of the Sun Group

   Effective October 28, 1996, the Company acquired substantially all of the Sun Group, consisting of six automobile dealerships located in the Phoenix area, for a total of $24,666 payable in cash plus the assumption of $4,929 of indebtedness. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $28,265. In addition, if the Sun Group achieves certain levels of pre-tax earnings for the two-year period from November 1, 1996 through October 31, 1998, the Company will be obligated for an additional purchase price. Any additional purchase price incurred under the terms of this agreement will be recorded as additional cost in excess of the fair value of net assets acquired.

Acquisition of United BMW and Conyers Nissan

   Effective October 28, 1996, the Company acquired a 100% interest in the two automobile dealerships of the Evans Group located in the Atlanta area for a total of $12,000 in cash. The names of the dealerships were then changed to United BMW and Conyers Nissan. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $9,808.

Acquisition of United Nissan in Chattanooga, Tennessee

   Effective October 28, 1996, the Company acquired a 100% interest in Standefer Motor Sales, Inc. for $18,200 in cash. The name of the dealership was then changed to United Nissan. The excess of purchase price over the underlying estimated fair value of the net assets acquired was $15,168.

Pro Forma Results of Operations

   The following unaudited pro forma summary presents the consolidated results of operations of the Company for 1996 and 1995 after reflecting the pro forma adjustments that would be necessary to present those results as if the acquisitions had been consummated as of January 1, 1995.

                                                                --------------------------
                                                                    PRO FORMA RESULTS
                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                                --------------------------
                                                                    1996          1995
                                                                ------------ ------------
Revenues                                                         $1,599,226    $1,352,770
Income before minority interests and provision for income
 taxes                                                               31,403        16,232
Net income                                                           18,842         9,132
Net income (loss) per common share                                    $1.05         $0.51

   The foregoing pro forma results are not necessarily indicative of results of operations that would have been reported had the acquisitions been completed as of January 1, 1995. The 1996 pro forma results do not reflect a reduction of cost of sales related to reduced interest on floor plan notes payable resulting from the application of as yet unused proceeds from the Company's initial public sale of Common Stock. If the reduction of the floor plan interest expense were reflected, then pro forma net income (and net income per common share) would have been $21,168 (and $1.18 per share) for the year ended December 31, 1996.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

4. INVENTORIES

   Inventories consisted of the following at the balance sheet dates:

                              ---------------------
                                  DECEMBER 31,
                                 1996       1995
                              ---------- ---------
New vehicles                   $114,542   $ 74,789
Used vehicles                    50,060     24,917
Parts, accessories and other      9,381      6,220
                              ---------- ---------
                                173,983    105,926
Cumulative LIFO reserve          (5,128)    (4,370)
                              ---------- ---------
 Total Inventories             $168,855   $101,556
                              ========== =========

   For the years ended December 31, 1996, 1995, and 1994, the effect of using the LIFO method as compared to the First In, First Out (FIFO) method was to decrease net income before income taxes by $909 in 1996, decrease net loss before income taxes by $290 in 1995, and increase net loss by $1,446 in 1994.

5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at the balance sheet dates:

                                                 -------------------
                                                    DECEMBER 31,
                                                    1996      1995
                                                 --------- --------
Land                                              $    --   $    --
Furniture, fixtures and equipment                   9,742     5,839
Equipment under capital lease                       2,201     2,380
Leasehold improvements                             14,024     7,705
                                                 --------- --------
 Total                                             25,967    15,924
  Less: Accumulated depreciation and
   amortization                                     3,626     3,778
                                                 --------- --------
   Property and equipment, net                    $22,341   $12,146
                                                 ========= ========

   Depreciation and amortization expense for the years ended December 31, 1996, 1995 and 1994 was $1,888, $1,632, and $1,497, respectively. Accumulated amortization on equipment under capital lease, included in accumulated depreciation and amortization above, was approximately $289 and $1,072 at December 31, 1996 and 1995, respectively.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

6. OTHER ASSETS

   Auto dealerships other assets consisted of the following at the balance sheet dates:

                                                       ------------------
                                                          DECEMBER 31,
                                                         1996      1995
                                                       -------- --------
Restricted cash                                           $   --  $ 1,840
Investment in and advances to uncombined subsidiaries         --    3,228
Security deposits                                          1,242      956
Deferred financing costs                                     500    2,934
Customer notes receivable                                  2,063       --
Other                                                      2,782    1,170
                                                       --------  --------
 Total other assets                                       $6,587  $10,128
                                                       ========  ========

   Restricted cash at December 31, 1995 represented the proceeds from capital stock issued for the purpose of financing an acquisition that was completed in January 1996.

   The investment in and advances to uncombined subsidiaries at December 31, 1995 represented the Company's net equity investment in, its cash advances to, and its net receivables for services provided and used vehicle transactions with dealerships in which the Company did not own a majority interest. These investments were disposed of in the minority exchange transactions discussed in Note 11.

7. FLOOR PLAN NOTES PAYABLE

   The Company's automobile dealerships have "floor plan" agreements with several finance companies to finance the purchase of their automobile inventory.

   Floor plan notes payable consisted of the following at the balance sheet dates:

                                                                        ---------------------
                                                                            DECEMBER 31,
                                                                           1996       1995
                                                                        ---------- ---------
Chrysler Financial, interest--8.16% and 8.75% at December 31, 1996 and
 1995, respectively                                                      $114,533     $31,354
World Omni Corp., interest--7.94%                                          18,512          --
Nissan Motor Acceptance, interest-- 7.75%                                   7,273          --
BMW Financial Services, interest-- 8.75%                                   10,014          --
GMAC, interest--9.25% and 9.75% at December 31, 1996 and 1995,
 respectively                                                              17,064      63,728
Benton State Bank, interest--8.25% and 8.75% at December 31, 1996 and
 1995, respectively                                                         2,774       2,741
                                                                        ---------- ---------
 Total floor plan notes payable                                          $170,170     $97,823
                                                                        ========== =========

   Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR borrowing rates.

   The floor plan agreements grant a collateral interest in substantially all of the dealerships assets and require the repayment of debt after a vehicle's sale.

   Included in the Chrysler vehicle floor plan at December 31, 1995 was $6,928 payable to a related party participating in the floor plan agreements. This was repaid in May 1996.

   The weighted average interest rate on floor plan borrowings was 8.3%, 8.9%, and 7.1% for the years ended December 31, 1996, 1995, and 1994, respectively.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

8. SHORT-TERM DEBT

   The Company and GMAC have entered into additional short-term and long-term debt agreements which share in the collateral interest granted under the floor plan arrangement. One such agreement permitted maximum borrowings of $10,000 at December 31, 1996 and 1995, subject to a formula based on parts and used vehicle collateral limitations, and includes covenants that require the maintenance of tangible net worth and other financial ratios. At December 31, 1996 and 1995, $6,069 and $8,187, respectively, were outstanding under this agreement. These borrowings are made at the prime rate plus 1.25%. The borrowing rates at December 31, 1996 and 1995 were 9.5% and 10.0%, respectively.

   Through October 1996 the Company had a revolving line of credit with Morgan Guaranty Trust Company of New York. At December 31, 1995, $8,000 was outstanding under this agreement. The line of credit bore interest at, the prime rate plus two percent or the Federal Funds rate plus two and one half percent, whichever was greater. The borrowing rate at December 31, 1995 was 10.5%. This line of credit was retired and all outstanding amounts due under it were paid with a portion of the proceeds from the Company's initial public offering.

   The weighted average interest rate on the above short term borrowings was 9.89%, 10.25%, and 7.1% for the years ended December 31, 1996, 1995, and 1994, respectively.

   In addition, AAFC maintains a $5,000 loan arrangement with Citibank, N.A. for the purpose of purchasing finance receivables. The amount borrowed by Atlantic Finance may not exceed 93% of the outstanding principal balance of eligible receivables pledged to secure the loan. The total amount outstanding under this arrangement at December 31, 1996 and 1995 was $748 and $4,197, respectively.

9. LONG-TERM DEBT

   Long-term debt consisted of the following at the balance sheet dates:

                                                                            --------------------
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                               1996      1995
                                                                            --------- ---------
Series A and B Senior Notes due 2003, net of unamortized discount of
 $1,007 at December 31,1995                                                  $    --    $15,293
8.0% Term notes, payable monthly through 2000                                  2,890      3,697
8.5% Term note, payable July 1998                                              2,100         --
9.0% Term note, payable July 1998                                              2,000         --
GMAC Term loans, weighted average interest--9.25% and 9.5% at December 31,
 1996 and 1995, respectively                                                   3,458      4,000
Capitalized lease obligations                                                  4,832      1,686
Other installment loans                                                        1,285      2,566
                                                                            --------- ---------
 Total long-term debt                                                         16,565     27,242
  Less: Current portion                                                        5,444      3,169
                                                                            --------- ---------
  Net long-term debt                                                         $11,121    $24,073
                                                                            ========= =========

   The term loans with GMAC bear interest at the prime rate plus 1.0% and are payable in monthly installments of $42 through March 1998 and $25 from April 1998 through June 1999. A $1,000 payment is required in April 1998 and a final payment of $1,500 is required in July 1999. The GMAC term loans share in the security interests in vehicle inventories granted to the lender under the floor plan arrangement.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

9. LONG-TERM DEBT  (Continued)

   Maturities of long-term debt for each of the next five years and thereafter are as follows:

                      --------
                         AMOUNT
                      --------
1997                   $ 5,444
1998                     6,421
1999                     1,863
2000                     1,241
2001                       634
2002 and thereafter        962
                      --------
 Total long-term
  debt                 $16,565
                      ========

   On September 22, 1995, the Company finalized a placement on $35,000 of Series A and B Senior Notes (collectively referred to as the "Notes") that were due in 2003 and under which Notes were available to be issued through March 1997. The Company initially issued $16,300 of the Notes at 12.0% with an original issue discount of $1,020. From January to mid-July 1996, the Company issued another $18,700 of the Notes at rates ranging from 11.65% to 12.17%. In October 1996, the Notes were redeemed with a portion of the proceeds from the initial public offering. The redemption of the Senior Notes resulted in an extraordinary loss of $7,672, before income tax benefit, due to a 10.0% call premium and the write-off of original issue discount and related deferred financing costs.

   The Notes contained detachable warrants that granted the holders the option to purchase UAG Common Stock at $0.01 per share. At December 31, 1995, there were 526,039 warrants outstanding. In 1996, an additional 490,060 warrants were issued to purchase UAG common stock and 93,747 warrants were issued to purchase UAG Class A Preferred Stock. Upon consummation of the initial public offering, 1,109,491 shares of UAG Common Stock were issued in a cashless exchange for all of the 1,109,846 warrants then outstanding and, as a result, the warrants' redemption feature lapsed and stockholders' equity increased by $2,769.

10. OPERATING LEASE OBLIGATIONS

   The Company leases its dealership facilities and corporate office under operating lease agreements. A number of the dealership leases are with former owners who continue to operate the dealerships as employees of the Company. These leases are noncancelable and expire on various dates through 2016.

   The following is a schedule by year of future minimum rental payments required under the operating leases as of December 31, 1996.

                     ---------
                         AMOUNT
                     ---------
1997                  $ 11,831
1998                    10,462
1999                    10,172
2000                     9,502
2001                     9,458
2002 and thereafter     90,440
                     ---------
                      $141,865
                     =========

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

10. OPERATING LEASE OBLIGATIONS  (Continued)

   Total rent expense for the years ended December 31, 1996, 1995, and 1994 was approximately $8,729, $7,113, and $6,302, respectively.

   Rental payments to related parties were $5,240, $4,502, and $4,272 for the years ended December 31, 1996, 1995, and 1994, respectively.

11. MINORITY INTERESTS EXCHANGED

   Prior to October 28, 1996, there were minority ownership interests in certain of the Company's dealerships. The minority interests were recorded at fair value at the dates of acquisition and such amounts subsequently were adjusted for the minority share of the applicable earnings and losses. Concurrent with the initial public sale of the Company's common stock, the Company exchanged 1,113,841 shares of its Common Stock plus options to purchase 50,000 shares at an exercise price of thirty dollars per share for the outstanding minority interests. At the time of the minority exchange, the recorded amounts of assets and liabilities, including the cost in excess of net assets acquired, were adjusted for the difference between their recorded amounts and their fair values at the time of the exchanges. The excess of purchase price over the underlying estimated fair value of the net assets acquired in the minority exchange was $39,792.

12. OTHER RELATED PARTY TRANSACTIONS

   At December 31, 1995, the Company was owed $14,578 by minority or former minority shareholders and certain of their related entities. This indebtedness to the Company arose from advances to these shareholders for certain business acquisitions and from working capital advances to dealerships owned by those shareholders in which the Company has no ownership. Related party interest income represents interest on the above mentioned advances and advances to the uncombined investee. Separately, at December 31, 1996 and 1995, the Company owes a stockholder $1,334 and $1,109, respectively, for services provided.

13. STOCK COMPENSATION PLANS

   During 1996, the Company's Board of Directors and stockholders adopted a Stock Option Plan and granted options to certain employees. A portion of the options granted in 1996 retroactively vested to dates prior to the date of grant. Prior to the adoption of the Stock Option Plan, options had been granted to purchase 127,200 shares of the Company's Common Stock under an employment agreement at an exercise price of twelve dollars and fifty cents per share. These options were replaced with options that vest and become exercisable over four years on a schedule similar to the previously granted options and additional options to purchase 272,800 shares of Common Stock were granted at an exercise price of ten dollars per share. At December 31, 1996, 48,672 of these options were exercisable.

   Under the Stock Option Plan, all full-time employees of the Company and its subsidiaries and affiliates are eligible to participate. The term of each option and the exercise price is fixed by the Stock Option Committee of the Board of Directors. As of December 31, 1996, the aggregate number of shares of Common Stock for which stock options may be granted under the Stock Option Plan may not exceed 1,500,838. At December 31, 1996, 827,838 shares of Common Stock were available for grant of options under the Stock Option Plan. Presented below is a summary of the status of stock options held by eligible employees, and the related transactions for the years ended December 31, 1996 and 1995:

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

13. STOCK COMPENSATION PLANS  (Continued)

                                          -----------------------------------------------
                                                      YEAR ENDED DECEMBER 31,
                                                   1996                    1995
                                          ----------------------- -----------------------
                                                        WEIGHTED                WEIGHTED
                                                        AVERAGE                 AVERAGE
                                                        EXERCISE                EXERCISE
STOCK OPTIONS                                SHARES      PRICE       SHARES      PRICE
-------------                             ----------- ----------  ----------- ----------
Options outstanding at beginning of year       127,200     $12.50       70,017     $12.50
Granted                                        945,800      14.22       57,183      12.50
Exercised                                      (46,500)     10.00           --         --
Forfeited/Expired                             (127,200)     12.50           --         --
Replaced                                       127,200      10.00           --         --
                                          ----------- ----------  ----------- ----------
Options outstanding at end of year           1,026,500     $13.90      127,200     $12.50
                                          =========== ==========  =========== ==========

   The following table summarizes the status of UAG's employee stock options outstanding and exercisable at January 1, 1997:

------------------------------------------------------------
                                           STOCK OPTIONS
       STOCK OPTIONS OUTSTANDING            EXERCISABLE
-------------------------------------- ---------------------
                WEIGHTED
                AVERAGE      WEIGHTED              WEIGHTED
               REMAINING     AVERAGE               AVERAGE
              CONTRACTUAL    EXERCISE              EXERCISE
   SHARES         LIFE        PRICE      SHARES     PRICE
-----------  ------------- ----------  --------- ----------
     826,500      8.7 years     $10.00    230,272     $10.00
     200,000      9.8 years     $30.00         --     $30.00
-----------                             ---------
   1,026,500                              230,272
===========                             =========

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation ("SFAS 123"). SFAS 123 establishes financial and reporting standards for stock based compensation plans. The Company has adopted the disclosure only provisions of this standard. Had UAG elected to recognize compensation expense for stock options based on the fair value at the grant dates of awards, net income (loss) and earnings (loss) per share would have been as follows:

                                                       --------------------
                                                        YEAR ENDED DECEMBER
                                                                31,
                                                          1996      1995
                                                       --------  ----------
Income (loss) before extraordinary item   As reported     $7,461     $(3,466)
                                           Pro forma      $6,521     $(3,579)
------------------------------------------------------------------------------
Income (loss) before extraordinary item   As reported     $ 0.69     $ (0.63)
 per share                                 Pro forma      $ 0.60     $ (0.65)
------------------------------------------------------------------------------
Net income (loss)                         As reported     $2,474     $(3,466)
                                           Pro forma      $1,534     $(3,579)
------------------------------------------------------------------------------
Net income (loss) per share               As reported     $ 0.23     $ (0.63)
                                           Pro forma      $ 0.14     $ (0.65)
------------------------------------------------------------------------------

   The weighted average fair value of UAG stock options was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996: no dividend

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

13. STOCK COMPENSATION PLANS  (Continued)

yield; expected volatility of 30%; a risk-free interest rate of 7% and expected lives of 4.5 years. The weighted average fair value of options granted during the years ended December 31, 1996 and 1995 is $4.23 and $4.56 per share, respectively.

14. STOCKHOLDERS' EQUITY

   At December 31, 1996 and 1995, the following classes of stock are authorized, issued or outstanding:

                                                                 ----------------------
                                                                       DECEMBER 31,
                                                                     1996       1995
                                                                 ---------    ---------
STOCKHOLDERS' EQUITY (Share Amounts in Thousands)
Class A Convertible Preferred Stock, $0.0001 par value; shares issued and outstanding 0 and 3,651 at December 31, 1996 and
 1995, respectively. Class retired in 1996                       $      --    $       1
Preferred Stock, $0.0001 par value; 100 shares authorized,
 none issued and outstanding                                            --           --
Voting Common Stock, $0.0001 par value, 40 million shares
 authorized; 16,736 shares issued, including 46 treasury
 shares, at December 31, 1996 and 2,583 shares issued and
 outstanding at December 31, 1995                                        2            1
Non-voting Common Stock, $0.0001 par value, 1,125 shares
 authorized; 605 and 0 issued and outstanding at December 31,
 1996 and 1995                                                          --           --
Class C Common Stock, $0.0001 par value, 20 million shares
 authorized; none issued and outstanding                                --           --
Additional paid-in-capital                                         284,502       54,748
Retained earnings (accumulated deficit)                             (3,036)      (5,510)
                                                                 ---------    ---------
 TOTAL STOCKHOLDERS' EQUITY                                      $ 281,468    $  49,240
                                                                 =========    =========

   On October 28, 1996, UAG completed the initial public sale of 6,250,000 shares of its Common Stock. Concurrently, all 5,227,346 outstanding shares of Class A Convertible Preferred Stock converted into an equal number of shares of Common Stock and 1,113,841 shares of Common Stock were issued in an exchange for the minority interests then outstanding (see Note 11).

   With the consummation of the initial public offering of Common Stock, the Company became authorized to issue up to 100,000 shares of new series of Preferred Stock, with rights, preferences, privileges thereon to be determined by the Board of Directors and up to 20 million shares of Class C Common. No such Preferred or Class C Common Stock was issued as of December 31, 1996.

   In December 1996, the Board of Directors authorized a program to repurchase the Company's common stock, spending up to a maximum of $10,000. At December 31, 1996, a total of 46,000 shares having an aggregate cost of $1,179 had been repurchased under this program.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

15. INCOME TAXES

The (provision) benefit for income taxes consisted of the following components:

                                                 ----------------------------
                                                   YEARS ENDED DECEMBER 31,
                                                   1996       1995     1994
                                                 -------    -------    -----
Current:
 Federal                                         $  (187)   $    --    $  --
 State and local                                    (997)      (285)      --
                                                 -------    -------    -----
  Total current                                   (1,184)      (285)      --
                                                 -------    -------    -----
Deferred:
 Federal                                          (5,086)     2,374       --
 State and local                                      --         --       --
                                                 -------    -------    -----
  Total deferred                                  (5,086)     2,374       --
                                                 -------    -------    -----
Total (provision) benefit before extraordinary
item                                              (6,270)     2,089       --
Income tax benefits from extraordinary item        2,685         --       --
                                                 -------    -------    -----
Total (provision) benefit                        $(3,585)   $ 2,089    $  --
                                                 =======    =======    =====

The reasons for the differences between the (provision) benefit for income taxes computed using the Federal statutory income tax rate and the reported tax (provision) benefit are as follows:

                                                       -----------------------------
                                                         YEARS ENDED DECEMBER 31,
                                                         1996       1995       1994
                                                       -------   -------    -------
Tax provisions (benefits) computed at the Federal
 statutory income tax rate of 35%                      $ 4,806   $(1,944)   $  (592)
State and local income taxes, net of Federal benefit       892       186         --
Valuation allowance                                         --      (745)       745
Taxes on income of minority interests                      570        --         --
Other                                                        2       414       (153)
                                                       -------   -------    -------
Provision (benefit) for income taxes before
 extraordinary item                                    $ 6,270   $(2,089)   $    --
                                                       =======   =======    =======

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, deferred income taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

15. INCOME TAXES  (Continued)

accounting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities at December 31, 1996 and 1995 were as follows:

                                             ----------------------
                                                1996        1995
                                             ---------- ----------
DEFERRED TAX ASSETS
Net operating loss carryforward                $ 6,065    $ 4,467
Capital loss carryforwards                         201        201
Organization costs                                 182        241
All other                                          556        244
                                             ---------- ----------
 Total deferred tax assets                       7,004      5,153
 Valuation allowances                               --         --
                                             ---------- ----------
 Net deferred tax assets                       $ 7,004    $ 5,153
                                             ========== ==========
DEFERRED TAX LIABILITIES
Partnership investments                        $(3,277)   $(2,179)
Sale of finance receivables and other items     (1,590)      (100)
                                             ---------- ----------
 Total deferred tax liabilities                 (4,867)    (2,279)
                                             ========== ==========
  Net deferred tax assets                      $ 2,137    $ 2,874
                                             ========== ==========

   Based on evaluations made as of December 31, 1996 and 1995, the Company determined that it is and was more likely than not that future taxable income would be sufficient to recognize the above deferred tax assets at December 31, 1996 and 1995.

   At December 31, 1996, the Company has $11,683 of regular tax net operating loss carryforwards for Federal income tax purposes that expire in 2010. In addition, at December 31, 1996, the Company also has state net operating loss carryforwards that total $31,060 and expire at various dates through 2011.

16. TERMINATED FRANCHISES

   In 1995, the Company undertook a restructuring of its then unprofitable DiFeo Group. Such restructuring included the termination of certain unprofitable franchises, a reduction in personnel and the liquidation of outdated inventory. Costs associated with this restructuring were approximately $675 and $680 for the years ended December 31, 1996 and 1995, respectively, and were primarily related to severance.

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

17. SUPPLEMENTAL CASH FLOW INFORMATION

   The following table presents certain supplementary information to the Consolidated Statements of Cash Flows:

                                --------------------------------------------------------------------------
                                          1996                     1995                     1994
                                ------------------------ ------------------------ ------------------------
                                     AUTO        AUTO         AUTO        AUTO         AUTO        AUTO
                                 DEALERSHIPS    FINANCE   DEALERSHIPS    FINANCE   DEALERSHIPS    FINANCE
                                ------------- ---------  ------------- ---------  ------------- ---------
SUPPLEMENTAL INFORMATION:
Cash paid for interest                 $ 9,912      $420         $8,437      $109         $6,385        --
Cash paid for income taxes                 420        37             --         3             --        --
NON-CASH FINANCING AND
 INVESTING ACTIVITIES:
Stock issuance costs amortized
 against proceeds from
 issuance
 of stock                                  775        --            910        --            543        --
Minority interests acquired by
 issuance of stock                      34,015        --             --        --             --        --
Dealership acquisition cost
 financed by long-term debt              4,100        --          4,014        --             --        --
Capitalized lease obligations            1,570        --             --        --            433        --
Warrants issued                            812        --          1,020        --             --        --

18. SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED)

                                         ---------------------------------------------
                                            FIRST      SECOND      THIRD      FOURTH
                                           QUARTER    QUARTER     QUARTER    QUARTER
                                         ---------- ----------  ---------- ----------
STATEMENTS OF OPERATIONS DATA:
1996
Auto Dealerships
 Total revenues                           $261,719    $336,220   $356,845    $347,248
 Gross profit                               29,217      37,162     39,926      38,358
 Operating income                            1,599       7,760      6,906       4,154
Auto Finance
 Loss before income taxes                     (264)        (85)      (377)       (764)
Total Company
 Income before minority interests and
  provision for income taxes                 1,207       7,422      5,587       2,822
 Income before extraordinary item              171       3,727      2,221       1,343
 Extraordinary item                             --          --         --      (4,987)
 Net income (loss)                             171       3,727      2,221      (3,644)
 Income before extraordinary item per
  common share                            $   0.03    $   0.42   $   0.22    $   0.08

                           UNITED AUTO GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
               (Dollars in Thousands, Except Per Share Amounts)

18. SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED)  (Continued)

                                         ---------------------------------------------
                                            FIRST      SECOND      THIRD      FOURTH
                                           QUARTER    QUARTER     QUARTER    QUARTER
                                         ---------- ----------  ---------- ----------
STATEMENTS OF OPERATIONS DATA:
1995
Auto Dealerships
 Total revenues                           $162,598    $190,142   $239,601    $213,280
 Gross profit                               16,544      19,671     26,228      22,834
 Operating income (loss)                    (4,285)     (1,442)     2,271      (1,853)
Auto Finance
 Loss before income taxes                     (354)       (347)      (356)       (325)
Total Company
 Income (loss) before minority
  interests and provision for income
  taxes                                     (4,104)     (1,715)     2,074      (2,176)
 Net income (loss)                          (3,231)     (1,671)     1,082         354
 Net income (loss) per common share       $   (.72)   $   (.34)  $    .17    $    .05

   In the fourth quarter of 1995 the Company determined that it was more likely than not that future taxable income would be sufficient to fully recognize a net deferred tax asset of $2,874 (Note 15).

   The net income (loss) per common share amounts are calculated independently for each of the quarters presented and are not presented in thousands. The sum of the quarters may not equal the full year net income (loss) per common share amount.

19. SUBSEQUENT EVENTS (UNAUDITED)

   Effective March 1, 1997, the Company completed its acquisition of a 100% interest in Shannon Automotive Ltd., consisting of Crown
Jeep-Eagle/Chrysler-Plymouth and Crown Dodge, located in Houston, Texas. The total purchase price is approximately $14,000, and will be paid with approximately $7,000 in cash and approximately $7,000 in United Auto Group, Inc. common stock.

   On February 12, 1997, the Company announced that it has entered into an agreement to acquire 100% of the capital stock of Las Vegas based Gary Hanna Nissan, Inc. The total purchase price is approximately $12,500, including approximately $7,000 in cash and approximately $5,500 in United Auto Group, Inc. common stock.

   On February 25, 1997, the Company announced that it has entered into an agreement to acquire 100% of the capital stock of the Staluppi Auto Group, consisting of nine automotive dealerships located in the New York metropolitan area and in Florida. The total purchase price is approximately $53,000, including $25,000 in cash, promissory notes totaling $25,000 and approximately $3,000 in United Auto Group, Inc. common stock.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Shannon Automotive Ltd.:

   We have audited the accompanying balance sheet of Shannon Automotive Ltd. (a Texas Limited Partnership) as of December 31, 1996, and the related statements of income, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shannon Automotive Ltd. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                  /s/ Coopers & Lybrand L.L.P.
                                                      Coopers & Lybrand L.L.P.

Houston, Texas
March 25, 1997

                            SHANNON AUTOMOTIVE LTD.
                        (a Texas Limited Partnership)
                                Balance Sheet
                              December 31, 1996
                            (Dollars in Thousands)

                 ASSETS
Current assets:
  Cash and cash equivalents                 $ 2,279
  Contracts in transit                        1,384
  Accounts receivable:
   Trade                                        376
   Other                                        170
  Finance income receivable                     132
  Inventories                                 8,335
  Prepaid expenses                              133
                                          ---------
   TOTAL CURRENT ASSETS                      12,809
Property and equipment, net                     285
Other assets                                    239
                                          ---------
    TOTAL ASSETS                            $13,333
                                          =========
     LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Floor plan liability                      $ 8,018
  Current maturities of long-term debt           --
  Accounts payable                              553
  Accrued expenses                              390
                                          ---------
    TOTAL CURRENT LIABILITIES                 8,961
Deferred rent                                   249
Other liabilities                                 2
                                          ---------
   TOTAL LIABILITIES                          9,212
                                          ---------
Commitments and contingent liabilities
Partners' capital                             4,121
                                          ---------
   TOTAL LIABILITIES AND PARTNERS'
     CAPITAL                                $13,333
                                          =========

   The accompanying notes are an integral part of the financial statements.

                            SHANNON AUTOMOTIVE LTD.
                        (a Texas Limited Partnership)
                             Statement of Income
                     for the year ended December 31, 1996
                            (Dollars in Thousands)

Sales                                            $96,962
Cost of sales, including floor plan interest      83,290
                                               ---------
  Gross profit                                    13,672
Selling, general and administrative expenses      10,549
                                               ---------
  Net income                                     $ 3,123
                                               =========

   The accompanying notes are an integral part of the financial statements.

                           SHANNON AUTOMOTIVE LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                  STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                            (Dollars in Thousands)

                                            GENERAL        LIMITED        LIMITED
                                            PARTNER        PARTNER        PARTNER
                                            CAPITAL        CAPITAL        CAPITAL        TOTAL
                                          (CROWN JEEP    (CROWN JEEP    (BERYLSON,     PARTNERS'
                                          EAGLE, INC.)  EAGLE, INC.)       INC.)        CAPITAL
                                         ------------- -------------  -------------- -----------
Partners' capital, December 31, 1995        $ 1,449        $ 2,008         $   4        $ 3,461
Liquidation of limited partner interest       2,008         (2,008)           --             --
Distributions to partners                    (2,232)            --          (231)        (2,463)
Net income for the year                       2,779             --           344          3,123
                                         ------------- -------------  -------------- -----------
Partners' capital, December 31, 1996        $ 4,004        $    --         $ 117        $ 4,121
                                         ============= =============  ============== ===========

   The accompanying notes are an integral part of the financial statements.

                            SHANNON AUTOMOTIVE LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                           STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                            (Dollars in Thousands)

 OPERATING ACTIVITIES:
 Net income                                                                           $ 3,123
 Adjustments to reconcile net income to net cash provided by operating activities:
   Gain on sale of dealer rental vehicles                                                 (45)
   Depreciation                                                                           105
   Deferred rent                                                                          (25)
 Changes in operating assets and liabilities:
   Contracts in transit                                                                 2,068
   Accounts receivable, trade                                                             108
   Accounts receivable, other                                                              27
   Finance income receivable                                                               51
   Inventories                                                                            694
   Prepaid expenses                                                                       (43)
   Other assets                                                                            36
   Floor plan liability                                                                (2,703)
   Accounts payable                                                                      (600)
   Accrued expenses                                                                      (278)
   Other liabilities                                                                     (268)
                                                                                    ---------
    Net cash provided by operating activities                                           2,250
                                                                                    ---------
INVESTING ACTIVITIES:
 Proceeds from sale of dealer rental vehicles                                             282
 Capital expenditures                                                                    (154)
                                                                                    ---------
    Net cash provided by investing activities                                             128
                                                                                    ---------
FINANCING ACTIVITIES:
 Principal payments of long-term debt                                                    (160)
 Distributions to partners                                                             (2,463)
                                                                                    ---------
    Net cash used in financing activities                                              (2,623)
                                                                                    ---------
    Net decrease in cash and cash equivalents                                            (245)
Cash and cash equivalents, beginning of year                                            2,524
                                                                                    ---------
Cash and cash equivalents, end of year                                                $ 2,279
                                                                                    =========
Supplemental cash flow disclosure:
 Interest paid                                                                        $   962
                                                                                    =========



   The accompanying notes are an integral part of the financial statements.

                           SHANNON AUTOMOTIVE LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        NOTES TO FINANCIAL STATEMENTS
                            (Dollars in Thousands)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

   Shannon Automotive Ltd. (the "Partnership") is a Texas Limited Partnership formed to acquire and operate two automobile dealerships located in Houston, Texas. Operations include, but are not limited to, selling, financing or leasing automobiles, and the servicing and maintenance of automobiles.

   The Partnership operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on operating results of the Partnership.

   The Partnership sells and services new and used automobiles to a large number of customers in the Houston and surrounding areas. The Partnership performs ongoing credit evaluations of its customers and generally does not require collateral on its trade receivables. Reserves, if management considers necessary, are maintained for potential credit losses and such losses have been within management's estimates.

   During 1995, Crown Jeep Eagle, Inc. (the "general partner") purchased 48% of the 49% limited partner's interest of Bryron Properties, Inc. (the "limited partner") for a $4,012 note payable. The general partner obtained a note of $3,600 from Chrysler Credit Corporation which is collateralized by substantially all the assets of the dealership. Simultaneously, Berylson, Inc. (the "new limited partner") purchased the remaining 1% of the limited partner's interest for an $80 note payable. The notes have been subsequently paid off.

   Effective January 1, 1996, the new limited partner received an additional 10% interest in the future profits of the Partnership. As such, the terms of the Partnership Agreement were amended to provide that profits and losses of the Partnership be allocated as follows:

                        LIMITED     GENERAL
                        PARTNER     PARTNER
                        --------------------
PROFITS AND LOSSES       11%         89%

   The significant accounting policies of the Partnership are as follows:

Cash Equivalents

   The Partnership considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

Inventories

   Inventories are stated at the lower of cost as determined by the last-in, first-out (LIFO) method or market value.

Property and Equipment

   Property and equipment are stated at cost. Expenditures for normal maintenance of property and equipment are charged against operations as incurred. Upon disposition of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations. Depreciation is provided over the estimated useful lives of the depreciable assets using the straight-line method.

                           SHANNON AUTOMOTIVE LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in Thousands)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

Revenue Recognition

   Revenue is recognized when vehicles are delivered or services are provided. Contracts in transit represent delivered vehicles for which drafts have not yet been presented for payment.

Floor Plan Interest Income or Expense

   Interest income or expense relating to floor plan financing is recorded net of reimbursements and rebates provided by Chrysler Motors Corporation.

Dealer Trade Income

   Dealer trade income represents amounts equal to the manufacturer holdbacks on all units sold from the Partnership to other dealers.

Finance Income

   Finance income arising from the sale of recourse and nonrecourse installment contracts to financing institutions is recognized at the time the contract is sold. The Partnership records an allowance for uncollectible amounts which represents estimated repossession losses on contracts sold with recourse.

Federal Income Tax

   In accordance with the provisions of the Internal Revenue Code, the Partnership is not subject to federal income tax. Each partner includes his proportionate share of the Partnership's taxable income or loss, deductions or credits in his own federal income tax return.

Deferred Rent

   The Partnership records rental expense related to certain facility operating leases over the life of the lease using the straight-line method, as required by generally accepted accounting principles.

Concentration of Credit Risk

   Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of temporary cash investments. The Company invests its cash in deposit accounts with Bank of America. The Company has not experienced any losses from this credit risk. Cash equivalents at December 31, 1996, in the amount of $550, were deposited. Management believes that the risk of loss is minimal. To date, the Partnership has not incurred losses related to temporary cash investments.

   The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts.

Management Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Ultimate actual results could differ from those estimates.

                           SHANNON AUTOMOTIVE LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in Thousands)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

Fair Value of Financial Instruments

   The carrying amounts of cash and cash equivalents, receivables and accounts payable approximate fair value due to the short-term maturities of these instruments. The carrying value of the Partnership's Automobile Flooring and Security Agreement approximates fair value due to variable interest rates that approximate prevailing market rates.

2. INVENTORIES:

   Inventories at December 31, 1996 consisted of the following:

New vehicles              $6,669
Used vehicles              1,163
Parts and accessories      1,413
                        --------
                           9,245
Less LIFO reserve           (910)
                        --------
 Total inventories        $8,335
                        ========

   During fiscal year 1996, the Partnership experienced a LIFO inventory pool decrement which resulted in a decrease of approximately $142 to cost of sales.

3. PROPERTY AND EQUIPMENT, NET:

   Property and equipment, net at December 31, 1996 consisted of the following:

Service equipment                                   $ 226
Parts and accessories                                 119
Service vehicles                                      161
Furniture and fixtures                                257
Leasehold improvements                                108
                                                  -------
                                                      871
Less: accumulated depreciation and amortization      (586)
                                                  -------
 Total property and equipment, net                  $ 285
                                                  =======

   As of December 31, 1996, the Company utilized approximately $228 of fully depreciated equipment in operations.

During 1996, the Partnership disposed of all of its dealer rental vehicles.

4. FLOOR PLAN LIABILITY:

   The Partnership entered into financing agreements with a bank that permits the Partnership to borrow at interest rates ranging from 7.00% to 7.25% during 1996. Borrowings are collateralized by new and used vehicle inventories, contracts in transit, accounts receivable, property and equipment and substantially all other assets of the Partnership, the corporate guaranties of the general and limited partners and the personal guaranty of the shareholder of the general partner. The financing agreements are contingent upon the dealer maintaining a minimum tangible net worth, cash flow ratio and working capital ratio, with which the Partnership was in compliance during 1996.

                           SHANNON AUTOMOTIVE LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in Thousands)
5. COMMITMENTS AND CONTINGENCIES:

Litigation

   There are certain claims pending against the Partnership which are incidental to the ordinary course of business. In the opinion of management, the Partnership has sufficient insurance coverage to cover any losses and such claims should not result in any significant liability.

Operating Leases

   The Partnership leases certain equipment, automobile dealership facilities and office facilities under operating lease agreements which expire in various years through 2001. Certain leases of the Partnership contain renewal options and clauses for payments of real estate taxes, maintenance and insurance expenses for the facilities. Rental expense for the year ended December 31, 1996 was approximately $839.

   The approximate minimum future annual rental payments for these noncancelable operating leases are as follows for years ending December 31:

1997     $1,056
1998        990
1999        970
2000        951
2001        328

6. SUBSEQUENT EVENT:

   Effective March 1, 1997, United Auto Group, Inc. purchased all of the Partnership interest from the partners.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Staluppi Automotive Group:

We have audited the accompanying combined balance sheet of Staluppi Automotive Group as of December 31, 1996 and the related combined statements of income, stockholders' equity and cash flows for the year ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Staluppi Automotive Group as of December 31, 1996, and the results of its combined operations and its combined cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.

Princeton, New Jersey
June 6, 1997

                           STALUPPI AUTOMOTIVE GROUP
                           COMBINED BALANCE SHEETS
                (Dollars in thousands, except per share data)

                                                                   ---------------------------
                                                                                   (UNAUDITED)
                                                                    DECEMBER 31,    MARCH 31,
                                                                        1996          1997
                                                                   -------------- -----------
                              ASSETS
Current assets:
 Cash                                                                      $ 2,206     $    --
 Accounts receivable                                                        12,991      11,302
 Notes receivable--related parties                                           7,571       8,012
 Due from related companies                                                    498       1,478
 Inventories                                                                47,489      49,317
 Other current assets                                                          858         569
                                                                    -------------- -----------
  TOTAL CURRENT ASSETS                                                      71,613      70,678
Property and equipment, net                                                  4,367       4,288
Intangible assets, net                                                       3,177       3,154
Other assets                                                                   185         190
                                                                    -------------- -----------
  TOTAL ASSETS                                                             $79,342     $78,310
                                                                    ============== ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Floor plan notes payable                                                  $53,659     $49,684
 Accounts payable                                                            3,540       3,741
 Cash overdraft                                                                 --         881
 Accrued expenses                                                            2,223       3,035
 Due to related companies                                                    1,164       1,705
 Obligations under capital leases                                              290         290
 Current portion of long-term debt                                           2,532       1,166
                                                                    -------------- -----------
  TOTAL CURRENT LIABILITIES                                                 63,408      60,502
Long-term debt                                                               2,465       3,442
Obligations under capital leases                                               928         850
                                                                    -------------- -----------
  TOTAL LIABILITIES                                                         66,801      64,794
                                                                    -------------- -----------
Commitments and contingent liabilities
STOCKHOLDERS' EQUITY:
 Common Stock, no par value, 10,250 shares authorized, 3,500
  shares issued and outstanding                                             12,113      12,113
 Retained earnings                                                             428       1,403
                                                                    -------------- -----------
  TOTAL STOCKHOLDERS' EQUITY                                                12,541      13,516
                                                                    -------------- -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $79,342     $78,310
                                                                    ============== ===========

                 See Notes to Combined Financial Statements.

                           STALUPPI AUTOMOTIVE GROUP
                        COMBINED STATEMENTS OF INCOME
                            (Dollars in thousands)

                                              -------------------------------------
                                                   YEAR           (UNAUDITED)
                                                   ENDED       THREE MONTHS ENDED
                                               DECEMBER 31,        MARCH 31,
                                                   1996          1997       1996
                                              -------------- ----------  ---------
Vehicle sales                                        $384,716   $106,780    $87,523
Finance and insurance                                   8,053      2,072      2,292
Service and parts                                      32,852      9,941      8,126
                                               -------------- ----------  ---------
  Total revenues                                      425,621    118,793     97,941
Cost of sales, including floor plan interest          377,556    106,556     86,816
                                               -------------- ----------  ---------
  Gross profit                                         48,065     12,237     11,125
Selling, general and administrative expenses           41,517     11,085      9,787
                                               -------------- ----------  ---------
  Operating income                                      6,548      1,152      1,338
Interest income (expense), net--other                    (633)      (172)      (153)
Interest income-related party                             471        126        118
Other income (expense), net                               663        323        273
                                               -------------- ----------  ---------
  Net income                                         $  7,049   $  1,429    $ 1,576
                                               ============== ==========  =========

                 See Notes to Combined Financial Statements.

                           STALUPPI AUTOMOTIVE GROUP
                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (Dollars in thousands)

                                  -----------------------------------------
                                                       RETAINED
                                     COMMON STOCK      EARNINGS
                                   SHARES    AMOUNT    (DEFICIT)    TOTAL
                                  -------- ---------   --------  ---------
Balances, December 31, 1995         3,500    $12,113    $(1,551)   $10,562
Distributions to stockholders                            (5,070)    (5,070)
Net income for 1996                    --         --      7,049      7,049
                                  -------- ---------  ---------- ---------
Balances, December 31, 1996         3,500     12,113        428     12,541
Distributions to stockholders
 (unaudited)                           --         --       (454)      (454)
Net Income for the three months
 ended March 31, 1997
 (unaudited)                           --         --      1,429      1,429
                                  -------- ---------  ---------- ---------
Balances, March 31, 1997
 (unaudited)                        3,500    $12,113    $ 1,403    $13,516
                                  ======== =========  ========== =========

                 See Notes to Combined Financial Statements.

                           STALUPPI AUTOMOTIVE GROUP
                      COMBINED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                  ------------------------------------
                                                                      (UNAUDITED)
                                                    YEAR ENDED    THREE MONTHS ENDED
                                                   DECEMBER 31,        MARCH 31,
                                                       1996         1997       1996
                                                  -------------- ---------   ---------
OPERATING ACTIVITIES:
 Net income                                               $ 7,049   $ 1,429    $ 1,576
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization                               893       224        221
  Changes in operating assets and liabilities:
   Accounts receivable                                     (3,349)    1,689       (526)
   Inventories                                             (8,748)   (1,828)    (4,262)
   Other assets and prepaid expenses                         (685)      283       (240)
   Floor plan notes payable                                10,652    (3,975)     1,425
   Accounts payable                                          (115)      201        565
   Accrued expenses                                           344       812      1,320
   Loans due from (to) related companies                      133      (439)      (643)
                                                        --------- ---------  ---------
    Net cash provided by (used in) operating
     activities                                             6,174    (1,604)      (564)
                                                        --------- ---------  ---------
INVESTING ACTIVITIES:
 Purchases of equipment and improvements                   (1,020)     (121)      (161)
 Capital contribution                                         316        --         --
 Proceeds from sale of assets, net                              3        --         --
                                                        --------- ---------  ---------
    Net cash used in investing activities                    (701)     (121)      (161)
                                                        --------- ---------  ---------
FINANCING ACTIVITIES:
 Cash overdraft, net                                           --       881         --
 Payments of long-term debt and capitalized
  lease obligations                                          (782)     (467)      (451)
 Proceeds from borrowings of long-term debt                   115        --        115
 Payments of notes receivable--related parties               (737)     (441)    (1,528)
 Distributions to stockholders                             (5,070)     (454)      (328)
                                                        --------- ---------  ---------
    Net cash used in financing activities                  (6,474)     (481)    (2,192)
                                                        --------- ---------  ---------
Net decrease in cash                                       (1,001)   (2,206)    (2,917)
Cash, beginning of period                                   3,207     2,206      3,207
                                                        --------- ---------  ---------
Cash, end of period                                       $ 2,206   $    --    $   290
                                                        ========= =========  =========
Supplemental cash flow disclosure:
  Interest paid                                           $   597   $   128    $   109
                                                        ========= =========  =========


                 See Notes to Combined Financial Statements.

                          STALUPPI AUTOMOTIVE GROUP
  (Information related to the three months ended March 31, 1997 and 1996 is unaudited)

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Dollars in thousands)

1. ORGANIZATION:

   The Staluppi Automotive Group (the "Combined Group" or the "Company"), operating in the States of New York and Florida, is engaged in the sale of new and used vehicles, as well as finance, insurance and service contracts thereon.

   The Company operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a negative impact on the operating results of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Combination Policy -- Common Control

The accompanying combined financial statements include the following automotive affiliated companies that are all under common control:

    Amity Nissan of Massapequa, Ltd.
    Amity Auto Plaza, Ltd. (d/b/a Amity Toyota)
    Westbury Nissan, Ltd.
    Westbury Superstore, Ltd. (Westbury Toyota)
    J&S Auto Refinishing, Ltd. (d/b/a/ Premier Autobody)
    Florida Chrysler Plymouth Jeep Eagle, Inc.
    Palm Auto Plaza, Inc.
    West Palm Infiniti, Inc.
    West Palm Nissan, Inc.
    North Lake Auto Finish, Inc.
    West Palm Auto Mall Used Cars & Leasing, Inc.
    Automall Payroll Services, Inc.
    Certain Kia Dealership assets and liabilities

   All significant intercompany transactions and balances have been eliminated. Amounts related to vehicle sales by entities included in the Combined Group, which were paid to a company controlled by a stockholder, have been included as a $700 increase to gross profit in these financial statements.

Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements (Unaudited)

   The interim information presented as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the Company believes to be necessary for the fair presentation of results for the periods presented.

                          STALUPPI AUTOMOTIVE GROUP
(Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

Inventory Valuation

   Inventories are stated at the lower of cost or market, with cost determined by the following methods:

                                   ---------------------------------
INVENTORY COMPONENT                VALUATION METHOD
---------------------------------  ---------------------------------
New vehicles                       Last in, first out ("LIFO")
Used vehicles                      Specific identification
Parts, accessories, and other      Factory list price

   New vehicle and parts inventories are purchased primarily from the related vehicle manufacturer.

Revenue Recognition

   Revenue is recognized by the Company when vehicles and parts are delivered to consumers, or when service is performed. Finance and insurance revenues are recognized upon the sale of the finance or insurance contracts.

Property and Equipment

   Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods. Useful lives for purposes of computing depreciation and amortization are:

Buildings                                  --20 years
Leasehold improvements                     --Economic life or life of the lease,
                                             whichever is shorter.
Machinery and equipment, furniture and     --5 to 7 years
 fixtures, and company vehicles


   Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All other expenditures are charged to expense as incurred. When equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of income.

Intangible Assets

   Intangible assets consist primarily of excess of cost over net assets acquired and covenants not to compete which are being amortized on a straight-line basis over the estimated benefit period of 40 years and five years, respectively. The Company periodically reviews these costs to assess recoverability. Losses in value, if any, are charged to operations in the period such losses are determined to be permanent. Amortization expense related to intangible assets was $95 for the year ended December 31, 1996. Accumulated amortization of intangible assets at December 31, 1996 was $569.

                          STALUPPI AUTOMOTIVE GROUP
(Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

   The Company's policy with respect to assessing whether there has been a permanent impairment in the value of excess of cost over net assets is to compare the carrying value of a business' excess of cost over net assets with the anticipated undiscounted future cash flows from operating activities of the business. Factors considered by the Company in performing this assessment include current operating income, trends and other economic factors.

Reserve for Chargeback of Finance and Insurance Income

   Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

Long-Lived Assets

   Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted 1996 and did not have an effect on the Company's results of operations, cash flows or financial position.

Fair Value of Financial Instruments

   The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The carrying amount of these financial instruments generally approximate fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

Capital Stock

   Each affiliate of the Company is an individual entity that issues stock for that entity only, and at different and unrelated prices. The Company as a single entity does not issue stock. For purposes of these financial statements, the capital stock activity of the individual affiliates have been accumulated to present combined totals.

Income Taxes

   All the entities in the Combined Group have elected S Corporation status under the provisions of the Internal Revenue Code. Accordingly, they are generally not subject to federal and state income taxes. For income tax reporting purposes, all profits and losses, and certain other items, pass through to the stockholders of the Company, who report these items on their individual income tax returns.

                          STALUPPI AUTOMOTIVE GROUP
(Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

3. INVENTORIES:

Inventories consisted of the following items:

                              ---------------------------
                                              (UNAUDITED)
                               DECEMBER 31,    MARCH 31,
                                   1996          1997
                              -------------- -----------
New vehicles                          $39,906     $42,993
Used vehicles                          10,679       9,271
Parts, accessories and other            2,045       2,194
                               -------------- -----------
                                       52,630      54,458
Cumulative LIFO reserve                (5,141)     (5,141)
                               -------------- -----------
Total Inventories                     $47,489     $49,317
                               ============== ===========

4. PROPERTY AND EQUIPMENT, NET:

   Property and equipment, net consisted of the following items:

                                                 --------------
                                                  DECEMBER 31,
                                                      1996
                                                 --------------
Land                                                     $   550
Buildings and leasehold improvements                       3,494
Machinery and shop equipment                               2,098
Furniture, fixtures, vehicles and other                    3,252
Computer equipment and signs                               1,306
                                                  --------------
  Total                                                   10,700
Less: Accumulated depreciation and amortization            6,333
                                                  --------------
  Total property and equipment, net                      $ 4,367
                                                  ==============


   Depreciation and amortization expense related to property and equipment for the year ended December 31, 1996 was $798.

                          STALUPPI AUTOMOTIVE GROUP
(Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

5. FLOOR PLAN NOTES PAYABLE:

   The Company's automobile dealerships have "floor plan" agreements with several finance companies to finance the purchase of their automobile inventory.

   Floor plan notes payable consisted of the following at:

                                                                           --------------
                                                                            DECEMBER 31,
                                                                                1996
                                                                           --------------
Primus Automotive Financial Services, Inc., interest--8.25% at December
 31, 1996                                                                          $26,395
World Omni Corp., interest--9% at December 31, 1996                                 13,051
Nissan Motor Acceptance, interest--8.25% at December 31, 1996                        7,364
Infiniti Financial Services, interest--7.75% at December 31, 1996                    6,849
                                                                           --------------
 Total floor plan notes payable                                                    $53,659
                                                                           ==============

   Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR borrowing rates.

   The floor plan agreements grant a collateral interest in substantially all of the dealerships assets and generally require the repayment of debt after a vehicle's sale.

   The weighted average interest rate on floor plan borrowings was approximately 9% for the year ended December 31, 1996.

                          STALUPPI AUTOMOTIVE GROUP
(Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

6. LONG-TERM DEBT:

Long-term debt consisted of the following at:

                                                                                        --------------
                                                                                         DECEMBER 31,
                                                                                             1996
                                                                                        --------------
9.14% Term note payable to The Bank of New York, payable in monthly installments,
 including interest, of $31 through May, 1999.                                                   $  800
Capital loan payable to Primus Automotive Financial Services, Inc., payable in monthly installments of $25 plus interest. Interest at prime plus 1.5% (9.75% at December 31,
 1996)                                                                                            1,199
9.8% demand mortgage (collateralized by the land and building of Loans of Masapequa)
 payable to Primus Automotive Financial Services, Inc.                                            1,261
Capital loan payable to Primus Automotive Financial Services, Inc., payable in monthly installments of $10 plus interest. Interest at prime plus 1.5% (9.75% at December 31,
 1996)                                                                                              155
7.5% Capital loan (collateralized by equipment) payable to Primus Automotive Financial
 Services, Inc., payable in monthly installments, including interest, of $2.                        100
Capital loan (collateralized by the assets of Palm Auto Plaza, Inc. and guaranteed by a stockholder of the Company) payable to World Omni Financial Corp. Interest at prime
 plus 1.0% (9.25% at December 31, 1996).                                                          1,069
Other                                                                                               413
                                                                                         --------------
                                                                                                  4,997
                                                                                         --------------
Less--current maturities                                                                          2,532
                                                                                         --------------
Total Long-term debt                                                                             $2,465
                                                                                         ==============


   Maturities of long-term debt for each of the next five years and thereafter are as follows:

                         --------
                          AMOUNT
                         --------
1997                      $2,532
1998                         853
1999                         667
2000                         556
2001                         265
2002 and thereafter          124
                        --------
 Total long-term debt     $4,997
                        ========

   The terms of certain financing agreements contain, among other provisions, requirements for maintaining certain cash flows, current ratios and tangible net worth ratios, as well as restrictions on incurring additional indebtedness.

   Interest expense related to long-term debt for the year ending December 31, 1996 amounted to $488.

                           STALUPPI AUTOMOTIVE GROUP
  (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

7. COMMITMENTS:

   The Company has entered into capital leases for certain computer and other equipment. Assets under capital lease, at cost, amounted to $1,698 at December 31, 1996 and are being amortized over the lives of the individual leases. Accumulated amortization amounted to $570 at December 31, 1996.

   At December 31, 1996, minimum future lease payments due under capital leases are as follows:

 1997                                 $  372
1998                                     359
1999                                     316
2000                                     273
2001                                      74
                                     -------
Total minimum lease payments           1,394
 Less: amount representing interest      176
                                     -------
Net minimum lease payments             1,218
 Less: current portion                   290
                                     -------
Long-term portion                     $  928
                                     =======


   Rent expense was $3,511 for the year ended December 31, 1996. The Company has entered into operating leases for certain showroom and service facilities which have minimum lease terms in excess of one year. Future annual minimum rental payments for these operating leases are as follows for years ending December 31:

 1997                 $ 2,002
1998                    2,002
1999                    2,002
2000                    2,002
2001                    2,002
2002 and thereafter     9,620
                     --------
 Total                $19,630
                     ========

   Included in the above operating lease amounts are certain amounts payable to a related party. In addition, the Company leases certain showroom, service and office facilities from related parties that are on a month to month basis. See Note 9.

   Certain employees of the Company, who are members of a union, are covered by a union sponsored multi-employer pension plan to which the Company makes specified contributions in accordance with the union contract. The amount of accumulated benefits and net assets of the plan is not currently available to the Company. Expense under the union administered plan amounted to approximately $48 for the year ended 1996.

   Certain assets of the Combined Group have been pledged as collateral against personal loans of a stockholder.

                           STALUPPI AUTOMOTIVE GROUP
  (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)

8. RELATED PARTY TRANSACTIONS:

   The Company leases two of its showrooms, service facilities, and the total facility in West Palm Beach from a stockholder. Rent paid to the stockholder totaled $2,160 in 1996. The Company also leases showrooms, office space, and storage lots from companies under common control. Rent paid to these companies in 1996 totaled $815.

   The Company received rental income of $348 in 1996 from a related company for the use of a portion of a lot and a showroom.

   Management fees paid to a related company, consisting primarily of charges for the salary of the principal owner and administrative services, totaled approximately $2,500.

   Notes receivable--related parties bear interest at 6.5% for 1996. Interest income on these notes totalled $489 in 1996.

9. SUBSEQUENT EVENT (UNAUDITED):

   In April 1997, the stockholders of the Company sold 100% of the stock of the entities included in the Combined Group to United Auto Group, Inc.

                                   [LOGO]
                           UNITED AUTO GROUP, INC.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expense (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

   A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

   The Company has adopted provisions in its Certificate of Incorporation and Bylaws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the DGCL. Certain directors are also entitled to indemnification from the organizations that employ them.

   The Company has purchased insurance on behalf of its officers and directors for liabilities arising out of their capacities as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits:

        NO.                            DESCRIPTION
        --                             -----------
      ***3.1       Third Restated Certificate of Incorporation of the Company.
        *3.2       Restated Bylaws of the Company.
        +3.3       Certificate of Incorporation of UAG Northeast, Inc.
        +3.4       Bylaws of UAG Northeast, Inc.
        +3.5       Certificate of Incorporation of UAG Northeast (NY), Inc.
        +3.6       Bylaws of UAG Northeast (NY), Inc.
        +3.7       Certificate of Incorporation of DiFeo Partnership, Inc.
        +3.8       Bylaws of DiFeo Partnership, Inc.
        +3.9       Certificate of Incorporation of DiFeo Partnership VIII, Inc.
        +3.10      Bylaws of DiFeo Partnership VIII, Inc.
        +3.11      Certificate of Incorporation of DiFeo Partnership IX, Inc.
        +3.12      Bylaws of DiFeo Partnership IX, Inc.
        +3.13      Certificate of Incorporation of DiFeo Partnership HCT, Inc.

                               II-1

        NO.                            DESCRIPTION
        --                             -----------
       +3.14       Bylaws of DiFeo Partnership HCT, Inc.
       +3.15       Certificate of Incorporation of DiFeo Partnership RCM, Inc.
       +3.16       Bylaws of DiFeo Partnership RCM, Inc.
       +3.17       Certificate of Incorporation of DiFeo Partnership RCT, Inc.
       +3.18       Bylaws of DiFeo Partnership RCT, Inc.
       +3.19       Certificate of Incorporation of DiFeo Partnership SCT, Inc.
       +3.20       Bylaws of DiFeo Partnership SCT, Inc.
       +3.21       Certificate of Incorporation of Hudson Toyota, Inc.
       +3.22       Bylaws of Hudson Toyota, Inc.
       +3.23       Certificate of Incorporation of Somerset Motors, Inc.
       +3.24       Bylaws of Somerset Motors, Inc.
       +3.25       Partnership Agreement of County Auto Group Partnership.
       +3.26       Partnership Agreement of Danbury Auto Partnership.
       +3.27       Partnership Agreement of Danbury Chrysler Plymouth Partnership.
       +3.28       Partnership Agreement of DiFeo BMW Partnership.
       +3.29       Partnership Agreement of DiFeo Chevrolet Geo Partnership.
       +3.30       Partnership Agreement of DiFeo Chrysler Plymouth Jeep Eagle Partnership.
       +3.31       Partnership Agreement of DiFeo Hyundai Partnership.
       +3.32       Partnership Agreement of DiFeo Leasing Partnership.
       +3.33       Partnership Agreement of DiFeo Nissan Partnership.
       +3.34       Partnership Agreement of Fair Chevrolet Geo Partnership.
       +3.35       Partnership Agreement of Fair Hyundai Partnership.
       +3.36       Partnership Agreement of Hudson Motors Partnership.
       +3.37       Partnership Agreement of J&F Oldsmobile Partnership.
       +3.38       Partnership Agreement of OCM Partnership.
       +3.39       Partnership Agreement of OCT Partnership.
       +3.40       Partnership Agreement of Rockland Motors Partnership.
       +3.41       Partnership Agreement of Somerset Motors Partnership.
       +3.42       Certificate of Incorporation of United Landers, Inc.
       +3.43       Bylaws of United Landers, Inc.
       +3.44       Articles of Incorporation of Landers Auto Sales, Inc.
       +3.45       Bylaws of Landers Auto Sales, Inc.
       +3.46       Articles of Incorporation of Landers Buick-Pontiac, Inc.
       +3.47       Bylaws of Landers Buick-Pontiac, Inc.
       +3.48       Articles of Incorporation of Landers United Auto Group, Inc.
       +3.49       Bylaws of Landers United Auto Group, Inc.
       +3.50       Articles of Incorporation of Landers United Auto Group No. 2, Inc.
       +3.51       Bylaws of Landers United Auto Group No. 2, Inc.
       +3.52       Articles of Incorporation of Landers United Auto Group No. 3, Inc.
       +3.53       Bylaws of Landers United Auto Group No. 3, Inc.
       +3.54       Articles of Incorporation of Landers United Auto Group No. 4, Inc.
       +3.55       Bylaws of Landers United Auto Group No. 4, Inc.
       +3.56       Certificate of Incorporation of UAG Atlanta, Inc.
       +3.57       Bylaws of UAG Atlanta, Inc.
       +3.58       Certificate of Incorporation of Atlanta Toyota, Inc.
       +3.59       Bylaws of Atlanta Toyota, Inc.

                               II-2

        NO.                            DESCRIPTION
        --                             -----------
      +3.60        Certificate of Incorporation of UAG Atlanta II, Inc.
      +3.61        Bylaws of UAG Atlanta II, Inc.
      +3.62        Articles of Incorporation of United Nissan, Inc., a Georgia corporation.
      +3.63        Bylaws of United Nissan, Inc., a Georgia corporation.
      +3.64        Certificate of Incorporation of UAG Atlanta III, Inc.
      +3.65        Bylaws of UAG Atlanta III, Inc.
      +3.66        Articles of Incorporation of Peachtree Nissan, Inc.
      +3.67        Bylaws of Peachtree Nissan, Inc.
      +3.68        Certificate of Incorporation of UAG West, Inc.
      +3.69        Bylaws of UAG West, Inc.
      +3.70        Articles of Incorporation of LRP, Ltd.
      +3.71        Bylaws of LRP, Ltd.
      +3.72        Articles of Incorporation of SA Automotive, Ltd.
      +3.73        Bylaws of SA Automotive, Ltd.
      +3.74        Articles of Incorporation of SL Automotive, Ltd.
      +3.75        Bylaws of SL Automotive, Ltd.
      +3.76        Articles of Incorporation of Scottsdale Audi, Ltd.
      +3.77        Bylaws of Scottsdale Audi, Ltd.
      +3.78        Articles of Incorporation of Scottsdale Management Group, Ltd.
      +3.79        Bylaws of Scottsdale Management Group, Ltd.
      +3.80        Articles of Incorporation of SK Motors, Ltd.
      +3.81        Bylaws of SK Motors, Ltd.
      +3.82        Articles of Incorporation of SPA Automotive, Ltd.
      +3.83        Bylaws of SPA Automotive, Ltd.
      +3.84        Articles of Incorporation of Sun BMW, Ltd.
      +3.85        Bylaws of Sun BMW, Ltd.
      +3.86        Certificate of Incorporation of UAG Atlanta IV, Inc.
      +3.87        Bylaws of UAG Atlanta IV, Inc.
      +3.88        Articles of Incorporation of UAG Atlanta IV Motors, Inc.
      +3.89        Bylaws of UAG Atlanta IV Motors, Inc.
      +3.90        Certificate of Incorporation of UAG Atlanta V, Inc.
      +3.91        Bylaws of UAG Atlanta V, Inc.
      +3.92        Articles of Incorporation of Conyers Nissan, Inc.
      +3.93        Bylaws of Conyers Nissan, Inc.
      +3.94        Certificate of Incorporation of UAG Tennessee, Inc.
      +3.95        Bylaws of UAG Tennessee, Inc.
      +3.96        Charter of United Nissan, Inc., a Tennessee corporation.
      +3.97        Bylaws of United Nissan, Inc., a Tennessee corporation.
      +3.98        Certificate of Incorporation of UAG Texas, Inc.
      +3.99        Bylaws of UAG Texas, Inc.
      +3.100       Certificate of Incorporation of UAG Texas II, Inc.
      +3.101       Bylaws of UAG Texas II, Inc.
      +3.102       Partnership Agreement of Shannon Automotive, Ltd.
      +3.103       Certificate of Incorporation of UAG Nevada, Inc.
      +3.104       Bylaws of UAG Nevada, Inc.
      +3.105       Articles of Incorporation of United Nissan, Inc., a Nevada corporation.

                               II-3

        NO.                            DESCRIPTION
        --                             -----------
      +3.106       Bylaws of United Nissan, Inc., a Nevada corporation.
      +3.107       Certificate of Incorporation of UAG East, Inc.
      +3.108       Bylaws of UAG East, Inc.
      +3.109       Certificate of Incorporation of Amity Auto Plaza, Ltd.
      +3.110       Bylaws of Amity Auto Plaza, Ltd.
      +3.111       Certificate of Incorporation of Amity Nissan of Massapequa, Ltd.
      +3.112       Bylaws of Amity Nissan of Massapequa, Ltd.
      +3.113       Articles of Incorporation of Auto Mall Payroll Services, Inc.
      +3.114       Bylaws of Auto Mall Payroll Services, Inc.
      +3.115       Articles of Incorporation of Auto Mall Storage, Inc.
      +3.116       Bylaws of Auto Mall Storage, Inc.
      +3.117       Articles of Incorporation of Florida Chrysler Plymouth, Inc.
      +3.118       Bylaws of Florida Chrysler Plymouth, Inc.
      +3.119       Certificate of Incorporation of J&S Auto Refinishing, Ltd.
      +3.120       Bylaws of J&S Auto Refinishing, Ltd.
      +3.121       Articles of Incorporation of Northlake Auto Finish, Inc.
      +3.122       Bylaws of Northlake Auto Finish, Inc.
      +3.123       Articles of Incorporation of Palm Auto Plaza, Inc.
      +3.124       Bylaws of Palm Auto Plaza, Inc.
      +3.125       Articles of Incorporation of West Palm Auto Mall, Inc.
      +3.126       Bylaws of West Palm Auto Mall, Inc.
      +3.127       Articles of Incorporation of West Palm Infiniti, Inc.
      +3.128       Bylaws of West Palm Infiniti, Inc.
      +3.129       Articles of Incorporation of West Palm Nissan, Inc.
      +3.130       Bylaws of West Palm Nissan, Inc.
      +3.131       Certificate of Incorporation of Westbury Nissan, Ltd.
      +3.132       Bylaws of Westbury Nissan, Ltd.
      +3.133       Certificate of Incorporation of Westbury Superstore, Ltd.
      +3.134       Bylaws of Westbury Superstore, Ltd.
      +3.135       Certificate of Incorporation of UAG Carolina, Inc.
      +3.136       Bylaws of UAG Carolina, Inc.
      +3.137       Articles of Incorporation of Gene Reed Chevrolet, Inc.
      +3.138       Bylaws of Gene Reed Chevrolet, Inc.
      +3.139       Articles of Incorporation of Michael Chevrolet-Oldsmobile, Inc.
      +3.140       Bylaws of Michael Chevrolet-Oldsmobile, Inc.
      +3.141       Articles of Incorporation of Reed Lallier Chevrolet, Inc.
      +3.142       Bylaws of Reed Lallier Chevrolet, Inc.
      +3.143       Certificate of Incorporation of UAG Atlanta VI, Inc.
      +3.144       Bylaws of UAG Atlanta VI, Inc.
      +3.145       Articles of Incorporation of United Jeep Eagle Chrysler Plymouth of Stone Mountain, Inc.
      +3.146       Bylaws of United Jeep Eagle Chrysler Plymouth of Stone Mountain, Inc.
      +3.147       Certificate of Incorporation of United AutoCare, Inc.
      +3.148       Bylaws of United AutoCare, Inc.
      +3.149       Certificate of Incorporation of United AutoCare Products, Inc.
      +3.150       Bylaws of United AutoCare Products, Inc.

                               II-4

        NO.                            DESCRIPTION
        --                             -----------
       +3.151      Certificate of Incorporation of UAG Capital Management, Inc.
       +3.152      Bylaws of UAG Capital Management, Inc.
       +3.153      Certificate of Incorporation of UAG Finance Company, Inc.
       +3.154      Bylaws of UAG Finance Company, Inc.
       +4.1        Indenture, dated as of July 23, 1997, among the Company, the Guarantors party thereto and
                   The Bank of New York, as Trustee, including form of Note and Guarantee.
       +4.2        Registration Rights Agreement, dated as of July 23, 1997, among the Company, the Guarantors party thereto, J.P. Morgan Securities Inc., Salomon Brothers Inc, CIBC Wood Gundy
                   Securities Corp., Montgomery Securities and Scotia Capital Markets (USA) Inc.
       +4.3        Indenture, dated as of September 16, 1997, among the Company, the Guarantors party thereto and The Bank of New York, as Trustee, including form of Series B Note and Guarantee.
       +4.4        Registration Rights Agreement, dated September 16, 1997, among the Company, the Guarantors party thereto, J.P. Morgan Securities Inc. and Scotia Capital Markets (USA) Inc.
       +5.1        Opinion of Willkie Far & Gallagher regarding legality of securities.
      *10.1.1.1    Registration Rights Agreement, dated as of October 15, 1993, among the Company and the investors listed therein.
      *10.1.1.2    Amendment to Registration Rights Agreement, dated as of July 31, 1996, among the Company and the investors listed therein.
      *10.1.2      Waiver, Consent and Modification Agreement, dated as of September 22, 1995, among the
                   Company and its stockholders.
      *10.1.3      Letter Agreement, dated September 22, 1996, between the Company and J.P. Morgan Capital
                   Corporation.
      *10.1.4      Form of Warrant.
      *10.1.5      Form of Additional Warrant.
      *10.1.6      Employment Agreement, dated as of June 21, 1996, between the Company and Carl Spielvogel.
      *10.1.7      Severance Agreement, dated April 5, 1996, among the Company, Trace and Ezra P. Mager.
      *10.1.8      Stock Option Plan of the Company.
      *10.1.9      Registration Rights Agreement, dated as of August 1, 1995, among the company and the parties listed on Schedule I thereto.
      *10.1.10     Sublease, dated August 1994, between Overseas Partners, Inc. and the Company.
      *10.1.11     Letter, dated July 24, 1996, from Chrysler Corporation to the Company.
      *10.1.12     Agreement, dated July 24, 1996, between the Company and Toyota Motor Sales U.S.A., Inc.
      *10.1.13     Non-employee Director Compensation Plan of the Company.
      *10.1.14     Form of Agreement among the Company, certain of its affiliates and American Honda Motor
                   Co., Inc.
      *10.1.15     Form of Option Certificate of the Company in favor of Samuel X. DiFeo and Joseph C. DiFeo.
      *10.1.16     Form of Registration Rights Agreement among the Company and the parties listed on Schedule
                   U thereto.
   ****10.1.17     Registration Rights Agreement, dated March 6, 1997, between the Company and Kevin J.
                   Coffey.
   ****10.1.18     Consulting Agreement, dated March 3, 1997, between the Company and Carl Spielvogel.

                               II-5

        NO.                            DESCRIPTION
        --                             -----------
   ****10.1.19     Credit Agreement, dated as of March 20, 1997, among the Company, the Guarantors party thereto, the Banks party thereto, The Bank of Nova Scotia, as Administrative Agent, and
                   Morgan Guaranty Trust Company of New York, as Documentation Agent.
   ****10.1.20     Pledge Agreement, dated as of March 20, 1997, among the Company, the pledgors named therein and The Bank of Nova Scotia, as Administrative Agent.
  *****10.1.21     Registration Rights Agreement, dated May 31, 1997, among the Company, Gene Reed, Jr.,
                   Michael L. Reed, Michael G. Lallier, Deborah B. Lallier, John P. Jones, Charles J.
                   Bradshaw, Charles J. Bradshaw, Jr., Julia D. Bradshaw and William B. Bradshaw.
  *****10.1.22     Registration Rights Agreement, dated April 30, 1997, among the Company and John A.
                   Staluppi.
      *10.2.1.1    Honda Automobile Dealer Sales and Service Agreement, dated October 5, 1995, between
                   American Honda Motor Co. Inc. and Danbury Auto Partnership.
      *10.2.1.2    American Honda Motor Co. Standard Provisions.
      *10.2.2.1    Lexus Dealer Agreement, dated October 5, 1992, between Lexus, a division of Toyota Motor
                   Sales, U.S.A., Inc, and Somerset Motors Partnership.
      *10.2.2.2    Lexus Dealer Agreement Standard Provisions.
      *10.2.3.1    Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement, dated August
                   29, 1994, between Mitsubishi Motor Sales of America, Inc. and Rockland Motors Partnership,
                   as amended August 20, 1996.
      *10.2.3.2    Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement Standard
                   Provisions.
      *10.2.4.1    BMW of North America, Inc. Dealer Agreement, dated January 1, 1994, between BMW of North
                   America, Inc. and DiFeo BMW Partnership, as amended October 21, 1996.
      *10.2.4.2    BMW of North America, Inc. Dealer Standard Provisions Applicable to Dealer Agreement.
      *10.2.5.1    Term Dealer Sales and Service Agreement, dated July 3, 1996, between American Suzuki Motor
                   Corporation and Fair Hyundai Partnership, as amended September 6, 1996.
      *10.2.5.2    Suzuki Dealer Sales and Service Agreement Standard Provisions.
      *10.2.6.1    Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
                   Hudson Motors Partnership.
      *10.2.6.2    Toyota Dealer Agreement Standard Provisions.
      *10.2.7.1    Oldsmobile Division Dealer Sales and Service Agreement, dated October 2, 1992, between
                   General Motors Corporation, Oldsmobile Division and J&F Oldsmobile-Isuzu Partnership, as
                   amended December 20, 1993 and July 23, 1996.
      *10.2.7.2    General Motors Dealer Sales and Service Agreement Standard Provisions.
      *10.2.8.1    Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995, between General
                   Motors Corporation, Chevrolet Motor Division and Fair Chevrolet-Geo Partnership.
      *10.2.9.1    Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan Motor
                   Corporation in U.S.A. and DiFeo Nissan Partnership.
      *10.2.9.2    Nissan Dealer Sales and Service Agreement Standard Provisions.
      *10.2.10.1   Chrysler Corporation Term Sales and Service Agreement, dated August 16, 1995, between Fair
                   Chrysler Plymouth Partnership and Chrysler Corporation.
      *10.2.10.2   Chrysler Corporation Sales and Service agreement Additional Terms and Provisions
      *10.2.11     Chrysler Corporation Eagle Sales and Service Agreement, dated October 8, 1992, between
                   DiFeo Jeep-Eagle Partnership and Chrysler Corporation.

                               II-6

        NO.                            DESCRIPTION
        --                             -----------
      *10.2.12     Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
                   DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler.
      *10.2.13     Chrysler Corporation Plymouth Sales and Service Agreement, dated November 13, 1992, between
                   DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation.
      *10.2.14     Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
                   County Auto Group Partnership.
      *10.2.15.1   Hyundai Motor America Dealer Sales and Service Agreement, dated October 12, 1992, between
                   Hyundai Motor America and Fair Hyundai Partnership as amended November 22, 1993, October
                   12, 1995, March 14, 1996 and September 18, 1996.
      *10.2.15.2   Hyundai Motor America Dealer Sales and Service Agreement Standard Provisions.
      *10.2.16     Hyundai Motor America Dealer Sales and Service Agreement, dated November 22, 1993, as amended April 1, 1994, and November 3, 1995, between Hyundai Motor America and DiFeo
                   Hyundai Partnership.
      *10.2.17     Toyota Dealer Agreement, dated August 23, 1995, between Toyota Motor Distributors, Inc. and
                   OCT Partnership.
      *10.2.18     Mitsubishi Motor Sales of America, Inc. Sales and Service Agreement, dated June 30, 1994, between Mitsubishi Motor Sales of America, Inc. and OCM Partnership.
      *10.2.19     Chrysler Corporation Jeep Sales and Service Agreement, dated October 8, 1992, between DiFeo
                   Jeep-Eagle Partnership and Chrysler Corporation.
      *10.2.20     Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995 between General
                   Motors Corporation, Chevrolet Motor Division and DiFeo Chevrolet-Geo Partnership
      *10.2.21     Isuzu Dealer Sales and Service Agreement, dated as of September 16, 1996 between American
                   Isuzu Motors, Inc. and Fair Cadillac-Oldsmobile-Isuzu Partnership.
      *10.2.22     Isuzu Dealer Sales and Service Agreement Additional Provisions.
      *10.2.26     Settlement Agreement, dated as of October 3, 1996, among the Company and certain of its affiliates, on the one hand, and Samuel X. DiFeo, Joseph C. DiFeo and certain of their affiliates, on the other hand.
      *10.2.27     Form of Agreement and Plan of Merger used in the Minority Exchange of the DiFeo Group.
      *10.2.28     Form of Lease of certain facilities in the DiFeo Group.
      *10.2.29     Lease Agreement, dated September 27, 1990, between J&F Associates and TJGHCC Associates.
      *10.2.30     Lease Agreement, dated October 1, 1992, between Manly Chevrolet, Inc. and County Toyota,
                   Inc.
      *10.2.31     Sublease, dated October 1, 1992, between DiFeo BMW, Inc. and DiFeo BMW Partnership.
  *****10.2.32     Security Agreement and Master Credit Agreement, dated November 22, 1996, between DiFeo
                   Nissan Partnership and Chrysler Credit Corporation (substantially similar to exhibit
                   10.4.16 to the Company's Registration Statement on Form S-1, Registration No. 333-09429)(a
                   substantially similar agreement exists with each dealership in the DiFeo Group).
      *10.3.1      Receivables Purchase Agreement, dated as of June 28, 1995, between Atlantic Auto Funding
                   Corporation and Atlantic Auto Finance Corporation.
      *10.3.2      Loan and Security Agreement, dated as of June 28, 1995, among Atlantic Auto Funding
                   Corporation, Atlantic Auto Finance Corporation and Citibank, N.A.
      *10.3.3      Support Agreement of the Company, dated as of June 28, 1995, in favor of Atlantic Auto
                   Funding Corporation.

                               II-7

        NO.                            DESCRIPTION
        --                             -----------
     *10.3.4       Purchase Agreement, dated as of June 14, 1996, between Atlantic Auto Finance Corporation and Atlantic Auto Second Funding Corporation.
     *10.3.5       Transfer and Administration Agreement, dated as of June 14, 1996, among Atlantic Auto
                   Second Funding Corporation, Atlantic Auto Finance Corporation and Morgan Guaranty Trust
                   Company of New York.
     *10.3.6       Support Agreement of the Company, dated as of June 18, 1996, in favor of Atlantic Auto
                   Second Funding Corporation.
     *10.3.7       Pooling and Servicing Agreement relating to Atlantic Auto Grantor Trust 1996-A, dated as of
                   June 20, 1996, among Atlantic Auto Third Funding Corporation, Atlantic Auto Finance
                   Corporation and The Chase Manhattan Bank.
     *10.3.8       Insurance and Indemnity Agreement, dated as of June 20, 1996, among Financial Security
                   Assurance Inc., Atlantic Auto Third Funding Corporation and Atlantic Auto Finance
                   Corporation.
     *10.3.9       Master Spread Account Agreement, dated as of June 20, 1996, among Atlantic Auto Third
                   Funding Corporation, Financial Security Assurance Inc. and The Chase Manhattan Bank.
     *10.3.10      Lease Agreement, dated as of March 18, 1994, between Perinton Hills and the Company, including guaranty of lease of Atlantic Auto Finance Corporation.
     *10.4.1       Amended and Restated Stock Purchase Agreement, dated as of July 1, 1995, among the Company,
                   Landers Auto Sales, Inc., Steve Landers, John Landers and Bob Landers.
     *10.4.2       Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
                   Landers.
     *10.4.3       Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
                   Landers.
     *10.4.4       Guarantee of the Company, dated as of August 1, 1995, in favor of Steve Landers and John
                   Landers.
     *10.4.5       Employment Agreement, dated as of August 1, 1995, between Landers Auto Sales, Inc. and
                   Steve Landers.
     *10.4.6       Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
                   Landers Auto Sales, Inc., regarding Jeep-Eagle premises.
     *10.4.7       Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
                   Landers Auto Sales, Inc., regarding Oldsmobile-GMC premises.
     *10.4.8       Shareholders' Agreement, dated as of August 1, 1995, among the Company, United Landers,
                   Inc., Landers Auto Sales, Inc., Steve Landers and John Landers.
     *10.4.9       Chrysler Corporation Eagle Sales and Service Agreement, dated August 16, 1995, between
                   United Landers Auto Sales, Inc. and Chrysler Corporation.
     *10.4.10      Chrysler Corporation Jeep Sales and Service Agreement, dated August 16, 1995, between
                   United Landers Auto Sales, Inc. and Chrysler Corporation.
     *10.4.11      Chrysler Corporation Dodge Sales and Service Agreement, dated August 16, 1995, between
                   United Landers Auto Sales, Inc. and Chrysler Corporation.
     *10.4.12      Chrysler Corporation Plymouth Sales and Service Agreement, dated August 16, 1995, between
                   United Landers Auto Sales, Inc. and Chrysler Corporation.
     *10.4.13      Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
                   United Landers Auto Sales, Inc. and Chrysler Corporation.
     *10.4.14      Oldsmobile Division Dealer Sales and Service Agreement, dated November 1, 1995, between
                   General Motors Corporation, Oldsmobile Division and United Landers Auto Sales, Inc.

                               II-8

        NO.                            DESCRIPTION
        --                             -----------
     *10.4.15      GMC Truck Division Dealer Sales and Service Agreement, dated November 1, 1995, between
                   General Motors Corporation, GMC Truck Division and United Landers Auto Sales, Inc.
     *10.4.16      Security Agreement and Master Credit Agreement, dated October 25, 1993, between Landers
                   Oldsmobile-GMC Inc. and Chrysler Credit Corporation.
     *10.4.17      Security Agreement and Master Credit Agreement, dated May 17, 1989, between Landers
                   Jeep-Eagle, Inc. and Chrysler Credit Corporation.
     *10.4.18      Continuing Guaranty of United Landers, Inc., dated August 15, 1994, in favor of Chrysler
                   Credit Corporation.
     *10.4.19      Commercial Loan Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc. and
                   The Benton State Bank.
     *10.4.20      Commercial Security Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc.
                   and The Benton State Bank.
     *10.4.21      Agreement, dated July 31, 1995, between the Company and General Motors Corporation,
                   Oldsmobile Division.
     *10.5.1       Stock Purchase Agreement, dated as of November 17, 1995, among the Company, UAG Atlanta,
                   Inc., Atlanta Toyota, Inc, and Carl H. Westcott.
     *10.5.2       Promissory Note of UAG Atlanta, Inc., dated January 16, 1996, in favor of Carl H. Westcott.
     *10.5.3       Guaranty of the Company, dated as of January 16, 1996, in favor of Carl H. Westcott.
     *10.5.4       Promissory Note of Atlanta Toyota, Inc., dated January 16, 1996, in favor of First Extended
                   Service Corporation.
     *10.5.5       Guaranty of the Company, dated as of January 16, 1996, in favor of Carl H. Westcott.
     *10.5.6       Lease Agreement, dated as of January 3, 1996, between Carl Westcott and Atlanta Toyota,
                   Inc.
     *10.5.7       Lease Guaranty of the Company, dated as of January 16, 1995, in favor of Carl Westcott.
     *10.5.8       Toyota Dealer Agreement, dated January 16, 1996, between Southeast Toyota Motor
                   Distributors, Inc. and Atlanta Toyota, Inc.
     *10.5.9       Wholesale Floor Plan Security Agreement, dated May 24, 1996, between World Omni Financial
                   Corp. and Atlanta Toyota, Inc.
     *10.5.10      Continuing Guaranty of the Company in favor of World Omni Financial Corp. and certain affiliates.
     *10.5.11      Inventory Financing Payment Agreement, dated May 24, 1996, among Atlanta Toyota, Inc.,
                   Fidelity Warranty Services, Inc. and World Omni Financial Corp.
     *10.5.12      Shareholders' Agreement, dated as of July 31, 1996, among the Company, UAG Atlanta, Inc.,
                   Atlanta Toyota and John Smith.
     *10.5.13      Employment Agreement, dated as of January 16, 1996, among the Company, UAG Atlanta, Inc.
                   and John Smith.
     *10.6.1       Stock Purchase Agreement, dated as of March 1, 1996, among the Company, UAG Atlanta II,
                   Inc., Steve Rayman Nissan, Inc., Steven L. Rayman and Richard W. Keffer, Jr.
     *10.6.2       Employment Agreement, dated as of May 1, 1996, among the Company, UAG Atlanta II, In.,
                   Steve Rayman Nissan, Inc. and Bruce G. Dunker.
     *10.6.3       Lease Agreement, dated as of May 1, 1996, among Steven L. Rayman, Richard W. Keffer, Jr.
                   and Steve Rayman Nissan, Inc.
     *10.6.4       Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan Motor
                   Corporation in U.S.A. and United Nissan, Inc.

                               II-9

        NO.                            DESCRIPTION
        --                             -----------
     *10.6.5       Wholesale Floor Plan Security Agreement, dated April 29, 1996, between World Omni Financial
                   Corp. and United Nissan, Inc.
     *10.6.6       Continuing Guaranty of the Company, dated April 29, 1996, in favor of World Omni Financial
                   Corp. and certain affiliates.
     *10.7.1       Stock Purchase Agreement, dated as of June 7, 1996, among the Company, UAG Atlanta III,
                   Inc. Hickman Nissan, Inc., Lynda Jane Hickman and Lynda Jane Hickman as Executrix under the will of James Franklin Hickman, Jr., deceased.
     *10.7.2       Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan Motor
                   Corporation in U.S.A. and Peachtree Nissan, Inc.
     *10.7.3       Automotive Wholesale Financing and Security Agreement, dated July 12, 1996, between Nissan
                   Motor Acceptance Corporation and Peachtree Nissan, Inc.
     *10.7.4       Guaranty of the Company and UAG Atlanta III, Inc., dated July 12, 1996, in favor of Nissan
                   Motor Acceptance Corporation.
     *10.7.5       Promissory Note of UAG Atlanta III, Inc., dated July 12, 996, in favor of Lynda Jane
                   Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.6       Guaranty of Note of Hickman Nissan, Inc., dated July 12, 1996, in favor of Lynda Jane
                   Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.7       Guaranty of Note of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
                   Executrix under the will of James Franklin Hickman, Jr.
     *10.7.8       Lease Agreement, dated July 12, 1996, between Lynda Jane Hickman, as Executrix under the will of James Franklin Hickman, Jr., and Hickman Nissan, Inc.
     *10.7.9       Lease Agreement, dated July 12, 1996, between Argonne Enterprises, Inc. and Hickman Nissan,
                   Inc.
     *10.7.10      Guaranty of Lease of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, Jr.
     *10.7.11      Guaranty of Lease of the Company, dated July 12, 1996, in favor of Argonne Enterprises,
                   Inc.
     *10.8.1       Stock Purchase Agreement, dated as of June 6, 1996, among the Company, UAG West, Inc.,
                   Scottsdale Jaguar, LTD., SA Automotive, LTD., SL Automotive, LTD., SPA Automotive, LTD.,
                   LRP, LTD., Sun BMW, LTD., Scottsdale Management Group, LTD., 6725 Dealership LTD., Steven
                   Knappenberger Revocable Trust Dated April 15, 1983, as amended, Brochick 6725 Trust dated
                   December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay P.
                   Beskind December 29, 1992, Knappenberger 6725 Trust dated and George W. Brochick, as amended on October 21, 1996 by Amendment No. 1, Amendment No. 2 and Amendment No. 3.
     *10.8.2       Purchase and Sale Agreement, 6905 E. McDowell Road, dated June 6, 1996, among Steven
                   Knappenberger, as Trustee of the Steven Knappenberger Revocable Trust II, Bruce
                   Knappenberger, as Trustee of the Bruce Knappenberger Trust and UAG West, Inc. and Steven
                   Knappenberger.
     *10.8.3       Form of Employment Agreement between the Company, UAG West, Inc., and Steven Knappenberger.
     *10.8.4       Form of Broker's Agreement between UAG West, Inc. and KBB, Inc.
     *10.8.5.1     Form of Audi Dealer Agreement.
     *10.8.5.2     Audi Standard Provisions.
     *10.8.6.1     Form of Acura Automobile Dealer Sales and Service Agreement.
     *10.8.6.2     Acura Standard Provisions.
     *10.8.7.1     Form of BMW of North America Dealer Agreement.
     *10.8.8.1     Form of Porsche Sales and Service Agreement.
     *10.8.8.2     Form of Addendum to Porsche Sales and Service Agreement.

                              II-10

        NO.                            DESCRIPTION
        --                             -----------
      *10.8.9.1    Form of Land Rover North America, Inc. Dealer Agreement.
      *10.8.9.2    Land Rover Standard Provisions.
      *10.8.10     Sublease, dated June 7, 1988, between Max of Switzerland and Scottsdale Porsche & Audi,
                   Ltd.
      *10.8.11     Lease, dated October 1990, between Lisa B. Zelinsky and R.J. Morgan Corporation of America
                   and Scottsdale Hyundai, Ltd.
      *10.8.12     Sublease, dated July 1, 1995, between Camelback Automotive, Inc. and LRP Ltd.
      *10.8.13     Lease, dated February 27, 1995, between Lee S. Maas and Sun BMW Ltd.
      *10.8.14     Form of Shareholders' Agreement among UAG West, Inc., SK Motors, Ltd., and the
                   Knappenberger Revocable Trust.
      *10.8.15     Form of Management Agreement among the Company, UAG West, Inc. and Scottsdale Jaguar, Ltd.
      *10.8.16     Form of Lease Agreement between 6725 Agent and Scottsdale Jaguar, Ltd.
      *10.8.17     Form of Indemnification Agreement among the Company, UAG West, Inc., Scottsdale Jaguar,
                   Ltd., Steven Knappenberger, and certain other individuals and trusts.
      *10.8.18     Form of Real Estate Loan and Security Agreement, made by SA Automotive, Ltd. for the benefit of Chrysler Financial Corporation.
      *10.8.19     Form of Security Agreement and Master Credit Agreement of Chrysler Credit Corporation.
      *10.8.20     Form of Continuing Guaranty of each of the Company and UAG West, Inc. in favor of Chrysler
                   Credit Corporation.
  *****10.8.21     Dealer Agreement, dated as of February 28, 1997, between Rolls-Royce Motor Cars Inc. and
                   Scottsdale Audi, Ltd.
      *10.9.1      Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
                   Charles Evans BMW, Inc. and Charles F. Evans.
      *10.9.2      Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
                   Charles Evans Nissan, Inc. and Charles F. Evans.
      *10.9.3      Form of Dealer Agreement between BMW North America, Inc. and Charles Evans BMW Inc.
      *10.9.4      Form of Nissan Dealer Term Sales and Service Agreement between Nissan Motor Corporation in
                   U.S.A. and Charles Evans Nissan, Inc.
      *10.9.5      Form of Lease Agreement between Charles F. Evans and Charles Evans BMW, Inc.
      *10.9.6      Form of Lease Guaranty of the Company in favor of Charles F. Evans.
      *10.9.7      Form of Lease Agreement between Charles F. Evans and Charles Evans Nissan, Inc.
      *10.9.8      Form of Lease Guaranty of the Company in favor of Charles F. Evans.
      *10.9.9      Form of Purchase and Sale Agreement for Charles Evans BMW Property between Charles F. Evans and the Company.
      *10.9.10     Form of Purchase and Sale Agreement for Charles Evans Nissan Property between Charles F.
                   Evans and the Company.
      *10.9.11     Form of Inventory Financing and Security Agreement between BMW Financial Services NA, Inc.
                   and UAG Atlanta IV Motors Inc.
      *10.9.12     Form of Guaranty of the Company in favor of BMW Financial Services NA, Inc.
      *10.9.13     Form of Inventory Financing and Security Agreement between BMW Financial Services NA, Inc.
                   and Conyers Nissan, Inc.
      *10.9.14     Form of Guaranty of the Company in favor of BMW Financial Services NA, Inc.
      *10.10.1     Stock Purchase Agreement, dated September 5, 1996, among the Company, UAG Tennessee, Inc.,
                   Standefer Motor Sales, Inc., Charles A. Standefer and Charles A. Standefer and Karen S.
                   Nicely, trustees under the Irrevocable Trust Agreement of Charles B. Standefer for the
                   primary benefit of children, dated December 21, 1992.

                              II-11

        NO.                            DESCRIPTION
        --                             -----------
       *10.10.2    Form of Nissan Dealer Term Sales and Service Agreement between Nissan Motor Corporation in
                   U.S.A. and Conyers Nissan, Inc.
       *10.10.3    Form of Lease Agreement between Standefer Investment Company and Standefer Motor Sales,
                   Inc.
       *10.10.4    Form of Lease Guaranty of the Company in favor of Standefer Investment Company.
       *10.10.5    Form of Security Agreement and Master Credit Agreement between Chrysler Credit Corporation and Standefer Motor Sales, Inc.
       *10.10.6    Form of Continuing Guaranty of each of the Company and UAG Tennessee, Inc. in favor of
                   Chrysler Credit Corporation.
      **10.11.1    Agreement and Plan of Merger, dated December 16, 1996, among Crown Jeep Eagle, Inc.,
                   Berylson, Inc., Shannon Automotive, Ltd., Kevin J. Coffey, Paul J. Rhodes, the Company, UAG
                   Texas, Inc. and UAG Texas II, Inc.
    ****10.11.2    Chrysler Corporation Dodge Sales and Service Agreement, dated April 2, 1997, between
                   Shannon Automotive, Ltd. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
    ****10.11.3    Chrysler Corporation Jeep Sales and Service Agreement, dated April 2, 1997, between Shannon
                   Automotive, Ltd. and Chrysler Corporation (substantially similar to exhibit 10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
    ****10.11.4    Chrysler Corporation Eagle Sales and Service Agreement, dated April 2, 1997, between
                   Shannon Automotive, Ltd. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
    ****10.11.5    Chrysler Corporation Chrysler Sales and Service Agreement, dated April 2, 1997, between
                   Shannon Automotive, Ltd. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
    ****10.11.6    Chrysler Corporation Plymouth Sales and Service Agreement, dated April 2, 1997, between
                   Shannon Automotive, Ltd. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
   *****10.12.1    Stock Purchase Agreement, dated February 7, 1997, among the Company, UAG Nevada, Inc., Gary
                   Hanna Nissan, Inc., The Gary W. Hanna Family Trust Restated December 18, 1990 and Gary W.
                   Hanna, as amended April 22, 1997.
   *****10.12.2    Nissan Dealer Term Sales and Service Agreement, dated April, 22 1997, between the Nissan
                   Division of Nissan Motor Corporation in U.S.A. and Gary Hanna Nissan, Inc. (substantially similar to exhibit 10.2.9.1 to the Company's Registration Statement on Form S-1,
                   Registration No. 333-09429).
   *****10.12.3    Security Agreement and Master Credit Agreement, dated April 22, 1997, between Gary Hanna
                   Nissan, Inc. and Chrysler Credit Corporation (substantially similar to exhibit 10.4.16 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
   *****10.13.1    Stock Purchase Agreement, dated February 19, 1997, among the Company, UAG East, Inc., Amity
                   Auto Plaza Ltd., Massapequa Imports Ltd., Westbury Nissan Ltd., Westbury Superstore Ltd.,
                   J&S Auto Refinishing Ltd., Florida Chrysler Plymouth Jeep Eagle Inc., Palm Auto Plaza Inc.,
                   West Palm Infiniti Inc., West Palm Nissan Inc., Northlake Auto Finish Inc., John A.
                   Staluppi and John A. Staluppi, Jr., as amended April 7, 1997 and April 30, 1997.

                              II-12

        NO.                            DESCRIPTION
        --                             -----------
  *****10.13.2     Chrysler Corporation Eagle Sales and Service Agreement, dated May 2, 1997, between Florida
                   Chrysler Plymouth, Inc. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.3     Chrysler Corporation Chrysler Sales and Service Agreement, dated May 2, 1997, between
                   Florida Chrysler Plymouth, Inc. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.4     Chrysler Corporation Jeep Sales and Service Agreement, dated May 2, 1997, between Florida
                   Chrysler Plymouth, Inc. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.5     Chrysler Corporation Plymouth Sales and Service Agreement, dated May 2, 1997, between
                   Florida Chrysler Plymouth, Inc. and Chrysler Corporation (substantially similar to exhibit
                   10.2.10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.6     Toyota Dealer Agreement, dated June 16, 1997, between Southeast Toyota Distributors, Inc.
                   and Palm Auto Plaza, Inc. (substantially similar to exhibit 10.2.10.1 to the Company's
                   Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.7     Toyota Dealer Agreement, dated June 18, 1997, between Toyota Motor Sales, U.S.A., Inc. and
                   Westbury Superstore, Ltd. (substantially similar to exhibit 10.2.10.1 to the Company's
                   Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.8     Toyota Dealer Agreement, dated June 18, 1997, between Toyota Motor Sales, U.S.A., Inc. and
                   Amity Auto Plaza, Ltd. (substantially similar to exhibit 10.2.10.1 to the Company's
                   Registration Statement on Form S-1, Registration No. 333-09429).
  *****10.13.9     Nissan Dealer Term Sales and Service Agreement, dated April 30, 1997, between the Nissan
                   Division of Nissan Motor Corporation in U.S.A. and Amity Nissan of Massapequa, Ltd.
                   (substantially similar to exhibit 10.2.9.1 to the Company's Registration Statement on Form
                   S-1, Registration No. 333-09429).
  *****10.13.10    Nissan Dealer Term Sales and Service Agreement, dated April 30, 1997, between the Nissan
                   Division of Nissan Motor Corporation in U.S.A. and West Palm Nissan, Inc. (substantially similar to exhibit 10.2.9.1 to the Company's Registration Statement on Form S-1,
                   Registration No. 333-09429).
  *****10.13.11    Nissan Dealer Term Sales and Service Agreement, dated April 30, 1997, between the Nissan
                   Division of Nissan Motor Corporation in U.S.A. and Westbury Nissan, Ltd. (substantially similar to exhibit 10.2.9.1 to the Company's Registration Statement on Form S-1,
                   Registration No. 333-09429).
  *****10.13.12    Infiniti Dealer Term Sales and Service Agreement, dated April 30, 1997, between the
                   Infiniti Division of Nissan Motor Corporation in U.S.A. and West Palm Infiniti, Inc.
                   (substantially similar to exhibit 10.2.9.1 to the Company's Registration Statement on Form
                   S-1, Registration No. 333-09429).
  *****10.13.13    Wholesale Floor Plan Security Agreement, dated April 30, 1997, between World Omni Financial
                   Corp. and Florida Chrysler Plymouth, Inc. (substantially similar to exhibit 10.5.9 to the
                   Company's Registration Statement on Form S-1, Registration No. 333-09429)(a substantially similar agreement exists with each dealership in the Staluppi Group).
   ****10.14.1     Stock Purchase Agreement, dated March 5, 1997, among the Company, Marshal Mize Ford, Inc.,
                   Wade Ford, Inc., Wade Ford Buford, Inc., Marshal D. Mize, Alan K. Arnold, Lewis J. Dyer and
                   Gary R. Billings.

                              II-13

        NO.                            DESCRIPTION
        --                             -----------
   *****10.15.1    Stock Purchase Agreement, dated April 12, 1997, among the Company, Gene Reed Chevrolet,
                   Inc., Michael Chevrolet-Oldsmobile, Inc., Reed-Lallier Chevrolet, Inc., Gene Reed, Jr.,
                   Michael L. Reed, Michael G. Lallier, Deborah B. Lallier, John P. Jones, Charles J.
                   Bradshaw, Charles J. Bradshaw, Jr., Julia D. Bradshaw and William B. Bradshaw, as amended
                   May 31, 1997.
   *****10.15.2    Chevrolet-Geo Dealer Sales and Service Agreement, dated June 1, 1997, between General
                   Motors Corporation, Chevrolet Motor Division and Gene Reed Chevrolet, Inc. (substantially similar to exhibit 10.2.8.1 to the Company's Registration Statement on Form S-1,
                   Registration No. 333-09429).
   *****10.15.3    Chevrolet-Geo Dealer Sales and Service Agreement, dated June 1, 1997, between General
                   Motors Corporation, Chevrolet Motor Division and Reed-Lallier Chevrolet, Inc.
                   (substantially similar to exhibit 10.2.8.1 to the Company's Registration Statement on Form
                   S-1, Registration No. 333-09429).
   *****10.15.4    Chevrolet-Geo Dealer Sales and Service Agreement, dated June 1, 1997, between General
                   Motors Corporation, Chevrolet Motor Division and Michael Chevrolet-Oldsmobile, Inc.
                   (substantially similar to exhibit 10.2.8.1 to the Company's Registration Statement on Form
                   S-1, Registration No. 333-09429).
   *****10.15.5    Wholesale Security Agreement, dated April 1, 1981, between General Motors Acceptance
                   Corporation and Gene Reed Chevrolet, Inc., as amended September 3, 1992, April 3, 1995 and
                   September 27, 1996 (a substantially similar agreement exists with each dealership in the
                   Reed Group).
   *****10.16.1    Stock Purchase Agreement, dated January 8, 1997, by and among the Company, Landers Auto
                   Sales, Inc., Landers United Auto Group No. 4, Inc., Landers Buick Pontiac, Inc. and Lance
                   Landers, as amended January 8, 1997.
   *****10.16.2    Isuzu Dealer Sales and Service Agreement, dated as of June 6, 1997, between American Isuzu
                   Motors, Inc. and Landers Auto Sales, Inc. (substantially similar to exhibit 10.2.2.1 to the
                   Company's Registration Statement on Form S-1, Registration No. 333-09429).
   *****10.16.3    Pontiac-GMC Division Dealer Sales and Service Agreement, dated June 6, 1997, between
                   General Motors Corporation, Pontiac and Landers Buick-Pontiac, Inc. (substantially similar to exhibit 10.2.7.1 to the Company's Registration Statement on Form S-1, Registration No.
                   333-09429).
   *****10.16.4    Security Agreement and Master Credit Agreement, dated June 13, 1997, between Landers
                   Buick-Pontiac, Inc. and Chrysler Credit Corporation (substantially similar to exhibit
                   10.4.16 to the Company's Registration Statement on Form S-1, Registration No. 333-09429).
       +21.1       List of subsidiaries of the Company.
        23.1.1     Consent of Coopers & Lybrand L.L.P.
        23.1.2     Consent of Coopers & Lybrand L.L.P.
        23.1.3     Consent of Coopers & Lybrand L.L.P.
       +23.2       Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).
        24.1       Powers of Attorney (included in signature pages).
       +25.1       Statement of Eligibility of Trustee on Form T-1.
        27.1       Financial Data Schedule.

                              II-14

        NO.                            DESCRIPTION
        --                             -----------
       +99.1       Form of Letter of Transmittal.
       +99.2       Form of Notice of Guaranteed Delivery.

------------
* Incorporated herein by reference to the identically numbered exhibit to the Company's Registration Statement on Form S-1, Registration No. 333-09429.
** Incorporated herein by reference to the identically numbered exhibit to the Company's Current Report on Form 8-K filed on December 24, 1996, File No. 1-12297.
*** Incorporated herein by reference to the identically numbered exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-12297.
**** Incorporated herein by reference to the identically numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 1-12297.
***** Incorporated herein by reference to the identically numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-12297.
+        To be filed by amendment.

ITEM 22. UNDERTAKINGS.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          UNITED AUTO GROUP, INC.

                                          By: /s/ Marshall S. Cogan
                                              -------------------------------
                                              Marshall S. Cogan
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                              TITLE                               DATE
---------------------------  --------------------------------------------- ----------------------
   /s/ Marshall S. Cogan     Chairman of the Board, Chief Executive        September 18, 1997
 --------------------------- Officer and President
      Marshall S. Cogan

     /s/ Karl H. Winters     Executive Vice President and                  September 18, 1997
 --------------------------- Chief Financial Officer
       Karl H. Winters       (Principal Financial Officer)

   /s/ James R. Davidson     Senior Vice President--Finance and            September 18, 1997
 --------------------------- Treasurer (Principal Accounting Officer)
      James R. Davidson

    /s/ Robert H. Nelson     Executive Vice President--Operations          September 18, 1997
 --------------------------  and Director
       Robert H. Nelson

   /s/ Richard Sinkfield     Executive Vice President--Administration and  September 18, 1997
 --------------------------- Director
      Richard Sinkfield

  /s/ Michael R. Eisenson    Director                                      September 18, 1997
 ---------------------------
     Michael R. Eisenson

     /s/ John J. Hannan      Director                                      September 18, 1997
 ---------------------------
        John J. Hannan

       /s/ Jules Kroll       Director                                      September 18, 1997
 ---------------------------
         Jules Kroll

     /s/ John M. Sallay      Director                                      September 18, 1997
 ---------------------------
        John M. Sallay

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          UAG NORTHEAST, INC.
                                          UAG NORTHEAST (NY), INC.
                                          DIFEO PARTNERSHIP, INC.
                                          DIFEO PARTNERSHIP VIII, INC.
                                          DIFEO PARTNERSHIP IX, INC.
                                          DIFEO PARTNERSHIP HCT, INC.
                                          DIFEO PARTNERSHIP RCM, INC.
                                          DIFEO PARTNERSHIP RCT, INC.
                                          DIFEO PARTNERSHIP SCT, INC.
                                          HUDSON TOYOTA, INC.
                                          SOMERSET MOTORS, INC.
                                          UNITED LANDERS, INC.
                                          LANDERS AUTO SALES, INC.
                                          LANDERS BUICK-PONTIAC, INC.
                                          LANDERS UNITED AUTO GROUP, INC.
                                          LANDERS UNITED AUTO GROUP NO. 2,
                                          INC.
                                          LANDERS UNITED AUTO GROUP NO. 3,
                                          INC.
                                          LANDERS UNITED AUTO GROUP NO. 4,
                                          INC.
                                          UAG ATLANTA, INC.
                                          ATLANTA TOYOTA, INC.
                                          UAG ATLANTA II, INC.
                                          UNITED NISSAN, INC.,
                                           a Georgia corporation
                                          UAG ATLANTA III, INC.
                                          PEACHTREE NISSAN, INC.
                                          UAG WEST, INC.
                                          LRP, LTD.
                                          SA AUTOMOTIVE, LTD.
                                          SL AUTOMOTIVE, LTD.
                                          SCOTTSDALE AUDI, LTD.
                                          SCOTTSDALE MANAGEMENT GROUP, LTD.
                                          SK MOTORS, LTD.
                                          SPA AUTOMOTIVE, LTD.
                                          SUN BMW, LTD.
                                          UAG ATLANTA IV, INC.
                                          UAG ATLANTA IV MOTORS, INC.
                                          UAG ATLANTA V, INC.
                                          CONYERS NISSAN, INC.
                                          UAG TENNESSEE, INC.
                                          UNITED NISSAN, INC.,
                                           a Tennessee corporation
                                          UAG TEXAS, INC.
                                          UAG TEXAS II, INC.
                                          UAG NEVADA, INC.
                                          UNITED NISSAN, INC.,
                                           a Nevada corporation
                                          UAG EAST, INC.
                                          AMITY AUTO PLAZA, LTD.
                                          AMITY NISSAN OF MASSAPEQUA, LTD.
                                          AUTO MALL PAYROLL SERVICES, INC.

                                          AUTO MALL STORAGE, INC.
                                          FLORIDA CHRYSLER PLYMOUTH, INC.
                                          J&S AUTO REFINISHING, LTD.
                                          NORTHLAKE AUTO FINISH, INC.
                                          PALM AUTO PLAZA, INC.
                                          WEST PALM AUTO MALL, INC.
                                          WEST PALM INFINITI, INC.
                                          WEST PALM NISSAN, INC.
                                          WESTBURY NISSAN, LTD.
                                          WESTBURY SUPERSTORE, LTD.
                                          UAG CAROLINA, INC.
                                          GENE REED CHEVROLET, INC.
                                          MICHAEL CHEVROLET-OLDSMOBILE, INC.
                                          REED LALLIER CHEVROLET, INC.
                                          UAG ATLANTA VI, INC.
                                          UNITED JEEP EAGLE CHRYSLER
                                           PLYMOUTH OF STONE MOUNTAIN, INC.
                                          UNITED AUTOCARE, INC.
                                          UNITED AUTOCARE PRODUCTS, INC.
                                          UAG CAPITAL MANAGEMENT, INC.
                                          UAG FINANCE COMPANY, INC.

                                          By: /s/ Marshall S. Cogan
                                              -------------------------------
                                              Marshall S. Cogan
                                              Chairman of the Board,
                                              Chief Executive Officer and
                                              President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                               DANBURY AUTO PARTNERSHIP
                               DANBURY CHRYSLER PLYMOUTH PARTNERSHIP
                               DIFEO BMW PARTNERSHIP
                               DIFEO CHEVROLET-GEO PARTNERSHIP
                               DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP DIFEO HYUNDAI PARTNERSHIP
                               DIFEO LEASING PARTNERSHIP
                               DIFEO NISSAN PARTNERSHIP
                               FAIR CHEVROLET-GEO PARTNERSHIP
                               FAIR HYUNDAI PARTNERSHIP
                               J&F OLDSMOBILE PARTNERSHIP

                               By DIFEO PARTNERSHIP, INC.
                                  General Partner

                                  By: /s/ Marshall S. Cogan
                                      ---------------------------------------
                                      Marshall S. Cogan
                                      Chairman of the Board,
                                      Chief Executive Officer and President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          HUDSON MOTORS PARTNERSHIP

                                          By DIFEO PARTNERSHIP HCT, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          OCT PARTNERSHIP

                                          By DIFEO PARTNERSHIP VIII, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          OCM PARTNERSHIP

                                          By DIFEO PARTNERSHIP IX, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          SOMERSET MOTORS PARTNERSHIP

                                          By DIFEO PARTNERSHIP SCT, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          COUNTY AUTO GROUP PARTNERSHIP

                                          By DIFEO PARTNERSHIP RCT, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          ROCKLAND MOTORS PARTNERSHIP

                                          By DIFEO PARTNERSHIP RCM, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 18, 1997.

                                          SHANNON AUTOMOTIVE, LTD.

                                          By UAG TEXAS II, INC.
                                             General Partner

                                             By: /s/ Marshall S. Cogan
                                                 ----------------------------
                                                 Marshall S. Cogan
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President

                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Richard Sinkfield and Philip N. Smith, Jr., as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement,
(ii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iii) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                              DATE
-------------------------  -------------------------------------------- ----------------------
  /s/ Marshall S. Cogan    Chairman of the Board, Chief Executive       September 18, 1997
 ------------------------- Officer and President
     Marshall S. Cogan

   /s/ Karl H. Winters     Executive Vice President and                 September 18, 1997
 ------------------------- Chief Financial Officer
      Karl H. Winters      (Principal Financial Officer)

  /s/ James R. Davidson    Senior Vice President--Finance and           September 18, 1997
 ------------------------- Treasurer (Principal Accounting Officer)
     James R. Davidson     and Director

   /s/ Robert H. Nelson    Director                                     September 18, 1997
 -------------------------
      Robert H. Nelson

                              II-26